    As filed with the Securities and Exchange Commission on August 14, 2001
                                                           Registration No. 333-

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               -----------------
                                   FORM S-4
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                               -----------------
                            SEALY MATTRESS COMPANY
            (Exact name of registrant as specified in its charter)

          OHIO                               2510                                  34-0439410
    (State or other      (Primary Standard Industrial Classification  (I.R.S. Employer Identification No.)
    jurisdiction of                      Code Number)
    incorporation or
      organization

               (see following pages for additional registrants)
                               -----------------
                              One Office Parkway
                         Trinity, North Carolina 27370
                                (336) 861-3500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               -----------------
                               Kenneth L. Walker
                              One Office Parkway
                         Trinity, North Carolina 27370
                                (336) 861-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------
Copies of all communications, including communications sent to agent for service, should be sent to:

                                Andrew E. Nagel
                               Kirkland & Ellis
                             153 East 53rd Street
                         New York, New York 10022-4675

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
                               -----------------
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                          Proposed Maximum
Title of Each Class of Securities to be Principal Amount Aggregate Offering    Amount of
              Registered                to be Registered      Price(1)      Registration Fee
---------------------------------------------------------------------------------------------
9.875% Series C Senior Subordinated
  Notes due December 2007..............   $125,000,000      $125,000,000        $31,250

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               SEALY CORPORATION
            (Exact name of registrant as specified in its charter)

           Delaware                         2510                          36-3284147
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer Identification No.)
incorporation or organization)  Classification Code Number)

                OHIO-SEALY MATTRESS MANUFACTURING COMPANY, INC.
            (Exact name of registrant as specified in its charter)

         Massachusetts                             2510                                  04-2511765
(State or other jurisdiction of (Primary Standard Industrial Classification (I.R.S. Employer Identification No.)
incorporation or organization)                 Code Number)

                     OHIO-SEALY MATTRESS MANUFACTURING CO.
            (Exact name of registrant as specified in its charter)

            Georgia                                2510                                  58-1186228
(State or other jurisdiction of (Primary Standard Industrial Classification (I.R.S. Employer Identification No.)
incorporation or organization)                 Code Number)

                     SEALY MATTRESS COMPANY OF PUERTO RICO
            (Exact name of registrant as specified in its charter)

             Ohio                                  2510                                  34-6544153
(State or other jurisdiction of (Primary Standard Industrial Classification (I.R.S. Employer Identification No.)
incorporation or organization)                 Code Number)

                   SEALY MATTRESS COMPANY OF MICHIGAN, INC.
            (Exact name of registrant as specified in its charter)

           Michigan                                2510                                  38-1256567
(State or other jurisdiction of (Primary Standard Industrial Classification (I.R.S. Employer Identification No.)
incorporation or organization)                 Code Number)

                  SEALY MATTRESS COMPANY OF KANSAS CITY, INC.
            (Exact name of registrant as specified in its charter)

           Missouri                                2510                                  44-0523533
(State or other jurisdiction of (Primary Standard Industrial Classification (I.R.S. Employer Identification No.)
incorporation or organization)                 Code Number)

                     SEALY OF MARYLAND AND VIRGINIA, INC.
            (Exact name of registrant as specified in its charter)

           Maryland                                2510                                  52-1192669
(State or other jurisdiction of (Primary Standard Industrial Classification (I.R.S. Employer Identification No.)
incorporation or organization)                 Code Number)

                      SEALY MATTRESS COMPANY OF ILLINOIS
            (Exact name of registrant as specified in its charter)

           Illinois                                2510                                  36-1853967
(State or other jurisdiction of (Primary Standard Industrial Classification (I.R.S. Employer Identification No.)
incorporation or organization)                 Code Number)

                            A. BRANDWEIN & COMPANY
            (Exact name of registrant as specified in its charter)

           Illinois                                2510                                  36-2526330
(State or other jurisdiction of (Primary Standard Industrial Classification (I.R.S. Employer Identification No.)
incorporation or organization)                 Code Number)

                    SEALY MATTRESS COMPANY OF ALBANY, INC.
            (Exact name of registrant as specified in its charter)

           New York                         2510                          14-1325596
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer Identification No.)
incorporation or organization)  Classification Code Number)

                           SEALY OF MINNESOTA, INC.
            (Exact name of registrant as specified in its charter)

           Minnesota                        2510                          41-1227650
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer Identification No.)
incorporation or organization)  Classification Code Number)

                       SEALY MATTRESS COMPANY OF MEMPHIS
            (Exact name of registrant as specified in its charter)

           Tennessee                        2510                          62-0357534
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer Identification No.)
incorporation or organization)  Classification Code Number)

                        NORTH AMERICAN BEDDING COMPANY
            (Exact name of registrant as specified in its charter)

             Ohio                           2510                          34-1449446
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer Identification No.)
incorporation or organization)  Classification Code Number)

                                  SEALY, INC.
            (Exact name of registrant as specified in its charter)

             Ohio                           2510                          34-1439379
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer Identification No.)
incorporation or organization)  Classification Code Number)

           THE OHIO MATTRESS COMPANY LICENSING AND COMPONENTS GROUP
            (Exact name of registrant as specified in its charter)

           Delaware                         2510                          36-1750335
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer Identification No.)
incorporation or organization)  Classification Code Number)

                  SEALY MATTRESS MANUFACTURING COMPANY, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                         2510                          36-3209918
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer Identification No.)
incorporation or organization)  Classification Code Number)

                               SEALY KOREA, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                         2510                          56-2112163
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer Identification No.)
incorporation or organization)  Classification Code Number)

                             SEALY TECHNOLOGY LLC
            (Exact name of registrant as specified in its charter)

        North Carolina                      2510                          56-2168370
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer Identification No.)
incorporation or organization)  Classification Code Number)

                            SEALY REAL ESTATE, INC.
            (Exact name of registrant as specified in its charter)

        North Carolina                      2510                          56-2147751
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer Identification No.)
incorporation or organization)  Classification Code Number)

                         SEALY TEXAS MANAGEMENT, INC.
            (Exact name of registrant as specified in its charter)

             Texas                          2510                          75-1491047
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer Identification No.)
incorporation or organization)  Classification Code Number)

                           SEALY TEXAS HOLDINGS LLC
            (Exact name of registrant as specified in its charter)

        North Carolina                      2510                          56-2164898
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer Identification No.)
incorporation or organization)  Classification Code Number)

                               SEALY TEXAS L.P.
            (Exact name of registrant as specified in its charter)

             Texas                          2510                          62-1799443
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer Identification No.)
incorporation or organization)  Classification Code Number)

                           WESTERN MATTRESS COMPANY
            (Exact name of registrant as specified in its charter)

          California                        2510                          95-3388719
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer Identification No.)
incorporation or organization)  Classification Code Number)

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 Subject to completion, dated August 14, 2001

PROSPECTUS

       , 2001

                            SEALY MATTRESS COMPANY

   Exchange Offer for $125,000,000 principal amount of 9.875% Senior Subordinated Notes due 2007 in exchange for 9.875% Series C Senior Subordinated Notes due 2007

   This exchange offer will expire at 5:00 p.m., New York City Time on     ,
2001 unless we extend the date.

   If you decide to participate in this exchange offer, you will receive exchange notes that will be the same as the notes, except the exchange notes will be registered with the Securities and Exchange Commission and you will be able to offer and sell them freely to any potential buyer. This is beneficial to you since your notes are not registered with the Securities and Exchange Commission and you may not offer or sell the notes without registration or an exemption from registration under federal securities laws.

   There is no public market for the notes or the exchange notes. However, you may trade the notes and the exchange notes in the PORTAL market.

    This investment involves risk. See "Risk Factors" beginning on page 9.


    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
Prospectus Summary......................................................................   1
Risk Factors............................................................................   9
Use of Proceeds.........................................................................  16
Selected Financial Information and Other Data of Sealy Corporation......................  17
Management's Discussion and Analysis of Financial Condition and Results of Operations of
  Sealy Corporation.....................................................................  19
Business................................................................................  27
Management..............................................................................  34
Security Ownership of Beneficial Owners and Management..................................  39
Related Party Transactions..............................................................  42
Description of Other Indebtedness.......................................................  44
Description of Exchange Notes...........................................................  46
The Exchange Offer......................................................................  83
United States Federal Income Tax Considerations.........................................  89
Plan of Distribution....................................................................  89
Legal Matters...........................................................................  90
Experts.................................................................................  90
Additional Information..................................................................  90
Index to Financial Statements........................................................... F-1

                               -----------------

   Unless the context otherwise requires, references in this prospectus to "Sealy" or "we" refer collectively to Sealy Corporation and its wholly-owned subsidiaries, and references to the "Issuer" refer to Sealy Mattress Company, our wholly owned subsidiary and the issuer of the notes. For purposes of this prospectus, all financial information herein is that of Sealy Corporation. The only financial information of the Issuer is included in the guarantor footnote within the Audited Consolidated Financial Statements included within this prospectus. All references to our domestic operations include our operations in Puerto Rico. Fiscal years are identified in this prospectus according to the calendar year in which they end. For example, fiscal 2000 refers to the year ended November 26, 2000.

   The following items referred to in this document are trademarks which are federally registered in the United States pursuant to applicable intellectual property laws and are the property of Sealy Corporation or its subsidiaries:
Sealy, Posturepedic, Stearns & Foster, Crown Jewel, Correct Comfort (stylized), Back Saver, Ortho-zone (stylized), Posture Premier, Everedge, Edgeguard, Infinilux, Marvelux, Miracle Edge, Posturesteel, Posturetech, Sense & Respond, Steelspan, Tru-lok, Ultraedge, Ultrasteel, Dataman, Bassett and University of Sleep.

   The following items referred to in this document are trademarks owned by Sealy Corporation, or its subsidiaries, for which applications for registration are pending in the United States pursuant to applicable intellectual property laws: DSS, Dual Support System, Micro Span, Micro Tek, Resilium, Syner-Flex and Syner Foam.

                              PROSPECTUS SUMMARY

   This summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all of the information that you should consider before investing in our notes. You should read the entire prospectus carefully. This prospectus contains forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in "Risk Factors" and elsewhere in this prospectus.

Sealy

   Sealy Corporation is the leading bedding manufacturer and marketer in North America. Our flagship brands include Sealy, Sealy Posturepedic, Sealy Posturepedic Crown Jewel, Stearns & Foster and Bassett. We offer a broad line of conventional bedding options, including mattresses and foundations, in the promotional, premium and luxury categories, which sell at retail price points from under $200 to approximately $4,000 per queen-size set. The Sealy brand name has been in existence for over 100 years, and has been the number one selling brand in the industry in each of the past 23 years. For the fiscal year ended November 26, 2000, we generated net sales of $1.1 billion and had adjusted EBITDA of $157.1 million.

   Sealy Corporation is a Delaware corporation organized in 1907. Our principal offices are located at One Office Parkway, Trinity, North Carolina 27370, and our telephone number is (336) 861-3500.

                                 THE OFFERING

Notes.......................   The notes were sold by Sealy Mattress Company on
                               April 10, 2001 to Goldman, Sachs & Co., Chase
                               Securities Inc., Deutsche Banc Alex. Brown Inc.
                               and First Union Securities, Inc. The initial purchasers subsequently resold the notes to qualified institutional buyers under Rule 144A of the Securities Act and to a limited number of institutional accredited investors that agreed to comply with certain transfer restrictions and other conditions.

Registration Rights.........   We and the initial purchasers entered into a
                               registration rights agreement dated April 10, 2001. The Registration Rights Agreement grants the holder of the notes certain exchange and registration rights. We intend that the exchange offer satisfy those exchange and registration rights which terminate upon the consummation of the exchange offer.

                              The Exchange Offer

Securities Offered..........   $125,000,000 in aggregate principal amount of
                               Series C 9.875% Senior Subordinated Notes due
                               December 15, 2007.

Exchange Offer..............   $1,000 principal amount of the exchange notes in
                               exchange for each $1,000 principal amount of Senior Subordinated Notes. As of the date of this prospectus, $125.0 million in aggregate principal amount of Senior Subordinated Notes.
                               We will issue the exchange notes to holders on or promptly after the expiration date.

Expiration Date.............   5:00 p.m., New York City time, on       , 2001
                               or a later date and time if we choose to extend
                               this exchange offer. We have no current plans to
                               extend the exchange offer.
Accrued Interest on the
  Exchange Notes and the
   Notes....................   Each exchange note will bear interest from its
                               issuance date. Holders of notes that are accepted for exchange will receive, in cash, any accrued interest, but not including, the issuance date of the exchange notes. The interest will be paid with the first interest payment on the exchange notes. Interest on the notes accepted for exchange will cease to accrue upon issuance of the exchange notes.


Conditions to the Exchange
   Offer....................   We currently expect that each of the conditions
                               will be satisfied and no waivers will be necessary.

                               Based on an interpretation by the staff of the SEC in no-action letters issued to third parties, we believe that you may offer for resale, resell or otherwise transfer the exchange notes without complying with the registration and prospectus delivery provisions of the Securities Act, provided that:

                               .   you acquire the exchange notes in the
                                   ordinary course of your business;

                               . you do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the exchange notes; and

                               .   you are not our "affiliate" within the
                                   meaning of Rule 405 under the Securities
                                   Act.

                               Our obligation to accept for exchange or to issue the exchange notes in exchange for, any notes is subject to:

                               . customary conditions relating to compliance with any applicable law;

                               . any applicable interpretation by the staff of the SEC, or

                               .   any order of any governmental agency or
                                   court of law.

                               We currently expect that each of the conditions will be satisfied and that no waivers will be necessary. See "The Exchange Offer--Conditions."

Procedures for Tendering
   Notes....................   Each holder of notes wishing to accept the
                               exchange offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof. The holder must mail or otherwise deliver the Letter of Transmittal or facsimile, together with the notes and any other required documentation, to the exchange agent at the address in the Section "The Exchange Offer" under the heading "--Procedures for Tendering
                               Notes."

Withdrawal Rights...........   Tenders may be withdrawn at any time prior to
                               5:00 p.m., New York City time, on the expiration date of the exchange offer.

Acceptance of Notes and
  Delivery of Exchange Notes.. We will accept for exchange any and all notes which are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration of the exchange offer. The exchange notes issued pursuant to the exchange offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Use of Proceeds.............   We will not receive any proceeds from the
                               exchange of notes according to the terms of our exchange offer.

Exchange Agent..............   The Bank of New York.

                              The Exchange Notes

Issuer......................   Sealy Mattress Company.

Securities Offered..........   $125,000,000 in aggregate principal amount of
                               9.875% Series C Senior Subordinated Notes due
                               2007.

Maturity....................   December 15, 2007.

Interest Rate...............   9.875% per year (calculated using a 360-day
                               year).

Interest Payment Frequency..   Every six months on June 15 and December 15.
                               First payment on December 15, 2001.

Optional Redemption.........   Except as described below, we cannot redeem the
                               exchange notes prior to December 15, 2002. After
                               December 15, 2002, we can redeem the exchange notes at our option, in whole or in part, at the redemption prices as defined in the indenture, plus accrued and unpaid interest, if any, thereon to the applicable redemption date. See
                               "Description of Exchange Notes--Optional
                               Redemption."

Change of Control Offer.....   If a change of control, as defined in the
                               indenture, occurs, we must give holders of the exchange notes the opportunity to sell us their exchange notes at 101% of their face amount, plus accrued interest.

                               We might not be able to pay you the required price for exchange notes you present to us at the time of a change of control, because:

                               .   we might not have enough funds at the time;
                                   or

                               . the terms of our senior debt may prevent us from paying.

Guarantees..................   Our payment obligations under the exchange notes
                               will be fully and unconditionally guaranteed on a senior subordinated and joint and several basis by Sealy and by some of the Issuer's current and all of the Issuer's future U.S.
                               subsidiaries. The exchange notes will not be guaranteed by other of the Issuer's U.S.
                               subsidiaries or by any of its current or future foreign subsidiaries. For the years ended
                               November 28, 1999, November 26, 2000 and the six months ended May 27, 2001, the Issuer's non-guarantor subsidiaries accounted for 8.0%,
                               9.3% and 13.3% of net sales, respectively, and generated Adjusted EBITDA of $8.0 million, $12.3 million and $8.9 million, respectively. The guarantees will be subordinated to the guarantees of senior debt issued by the guarantors under the senior credit agreements.
                               See "Description of Exchange Notes--Note
                               Guarantees."

Basic Covenants of Indenture.. The indenture governing the exchange notes contains covenants limiting our and our
                               subsidiary guarantors' ability to:

                               .   incur additional debt;

                               .   pay dividends or distributions on our
                                   capital stock or repurchase our capital
                                   stock;

                               .   make certain investments;

                               .   create liens on our assets to secure debt;

                               .   enter into transactions with affiliates;

                               . enter into agreements, restricting dividends and other payment restrictions;

                               .   merge or consolidate with another company;
                                   and

                               .   transfer and sell assets.

                               These covenants are subject to a number of important limitations and exceptions.

   You should refer to the section entitled "Risk Factors" for an explanation of certain risks of investing in the exchange notes.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA OF SEALY
                                  CORPORATION

   Set forth below is summary historical consolidated financial data of Sealy Corporation at the dates and for the periods indicated. Our summary historical consolidated statement of operations data for the fiscal years ended November 27, 1998, November 28, 1999 and November 26, 2000 and the summary historical balance sheet data as of November 27, 1998, November 28, 1999, and November 26, 2000 were derived from our historical consolidated financial statements that were audited by PricewaterhouseCoopers LLP, whose report appears elsewhere in this prospectus. Our summary historical consolidated statement of operations data for the six months ended May 28, 2000 and May 27, 2001 are unaudited and have been prepared on the same basis as our audited financial statements and, in our opinion, reflect all adjustments (consisting only of normal recurring adjustments) necessary to present fairly our results of operations for the periods then ended and our financial position as of such dates. Please note that the only financial information of the Issuer is included in the guarantor footnote within the audited consolidated financial statements included within this prospectus. The summary historical consolidated financial data set forth below should be read in conjunction with, and is qualified by reference to "Management's Discussion and Analysis of Financial Condition and Results of Operations", the audited consolidated financial statements and accompanying notes thereto and the unaudited consolidated financial statements and accompanying notes thereto included elsewhere in this prospectus.

                                                                         Six Months Ended
                                                     Fiscal Year(1)        (Unaudited)
                                                 ----------------------- ---------------
                                                                         May 28,  May 27,
                                                  1998    1999    2000    2000     2001
                                                 ------  ------ --------  ------- -------
                                                              (in millions)
Statement of Operations Data:
Net sales....................................... $891.3  $985.7 $1,101.5 $520.7   $538.8
Cost of goods sold..............................  503.5   544.2    603.9  286.6    303.2
Selling, general and administrative
  expenses......................................  342.9   344.1    374.2  178.0    190.6
                                                 ------  ------ --------  ------  ------
Income from operations..........................   44.9    97.4    123.4   56.1     45.0
Interest expense, net...........................   67.5    65.0     65.8   32.4     35.1
Other (income) expense, net.....................     --      --      0.2   (0.2)    (2.1)
                                                 ------  ------ --------  ------  ------
Income (loss) before income taxes, extraordinary
  items and
  cumulative effect of change in
  accounting principle..........................  (22.6)   32.4     57.4   23.9     12.0
Income tax expense (benefit)....................   (3.3)   16.6     27.2   10.8      5.9
                                                 ------  ------ --------  ------  ------
Income (loss) before extraordinary
  items and cumulative effect of
  change in accounting principle................  (19.3)   15.8     30.2   13.1      6.1
                                                 ------  ------ --------  ------  ------
Extraordinary loss from early
  extinguishment of debt
  (net of tax)(2)...............................   14.5      --       --     --      0.7
Cumulative effect of change in
  accounting principle (net of tax)(3)..........     --      --       --     --     (0.2)
                                                 ------  ------ --------  ------  ------
Net income (loss)............................... $(33.8) $ 15.8 $   30.2 $ 13.1   $  5.6
                                                 ======  ====== ========  ======  ======

                                                               Six Months Ended
                                           Fiscal Year(1)        (unaudited)
                                       ----------------------  ---------------
                                                               May 28,  May 27,
                                        1998    1999    2000    2000     2001
                                       ------  ------  ------   ------- -------
                                                    (in millions)
 Other Financial Data:
    Cash flows provided by (used in):
        Operating activities.......... $ 53.0  $ 56.0  $ 70.2   $42.2   $(18.4)
        Investing activities..........  (32.9)  (43.0)  (43.9)   (8.7)   (40.1)
        Financing activities..........  (15.0)  (13.4)  (19.0)   (5.7)    56.9
    EBITDA(4).........................   69.2   123.0   150.3    69.7     62.3
    Adjusted EBITDA(5)................  113.1   138.0   157.1    71.6     66.6
    Depreciation & amortization.......   24.3    25.6    27.1    13.4     15.2
    Capital expenditures..............  (33.1)  (16.1)  (24.1)   (8.7)    (9.8)

                                              Fiscal Year          May 28,     May 27,
                                       ------------------------     2000        2001
                                        1998     1999     2000   (unaudited) (unaudited)
                                       -------  -------  ------  ----------- -----------
Balance Sheet Data (at end of period):
   Total assets....................... $ 751.1  $ 771.0  $830.0    $ 803.2      922.3
   Long-term debt, net................   682.3    676.2   651.8      662.5      763.7
   Total debt.........................   690.8    690.3   686.2      691.6      766.8
   Stockholders' equity (deficit).....  (138.8)  (121.4)  (93.3)    (109.2)     (97.2)

                                                          Six Months Six Months
                                            Fiscal Year     Ended      Ended
                                           --------------  May 28,    May 27,
                                           1998 1999 2000    2000       2001
                                           ---- ---- ---- ---------- ----------
 Financial Ratios:
 Ratio of Earnings to Fixed Charges(6)....   -- 1.5x 1.8x    1.7x       1.3x
 Adjusted EBITDA to Cash Interest Expense. 2.2x 2.9x 3.3x    3.1x       2.6x
 Adjusted EBITDA to Total Interest Expense 1.7x 2.1x 2.4x    2.2x       1.9x
 Total Debt to Adjusted EBITDA............ 6.1x 5.0x 4.4x    4.6x       5.0x

                                                       Fiscal Year Six Months Ended
                                                          2000       May 27, 2001
                                                       ----------- ----------------
Pro Forma Financial Ratios:
Ratio of Pro Forma Earnings to Pro Forma Fixed Charges    1.6x           1.2x
Adjusted EBITDA to Pro Forma Cash Interest Expense....    2.9x           2.4x
Adjusted EBITDA to Pro Forma Total Interest Expense...    2.1x           1.8x

--------
Footnotes to table

(1)We use a 52-53 week fiscal year ending on the closest Sunday to November 30, but no later than December 2. The fiscal years ended November 29, 1998, November 28, 1999 and November 26, 2000 were 52-week years.

(2)During 1998, we recorded an extraordinary loss of $5.4 million, net of income tax benefit of $3.6 million. This represented the remaining unamortized debt issuance costs related to long term obligations repaid as a result of debt refinancing. Also, during 1998 we recorded an extraordinary loss of $9.1 million, net of income tax benefits of $6.1 million. This represented premiums paid to the existing note holders and consent fees paid in connection with the retirement of the debt. On April 10, 2001, we completed the private placement of $125 million of 9.875% senior subordinated notes. The proceeds from the placement were used to repay existing bank debt. As a result, we recognized an extraordinary loss on the write-off of a portion of the previous debt issuance costs of $0.7 million (net of a $0.5 million tax benefit).

(3) We adopted FAS 133, "Accounting for Derivative Instruments and Hedging Activities" on November 27, 2000 and recorded a $0.2 million gain net of income tax expense of $0.1, which was recorded as a cumulative effect of a change in accounting principle.

(4) EBITDA is calculated by adding interest expense, net, income tax expense (benefit), depreciation and amortization of intangibles to income (loss) before extraordinary items and cumulative effect of a change in accounting principle. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to incur and service debt. EBITDA does not represent net income or cash flows from operations as those terms are defined in generally accepted accounting principles ("GAAP") and does not necessarily indicate whether cash flows will be sufficient to fund cash needs.

(5) Adjusted EBITDA is calculated by adding to or deducting from EBITDA (as described above) certain items of income and expense consisting of: (i) stock-based compensation plans, (ii) any expenses related to addressing our "Year 2000" information systems issue and EITF 97-13 reengineering efforts,
    (iii) High Point relocation, (iv) compensation associated with our 1998 recapitalization, (v) loss on net assets held for sale and other write-downs in 1998 only, (vi) severance costs associated with plant closure and management reorganization and (vii) other relief items-including foreign currency losses, gain or loss on certain assets and investments, etc. We believe that the adjustment for these items is appropriate for such periods in order to provide an appropriate analysis of recent historical results. The following is a reconciliation of EBITDA to Adjusted EBITDA:

                                                               Fiscal Year      Six Months Ended
                                                           -------------------- ----------------
                                                                                May 28,  May 27,
                                                            1998   1999   2000   2000     2001
                                                           ------ ------ ------  ------- -------
EBITDA.................................................... $ 69.2 $123.0 $150.3  $69.7    $62.3
 Adjustments:
   Stock based compensation...............................     --    6.7    6.8    2.0      0.5
   Loss on net assets held for sale and other write-downs.   10.6     --     --     --       --
   High Point relocation..................................    7.5    2.0     --     --       --
   EITF 97-13 reengineering efforts.......................    4.1    5.0     --     --       --
   Compensation associated with Recapitalization..........   18.9     --     --     --       --
   Plant Closure and Severance Costs......................     --     --     --     --      1.2
   Other relief items--including foreign currency losses,
     gain or loss on certain assets and investments, etc..    2.8    1.3     --   (0.1)     2.6
                                                           ------ ------ ------  -----    -----
   Adjusted EBITDA........................................ $113.1 $138.0 $157.1  $71.6    $66.6
                                                           ====== ====== ======  =====    =====

(6) For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before income taxes and extraordinary items plus fixed charges. Fixed charges consists of interest expense, net, including amortization of discount and financing costs and the portion of operating rental expense (33%) which management believes is representative of the interest component of rent expense. For the year ended November 29, 1998, earnings were insufficient to cover fixed charges by $22.6 million.

                                 RISK FACTORS

   An investment in the exchange notes involves various risks, including those described below. You should carefully consider these risk factors, together with the other information in this prospectus, before deciding to exchange any notes for exchange notes.

Risks Related to the Offering

You may have difficulty selling the notes which you do not exchange, since outstanding notes will continue to have restrictions on transfer and cannot be sold without registration under securities laws or exemptions from registration.

   If a large number of outstanding notes are exchanged for exchange notes issued in the exchange offer, it may be difficult for holders of outstanding notes that are not exchanged in the exchange offer to sell their notes, since those notes may not be offered or sold unless they are registered or there are exemptions from registration requirements under the Securities Act or state laws that apply to them. In addition, if there are only a small number of notes outstanding, there may not be a very liquid market in those notes. There may be few investors that will purchase unregistered securities in which there is not a liquid market. See "The Exchange Offer-Consequences Of Failure to Exchange."

   In addition, if you do not tender your outstanding notes or if we do not accept some outstanding notes, those notes will continue to be subject to the transfer and exchange provisions of the indenture and the existing transfer restrictions of the notes that are described in the legend on the notes and in the prospectus relating to the notes.

Resale Restrictions-If you exchange your notes, you may not be able to resell the exchange notes you receive in the exchange offer without registering them and delivering a prospectus.

   You may not be able to resell exchange notes you receive in the exchange offer without registering those exchange notes or delivering a prospectus. Based on interpretations by the Commission in no-action letters, we believe, with respect to exchange notes issued in the exchange offer, that:

    . holders who are not "affiliates" of Sealy Corporation within the meaning of Rule 405 of the Securities Act;

    . holders who acquire their exchange notes in the ordinary course of business; and

    . holders who do not engage in, intend to engage in, or have arrangements to participate in a distribution (within the meaning of the Securities
       Act) of the exchange notes;

do not have to comply with the registration and prospectus delivery requirements of the Securities Act.

   Holders described in the preceding sentence must tell us in writing at our request that they meet these criteria. Holders that do not meet these criteria could not rely on interpretations of the Commission in no-action letters, and would have to register the exchange notes they receive in the exchange offer and deliver a prospectus for them. In addition, holders that are broker-dealers may be deemed "underwriters" within the meaning of the Securities Act in connection with any resale of exchange notes acquired in the exchange offer. Holders that are broker-dealers must acknowledge that they acquired their outstanding exchange notes in market-making activities or other trading activities and must deliver a prospectus when they resell notes they acquire in the exchange offer in order not to be deemed an underwriter.

   You should review the more detailed discussion in "The Exchange Offer-Procedures for Tendering and Consequences Of Failure to Exchange.

Because we have substantial debt, we may not be able to make payments on the exchange notes.

   After this exchange offer, we have a significant amount of indebtedness. As of May 27, 2001, we had outstanding indebtedness of $766.8 million. Our substantial indebtedness could have important consequences to you. For example, it could:

   . make it more difficult for us to meet all our obligations with respect to the exchange notes.

   . limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our growth strategy, research and development costs or other purposes;

   . require us to dedicate a substantial portion of our cash flow to make payments on our debt, thereby reducing the availability of our cash flow to fund our operations;

   . limit our flexibility in planning for, or reacting to, changes in our business and in the mattress industry generally;

   . place us at a disadvantage compared to our competitors that have less debt;

   . prevent us from raising the funds necessary to repurchase all of the exchange notes tendered to us upon the occurrence of change of control events, which would constitute an event of default under the exchange notes; and

   . limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds; if we fail to comply with those covenants we could trigger an event of default under the agreements governing our indebtedness that, if not cured or waived, could have a material adverse effect on us.

   Any of the above listed factors could materially adversely affect our business and results of operations.

Your right to receive payment on the exchange notes and the guarantees is junior to all our senior debt and equal in rights to our existing senior subordinated debt.

   The exchange notes will be unsecured and junior in right of payment to all our existing and future senior debt, including obligations under our current senior credit agreements. The exchange notes will not be secured by any of our assets, and therefore they will be subordinated to any secured debt that we may have now or may incur in the future. Subject to certain limitations, our senior credit agreements permit us to incur additional senior debt in the future. The indebtedness under our current senior credit facilities will also become due prior to the time the principal obligations under the exchange notes become due. In addition, the exchange notes will be effectively subordinated to all indebtedness of our subsidiaries, through which our foreign operations are conducted.

   In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, our assets and the assets of our subsidiaries will be available to pay obligations on the exchange notes only after all senior debt has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the exchange notes and our existing senior subordinated notes then outstanding. The holders of any indebtedness of our subsidiaries will be entitled to payment of their indebtedness from the assets of our subsidiaries prior to the holders of any of our general unsecured obligations, including the exchange notes. In addition, subject to the restrictions set forth in our senior credit agreement, substantially all of our assets and our subsidiaries' assets may be pledged in the future to secure other indebtedness.

   The exchange notes will be issued under the senior subordinated note indenture dated December 11, 1997 and will be pari passu with the existing senior subordinated notes and the senior subordinated discount notes. These exchange notes and the senior subordinated notes issued December 18, 1997 will be treated as a single class under the indenture for all purposes, including consents and waivers.

Our senior credit agreement and our indentures restrict our management's discretion in operating our business.

   Our agreements with senior creditors require us to maintain specified financial ratios and tests, among other obligations. In addition, our senior credit agreement restricts, among other things:

   .   our ability to incur additional indebtedness;

   .   our ability to make acquisitions; and

   .   our ability to make capital expenditures.

   A failure to comply with the restrictions contained in the senior credit agreement could lead to an event of default, which could result in an acceleration of such indebtedness. Such an acceleration would also constitute an event of default under the indenture governing the exchange notes and the indenture governing our existing senior subordinated discount notes. The indenture for the exchange notes and the indenture governing our existing senior subordinated notes each also restricts, among other things, our ability to incur additional indebtedness, sell assets, make some types of payments and dividends or to merge or consolidate our company. A failure to comply with the restrictions in the indenture and the indenture governing our existing senior subordinated discount notes could result in an event of default under the indenture and the indenture governing our senior subordinated discount notes.

We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture for the exchange notes.

   If a change of control occurs, you will have the right to require us to repurchase any or all of the exchange notes you own at a price equal to 101% of the principal amount thereof, together with any interest we owe you. Upon a change of control, we also may be required immediately to repay the outstanding principal, any accrued interest on and any other amounts owed by us under our senior credit facilities, preferred equity interests and any other indebtedness then outstanding. We cannot assure you that we would be able to repay amounts outstanding under our senior credit facilities or obtain necessary consents under the facilities to purchase the exchange notes or our existing notes. Any requirement to offer to purchase any outstanding exchange notes may result in our having to refinance our outstanding indebtedness, which we may not be able to do. In addition, even if we were able to refinance such indebtedness, the financing may be on terms unfavorable to us. If we fail to repurchase all of the exchange notes tendered for purchase upon the occurrence of a change of control, the failure will be an event of default under the indenture governing the exchange notes. In addition, the change of control covenant does not cover all corporate reorganizations, mergers or similar transactions and may not provide you with protection in a highly leveraged transaction.

Fraudulent Conveyance Matters--Federal and state statutes allow courts, under specific circumstances, to void guarantees, subordinate claims in respect of the exchange notes and require Issuer's noteholders to return payments received from guarantors.

   Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of the notes or a guarantee could be subordinated to all of our other debts or all other debts of any guarantor if, among other things, we were or the guarantor was insolvent or rendered insolvent by reason of such incurrence, or we were or the guarantor was in a business or transaction for which our or the guarantor's remaining assets constituted unreasonably small capital, or Issuer or the guarantor intended to incur or believed that we or the guarantor would incur, debts beyond our or the guarantor's ability to pay those debts as they mature. In addition, any payment by us or that guarantor in accordance with its guarantee could be voided and required to be returned to us or the guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantors.

   The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets, or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or it could not pay its debts as they become due.

   On the basis of historical financial information, recent operating history and other factors, we believe that we and each guarantor, after giving effect to its guarantee of the exchange notes, will not be insolvent, will not have unreasonably small capital for the business in which we and they are engaged and will not have incurred debts beyond our or their ability to pay the debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree without our conclusions.

Risks Related to the Business

The bedding industry is highly competitive.

   The bedding industry is highly competitive, and we encounter competition from many manufacturers in both domestic and foreign markets. The highly competitive nature of the bedding industry means we are continually subject to the risk of loss of our market share, losing significant customers, the inability for us to gain market share or acquire new customers, and difficulty in raising our prices. Some of our principal competitors have less debt than we have and may be better able to withstand changes in market conditions within the bedding industry. Additionally, we may encounter increased future competition, which could have a material adverse effect on our financial condition or results of operations. In addition, there is a risk of further consolidation in the industry which could magnify the competitive risks previously outlined. See "Business."

We are dependent on our significant customers.

   Our top five customers accounted for 27% of our net sales for the fiscal year ended November 26, 2000. While we believe our relationships with these customers are stable, many arrangements are by purchase order or are terminable at will at the option of either party. A substantial decrease or interruption in business from our significant customers could result in write-offs or in the loss of future business and could have a material adverse effect on our financial condition or results of operations. See "Business--Customers; Sales and Marketing."

   In the future, retailers in the United States may consolidate, undergo restructurings or reorganizations, or realign their affiliations, any of which could decrease the number of stores that carry our products or increase the ownership concentration in the retail industry. Some of these retailers may decide to carry only one brand of mattress products which could affect our ability to sell our products on favorable terms, and could have a material adverse effect on our business, financial condition or results of operations.

Difficulties in integrating potential acquisitions could adversely affect our business.

   We regularly evaluate potential domestic and international acquisition opportunities to support and strengthen our business. We cannot be sure that we will be able to locate suitable acquisition candidates, acquire candidates on acceptable terms or integrate acquired businesses successfully.

   Future acquisitions may require us to incur additional debt and contingent liabilities, which may materially and adversely affect our business, operating results and financial condition. In addition, the process of integrating acquired businesses effectively involves the following risks:

   .   assimilating operations and products may be unexpectedly difficult;

   .   management's attention may be diverted from other business concerns;

   .   we may enter markets in which we have limited or no direct experience;
       and

   .   we may lose key employees of the acquired business.

   We do not currently have any material agreements relating to acquisitions or joint ventures.

We are subject to fluctuations in the cost of raw materials and the possible loss of suppliers.

   The major raw materials that we purchase for production are steel wire, fabrics and roll goods consisting of foam, insulator pads, and fiber and non-wovens. The price and availability of these raw materials are subject to market conditions affecting supply and demand. Our financial condition or results of operations may be materially and adversely affected by increases in raw material costs to the extent we are unable to pass on such higher costs to customers.

   We purchase our raw materials and certain components from a variety of vendors, including Leggett & Platt Inc., Foamex International, Inc., and other national raw material and component suppliers. We purchase substantially all of our Stearns & Foster foundation parts and approximately 50% of our Sealy foundation parts from Leggett & Platt, which has patents on various interlocking wire configurations. While we attempt to reduce the risks of dependence on a single external source, we cannot assure you that there would not be an interruption of production if Leggett & Platt or any other supplier were to discontinue supplying us for any reason. See "Business."

We have risks associated with our international operations.

   We currently conduct international operations and may pursue additional international opportunities. Our international operations are subject to the customary risks of operating in an international environment, including the potential imposition of trade or foreign exchange restrictions, tariff and other tax increases, fluctuations in exchange rates, inflation and unstable political situations. The current political and economic environment in Argentina is unstable. Although this has not materially affected our operations in Argentina to date, it could have an adverse effect on those operations and our investment therein in the future. We have also limited our ability to independently expand in certain international markets where we have granted licenses to manufacture and sell Sealy bedding products. Our licensees in Australia, Jamaica and the United Kingdom have perpetual licenses, subject to only limited termination rights. Our licensees in the Dominican Republic, Israel, Japan, New Zealand, Saudi Arabia (which covers 13 Arabian countries), South Africa and Thailand hold licenses for fixed terms with limited renewal rights. Fluctuations in the rate of exchange between the U.S. dollar and other currencies may affect stockholders' equity and the results of operations. See "Business--International."

Our ability to compete effectively depends on our ability to maintain our trademarks, patents and other intellectual property.

   We hold over 350 trademarks, which we believe have significant value and are important to the marketing of our products to retailers. We own 30 U.S. patents and 49 international patents and have 7 domestic patents pending. In addition, we own U.S. and foreign registered trade names and service marks and have applications for the registration of trade names and service marks pending domestically and abroad. We also own several U.S. copyright registrations, and a wide array of unpatented proprietary technology and know-how. We also license certain intellectual property rights from third parties.

   Our ability to compete effectively with other companies depends, to a significant extent, on our ability to maintain the proprietary nature of our owned and licensed intellectual property. Although our trademarks are currently registered in the United States and registered or pending in 97 foreign countries, there can be no assurance that our trademarks cannot and will not be circumvented, or do not or will not violate the proprietary rights of others, or that we would not be prevented from using our trademarks if challenged. A challenge to our use of our trademarks could result in a negative ruling regarding our use of our trademarks, their validity or their enforceability, or could prove expensive and time consuming in terms of legal costs and time spent defending against it. Either situation could have a material adverse effect on our financial condition or results of operations. In addition, there can be no assurance that we will have the financial resources necessary to enforce or defend our trademarks. In addition, there can be no assurance as to the degree of protection offered by the various patents, the likelihood that patents will be issued for pending patent applications or, with regard to the licensed intellectual property, that the licenses will not be terminated. If we were unable to maintain the proprietary nature of our intellectual property and our significant current or proposed products, our financial condition or results of operations could be materially adversely affected. See "Business."

Failure to comply with environmental, health and safety requirements could expose us to a material liability.

   We are subject to federal, state and local laws and regulations relating to pollution, environmental protection and occupational health and safety. There can be no assurance that we are at all times in complete compliance with all such requirements. We have made and will continue to make capital and other expenditures to comply with environmental and health and safety requirements. As is the case with manufacturers in general, if a release of hazardous substances occurs on or from our properties or any associated offsite disposal location, or if contamination from prior activities is discovered at any of our properties, we may be held liable and the amount of such liability could be material. We are conducting environmental cleanups at a formerly owned facility in South Brunswick, New Jersey and at an inactive facility in Oakville, Connecticut. We have recorded accruals to reflect future costs associated with these cleanups. However, because of the uncertainties associated with environmental remediation, it is possible that the costs incurred with respect to the cleanups could exceed the recorded accruals. See "Business."

We may face exposure to product liability.

   We face an inherent business risk of exposure to product liability claims in the event that the use of any of our products results in personal injury or property damage. In the event that any of our products prove to be defective, we may be required to recall or redesign such products. We maintain insurance against product liability claims, but there can be no assurance that such coverage will continue to be available on terms acceptable to us or that such coverage will be adequate for liabilities actually incurred. A successful claim brought against us in excess of available insurance coverage, or any claim or product recall that results in significant adverse publicity against us, may have a material adverse effect on our business.

The loss of the services of any members of our senior management team could adversely affect our business.

   We are dependent on the continued services of our senior management team. Although we believe we could replace key employees in an orderly fashion should the need arise, the loss of such key personnel could have a material adverse effect on our financial condition or results of operations. See "Management."

A deterioration in labor relations could have a material effect on our business.

   As of November 26, 2000, we had 6,077 full-time employees. Approximately 67% of our employees at our 29 North American facilities are represented by various labor unions with separate collective bargaining agreements. Due to the large number of collective bargaining agreements, we are periodically in negotiations with certain of the unions representing our employees. There can be no assurance that we will not at some point be subject to work stoppages by some of our employees and, if such events were to occur, that there would not be a material adverse effect on our financial condition or results of operations. See "Business - Employees."

Our controlling shareholders may have interests that conflict with yours.

   Our company is privately owned by funds affiliated with Bain Capital, Inc., related investors and members of management. These investors collectively control our affairs and policies. Circumstances may occur in which the interests of these shareholders could be in conflict with the interests of the holders of the exchange notes. In addition, these shareholders may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the holders of the exchange notes.

The forward-looking statements contained in this prospectus are based on our predictions of future performance. As a result, you should not place undue reliance on these forward-looking statements.

   This prospectus contains certain forward-looking statements, including, without limitation, statements concerning the conditions in the conventional bedding industry, our operations, economic performance and financial condition, including in particular statements relating to our business and growth strategy and product development efforts. The words "believe," "expect," "anticipate," "intend" and other similar expressions generally identify forward-looking statements. Potential investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties, including, without limitation, those identified under "Risk Factors" and elsewhere in this prospectus and other risks and uncertainties indicated from time to time in our filings with the SEC. Actual results could differ materially from these forward-looking statements. In addition, important factors to consider in evaluating such forward-looking statements include changes in external market factors, changes in our business or growth strategy or in our ability to execute our strategy due to changes in our industry or the economy generally, the emergence of new or growing competitors and various other competitive factors. In light of these risks and uncertainties, there can be no assurance that the matters referred to in the forward-looking statements contained in this prospectus will in fact occur.

                                USE OF PROCEEDS

   We will not receive any proceeds from this exchange offer. The net proceeds from the $125 million old note offering, after deducting estimated fees and expenses, was approximately $121.7 million. We used the net proceeds:

   . to repay approximately $66.2 million of debt outstanding under the revolving facility in the senior credit agreement;

   . to prepay approximately $41.6 million of Tranche A term loans outstanding under the senior credit agreement; and

   . to prepay, in its entirety, the mortgage on our North Carolina corporate headquarters complex in the amount of approximately $13.9 million.

   We currently intend to borrow under the revolving facility when needed for general corporate purposes, which may include acquisitions. In addition, as of May 27, 2001 we had C$5.3 million available for borrowing under a C$25.0 million Canadian facility.

                  SELECTED HISTORICAL CONSOLIDATED FINANCIAL
                    AND OPERATING DATA OF SEALY CORPORATION

   Set forth below are our selected historical consolidated financial data at the dates and for the periods indicated. The selected historical consolidated statement of operations data and the selected historical balance sheet data were derived from the historical financial statements. The audited historical financial statements as of and for the fiscal years ending November 29, 1998, November 28, 1999 and November 26, 2000 appear elsewhere in this prospectus. The unaudited condensed consolidated historical financial statements for the six months ended May 28, 2000 and May 27, 2001 appear elsewhere in this prospectus and have been prepared on the same basis as our audited financial statements and, in our opinion, reflect all adjustments (consisting only of normal recurring adjustments) necessary to present fairly our results of operations for the periods then ended and our financial positions as of such dates.

   Please note that the only financial information of the Issuer is included in the guarantor footnote within the audited consolidated financial statements included within this prospectus. The selected historical consolidated financial data set forth below should be read in conjunction with, and are qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations", the audited consolidated financial statements and accompanying notes thereto and the unaudited condensed consolidated financial statements and accompanying notes thereto included elsewhere in this prospectus.

                                                                                                  Six Months Ended
                                                                        Fiscal Year                 (unaudited)
                                                           -------------------------------------- ---------------
                                                                                                  May 28,  May 27,
                                                            1996    1997   1998    1999    2000    2000     2001
                                                           ------  ------ ------  ------ --------  ------- -------
Statement of Operations Data:
   Net sales.............................................. $697.6  $804.8 $891.3  $985.7 $1,101.5 $520.7   $538.8
   Cost of goods sold.....................................  399.9   459.1  503.5   544.2    603.9  286.6    303.2
   Selling, general and administrative expenses...........  244.1   273.7  342.9   344.1    374.2  178.0    190.6
                                                           ------  ------ ------  ------ --------  ------  ------
   Income from operations.................................   53.6    72.0   44.9    97.4    123.4   56.1     45.0
   Interest expense, net..................................   28.8    31.4   67.5    65.0     65.8   32.4     35.1
   Other (income) expense, net............................     --      --     --      --      0.2   (0.2)    (2.1)
                                                           ------  ------ ------  ------ --------  ------  ------
Income (loss) before income taxes, extraordinary items and
 cumulative effect of change in accounting principle......   24.8    40.6  (22.6)   32.4     57.4   23.9     12.0
   Income tax expense (benefit)...........................   25.3    22.6   (3.3)   16.6     27.2   10.8      5.9
                                                           ------  ------ ------  ------ --------  ------  ------
Income (loss) before extraordinary items and cumulative
 effect of change in accounting principle.................   (0.5)   18.0  (19.3)   15.8     30.2   13.1      6.1
Extraordinary loss from early extinguishment of debt
 (net of tax)(1)..........................................     --     2.0   14.5      --       --     --      0.7
Cumulative effect of change in accounting principle
 (net of tax)(2)..........................................     --     4.3     --      --       --     --     (0.2)
                                                           ------  ------ ------  ------ --------  ------  ------
Net income (loss)......................................... $ (0.5) $ 11.7 $(33.8) $ 15.8 $   30.2 $ 13.1   $  5.6
                                                           ======  ====== ======  ====== ========  ======  ======

                                                                                   Six Months Ended
                                                         Fiscal Year                 (unaudited)
                                           --------------------------------------  ---------------
                                                                                   May 28,  May 27,
                                            1996    1997    1998    1999    2000    2000     2001
                                           ------  ------  ------  ------  ------   ------- -------
Other Financial Data:
   Depreciation & amortization............ $ 26.6  $ 24.1  $ 24.3  $ 25.6  $ 27.1   $13.4   $ 15.2
   Capital expenditures...................  (12.0)  (29.1)  (33.1)  (16.1)  (24.1)   (8.7)    (9.8)
   Cash flows provided by (used in):
      Operating activities................   44.4    42.0    53.0    56.0    70.2    42.2    (18.4)
      Investing activities................  (11.0)   11.4   (32.9)  (43.0)  (43.9)   (8.7)   (40.1)
      Financing activities................  (34.2)  (64.0)  (15.0)  (13.4)  (19.0)   (5.7)    56.9
   EBITDA(3)..............................   80.2    96.1    69.2   123.0   150.3    69.7     62.3
   Adjusted EBITDA(4).....................   86.8   102.7   113.1   138.0   157.1    71.6     66.6
   Ratio of earnings to fixed charges(5)..    1.8x    2.2x     --     1.5x    1.8x    1.7x     1.3x

                                                  Fiscal Year                    At
                                    --------------------------------------  ------------
                                     1996   1997   1998     1999     2000   May 27, 2001
                                    ------ ------ -------  -------  ------  ------------
                                                                            (unaudited)
Balance Sheet Data:
   Total assets.................... $739.9 $721.1 $ 751.1  $ 771.0  $830.0     $922.3
   Long-term debt, net.............  269.5  330.0   682.3    676.2   651.8      763.7
   Total debt......................  288.1  330.0   690.8    690.3   686.2      766.8
   Stockholders' equity (deficit)..  293.0  205.1  (138.8)  (121.4)  (93.3)     (97.2)

--------
Footnotes to table

1. During 1997 and 1998, we recorded extraordinary losses of $2.0 million and $5.4 million, respectively, net of income tax benefits of $1.4 million and $3.6 million, respectively. These represented the remaining unamortized debt issuance costs related to long term obligations repaid as a result of debt refinancing. Also, during 1998 we recorded an extraordinary loss of $9.1 million, net of income tax benefits of $6.1 million. This represented premiums paid to the existing note holders and consent fees paid in connection with the retirement of the debt. On April 10, 2001, we completed the private placement of $125 million of 9.875% senior subordinated notes. The proceeds from the placement were used to repay existing bank debt. As a result, we recognized an extraordinary loss on the write-off of a portion of the previous debt issuance costs of $0.7 million (net of a $0.5 million tax benefit).

2. During the fourth quarter of 1997, we changed our accounting policy to comply with EITF 97-13, "Accounting for Costs Incurred in Connection with a Consulting Contract that Combines Business Process Re-engineering and Information Technology Transformation." This resulted in a loss of $4.3 million, net of income tax benefits of $2.9 million, and represented the write-off of previously capitalized costs as described in the EITF. We adopted FAS 133, "Accounting for Derivative Instruments and Hedging Activities" on November 27, 2000 and recorded a $0.2 million gain net of income tax expense of $0.1 million, which was recorded as a cumulative effect of a change in accounting principle.

3. EBITDA is calculated by adding interest expense, net, income tax expense (benefit), depreciation and amortization of intangibles to income (loss) before extraordinary items and cumulative effect of change in accounting principle. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to incur and service debt. EBITDA does not represent net income or cash flows from operations as those terms are defined in generally accepted accounting principles ("GAAP") and does not necessarily indicate whether cash flows will be sufficient to fund cash needs.

4. Adjusted EBITDA is calculated by adding to or deducting from EBITDA (as described above) certain items of income and expense consisting of: (i) stock-based compensation plans, (ii) any expenses related to addressing our "Year 2000" information systems issue and EITF 97-13 reengineering efforts,
   (iii) High Point relocation, (iv) compensation associated with our 1998 recapitalization, (v) loss on net assets held for sale and other write-downs in 1998 only, (vi) loss on write-off of Montgomery Ward accounts receivable and related factoring expense incurred in connection with bankruptcy of Montgomery Ward in 1996, (vii) executive severance and transition costs,
   (viii) severance costs associated with plant closure and management reorganization; and (ix) other relief items including, foreign currency losses, gain or loss on certain assets and investments, etc. We believe that the adjustment for these items is appropriate for such periods in order to provide an appropriate analysis of recent historical results. The following is a reconciliation of EBITDA to Adjusted EBITDA.

                                                                       Fiscal Year            Six Months Ended
                                                            --------------------------------- ----------------
                                                                                              May 28,  May 27,
                                                            1996   1997   1998   1999   2000   2000     2001
                                                            ----- ------ ------ ------ ------  ------- -------
EBITDA                                                      $80.2 $ 96.1 $ 69.2 $123.0 $150.3  $69.7    $62.3
  Adjustments:
   Stock based compensation................................   4.7    1.6     --    6.7    6.8    2.0      0.5
   Loss on net assets held for sale and other write-downs..    --     --   10.6     --     --     --       --
   High Point relocation...................................    --     --    7.5    2.0     --     --       --
   EITF 97-13 reengineering efforts........................    --    1.0    4.1    5.0     --     --       --
   Compensation associated with our 1998 recapitalization..    --     --   18.9     --     --     --       --
   Executive severance and transition......................   1.9     --     --     --     --     --       --
   Montgomery Ward bad debt expense and factoring..........    --    4.0     --     --     --     --       --
   Plant closure and severance costs.......................    --     --     --     --     --     --      1.2
   Other relief items--including foreign currency losses,
    gain or loss on certain assets and investments, etc....    --     --    2.8    1.3     --   (0.1)     2.6
                                                            ----- ------ ------ ------ ------  -----    -----
Adjusted EBITDA............................................ $86.8 $102.7 $113.1 $138.0 $157.1  $71.6    $66.6
                                                            ===== ====== ====== ====== ======  =====    =====

5. For purposes of calculating the ratio of earnings to fixed charges, earnings represent income before income taxes and extraordinary item plus fixed charges. Fixed charges consists of interest expense, net, including amortization of discount and financing costs and the portion of operating rental expense (33%) which management believes is representative of the interest component of rent expense. For the year ended November 29, 1998, earnings were insufficient to cover fixed charges by $22.6 million.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                        OPERATIONS OF SEALY CORPORATION

   The following discussion and analysis should be read in conjunction with the section "Selected Financial Information and Other Data of Sealy Corporation", the audited consolidated financial statements and accompanying notes thereto and the unaudited consolidated financial statements and accompanying notes thereto included elsewhere in this prospectus. The forward-looking statements in this discussion regarding the bedding industry, our expectations regarding our future performance, liquidity and capital resources and other non-historical statements in this discussion include numerous risks and uncertainties, as described under "Risk Factors"and elsewhere in this Prospectus. Our actual results may differ materially from those contained in any forward-looking statements.

Results of Operations

Six Months Ended May 27, 2001 compared with Six Months Ended May 28, 2000

   Net Sales. Net sales increased $18.1 million, or 3.5% for the six months ended May 27, 2001, when compared to the six months ended May 28, 2000. The $18.1 million increase is comprised of increases in our international operations of $27.7 million, partially offset by decreases in the domestic operations of $9.6 million. The increase is attributable to an 8.0% increase in unit volume, partially offset by a 4.2% decrease in the average unit selling price. Volume growth was attributable to the acquisitions of Sapsa Bedding S.A. in Europe, Rozen S.R.L. in Argentina, acquired in 2000, and the Bassett brand bedding license, acquired in 2000, and growth in the existing international business, partially offset by lower unit volume in the domestic business attributable to the slowdown in the U.S. economy. The lower average unit selling price is primarily attributable to growth in the international business as those products typically carry a lower unit selling price.

   Cost of Goods Sold. Cost of goods sold for the six months, as a percentage of net sales, increased 1.3 percentage points to 56.3%. The increase in cost of sales includes a $2.9 million physical inventory adjustment due primarily to understating material usage. Procedures and controls in this area have been strengthened as part of a management reorganization previously announced. The cost of goods sold percentage also increased due to growth in the international business, which generally carries a lower gross margin rate, shift in the domestic product mix to lower margin products, and lower absorption of fixed costs due to lower sales volumes for the domestic business.

   Selling, General, and Administrative. Selling, general, and administrative expenses increased $12.2 million to $181.9 million, or 33.8% of net sales, compared to $169.7 million or 32.6% of net sales. This increase is primarily due to additional costs associated with the businesses acquired in the international operations. Additionally, Argentina incurs costs associated with its retail store operations, which we do not have in our domestic business. During the first half of 2001, we increased bad debt expense by $2.2 million in response to the slowing economy and incurred an additional $2.0 million in promotional expenses related to new customers.

   Stock Based Compensation. We have an obligation to repurchase certain of our securities held by an officer at the greater of estimated fair market value or original cost. We recorded a $0.5 million charge during the first half of 2001, compared to $2.0 million during the first half of 2000, to revalue this obligation to reflect an increase in the fair market value of the securities.

   Restructuring Charges. During the first half of 2001, we shutdown our Memphis facility and recorded a $0.5 million charge primarily for severance. Additionally, we recorded a $0.7 million charge for severance due to a management reorganization.

   Interest Expense. Interest expense, net of interest income, increased $2.7 million primarily due to increased average debt levels, partially offset by a decrease in average interest rates associated with our floating rate debt. In addition, we received $1.2 million of interest income in the quarter ended May 28, 2000 on a tax refund associated with a favorable conclusion of an IRS examination.

   Other (Income) Expense, net. In May 2001, we and one of our licensees terminated its existing contract that allowed the licensee to manufacture and sell certain products under the Sealy brand name and entered into a new agreement for the sale of certain other Sealy branded products. In conjunction with the termination of the license agreement, we will receive a $4.6 million termination fee which is recorded as other income. Other (income) expense, net also includes the equity in the (earnings) loss of equity investees and minority interest.

   Income Tax. Our effective income tax rates in 2001 and 2000 differ from the Federal statutory rate principally because of the application of purchase accounting and state and local income taxes. Our effective tax rate for 2001 is approximately 49.4% compared to 45.0% for 2000. The higher effective tax rate for 2001 is due to lower projected pretax income for the year compared to 2000 which increases the impact of non-deductible goodwill.

   Net Income (Loss). For the reasons set forth above, we recorded net income of $5.7 million for the six months ended May 27, 2001 versus $13.1 million for the six months ended May 28, 2000.

Fiscal 2000 Compared with Fiscal 1999

   Net Sales. Net sales for the year ended November 26, 2000, were $1,101.5 million, an increase of $115.8 million, or 11.8% from the year ended November 28, 1999. This increase is attributable to an 8.4% increase in unit volume, a 2.1% increase in average unit selling price and a 1.3% increase due to acquisitions during the current year. We saw continued strong growth in domestic sales for both Sealy and Stearns & Foster brands as well as strong growth in international countries. Average unit selling price increased due mainly to strength in Stearns & Foster and Posturepedic Crown Jewel brands which have higher price points. We expect 2001 results to be moderated by the slowing economy, particularly consumer spending and retail sales especially in the first half. Most industry observers are forecasting sales growth of 2.5 to
4.0 percent for the industry in 2001. We believe we can continue to exceed the industry growth rate and increase our market share.

   Cost of Goods Sold. Cost of goods sold for the year, as a percentage of net sales, decreased 0.4 percentage points to 54.8%. This decrease is primarily attributable to an increase in sales of higher priced units, which have higher gross margins than average, improved plant efficiencies and higher overhead absorption from increased sales volume.

   Selling, General, Administrative. Selling, general, and administrative expense increased $30.0 million to $354.6 million, or 32.2% of net sales, compared to $324.6 million, or 32.9% of net sales. This increase is primarily due to increased marketing expenses of $16.6 million associated with sales volume. Delivery costs increased $6.6 million due to an overall increase in sales volume and higher fuel costs. In addition, other administrative costs have increased $11.5 million due to costs associated with restoring normal staffing levels after the relocation of the corporate headquarters as well as cost increases associated with increases in business activity and integration costs associated with acquisitions. These increases were partially offset by decreases in relocation expenses of $2.0 million as we incurred additional costs associated with the move of our corporate headquarters to High Point, North Carolina during the first two quarters of 1999. Royalty revenue increased $1.4 million as our licensee's expanded their sales of Sealy branded products. In addition, foreign currency losses decreased from 1999 by $1.3 million mainly due to the devaluation of the Brazilian Real in the first quarter of 1999.

   Stock Based Compensation. We have an obligation to repurchase certain of our securities held by an officer at the greater of fair market value or original cost. We recorded a $6.8 million and $6.7 million charge during fiscal 2000 and 1999, respectively, to revalue this obligation to reflect an increase in the fair market value of the securities.

   Interest Expense. Interest expense, net of interest income, increased $0.8 million. This is primarily due to increased rates on floating rate debt of $2.5 million, which was partially offset by lower debt levels due to current year payments. Additionally, we received $1.2 million in interest in the second quarter associated with a favorable conclusion of an IRS examination.

   Income Taxes. Our effective income tax rates for fiscal 2000 and 1999 differ from the Federal statutory rate principally because of the application of purchase accounting, the effect of certain foreign tax rate differentials, and state and local taxes. Our effective tax rate for fiscal 2000 was approximately 47.5% compared to 51.1% for fiscal 1999. The lower effective tax rate in 2000 is primarily due to increased pretax income in 2000 compared to 1999, the tax impact of foreign earnings and lower state taxes.

Fiscal 1999 Compared with Fiscal 1998

   Net Sales. Net sales for the year ended November 28, 1999, were $985.7 million, an increase of $94.4 million, or 10.6% from the year ended November 29, 1998. This increase is attributable to a 7.0% increase in unit volume, and a 3.6% increase in average unit selling price. The increase in unit volume is due to the successful launches of the Sealy Posturepedic Golden Anniversary ("Golden Anniversary") product at high unit volume price points and the Posturepedic Crown Jewel Dual Support System ("DSS") premium product line, as well as continued strong increases in the Stearns & Foster lines. The increase in average unit selling price is primarily attributable to the introduction of the Posturepedic Crown Jewel DSS line and a strong increase in the Stearns & Foster brand.

   Cost of Goods Sold. Cost of goods sold for the year, as a percentage of net sales, decreased 1.3 percentage points to 55.2%. This decrease is primarily attributable to an increase in sales of higher priced units, which have higher gross margins than average, improved plant efficiencies and higher overhead absorption from increased sales, partially offset by increased performance based compensation.

   Selling, General, Administrative. Selling, general, and administrative expense increased $24.3 million due to increased operating expense and Year 2000 costs of $27.6 million and $1.3 million respectively, partially offset by reduced costs associated with Corporate Headquarters and Research & Development relocation to High Point, North Carolina of $4.6 million. Selling, general and administrative costs decreased, as a percent of sales, to 33.0% in 1999 from 33.7% in 1998 primarily due to the leverage of fixed costs over the increased sales. Increased operating costs were primarily due to increases in marketing spending of $19.9 million, increased performance based compensation of $2.5 million, increased depreciation of $1.5 million, increased delivery expenses of $1.5 million, increased bad debt expense of $0.5 million, along with increased general administrative costs of $1.7 million. Increased marketing spending was due to increased sales volume, along with increased spending rate primarily associated with launch of the new Posturepedic Crown Jewel DSS and Golden Anniversary product lines. Increased depreciation was due to capital spending on upgraded business systems and new corporate and plant facilities. Increased delivery expenses were due to increased sales volume.

   Stock Based Compensation. We have an obligation to repurchase certain of our securities held by an officer at the greater of fair market value or original cost. We recorded a $6.7 million charge during fiscal 1999 to revalue this obligation to reflect an increase in the fair market value of the securities.

   Interest Expense. Interest expense, net of interest income, decreased $2.5 million primarily due to lower average outstanding debt levels as a result of increased operating cash flows during the year as well as lower average interest rates associated with the floating rate debt.

   Income Taxes. Our effective income tax rates for Fiscal 1999 and 1998 differ from the Federal statutory rate principally because of the application of purchase accounting, the effect of certain foreign tax rate differentials, and state and local taxes. Our effective tax rate for Fiscal 1999 was approximately 51.1% compared to 14.7% for Fiscal 1998. The higher effective tax rate in 1999 is primarily due to the tax impact of foreign earnings and pretax income in 1999 compared to a pretax loss in 1998.

Liquidity and Capital Resources

   Our principal sources of funds are cash flows from operations and borrowings under our revolving credit facility. Our principal use of funds consists of payments of principal and interest on our senior credit agreements, capital expenditures and interest payments on our outstanding notes. We made capital expenditures aggregating $24.1 million and $16.1 million during fiscal 2000 and 1999, respectively and $ 9.8 million in the six months ended May 27, 2001. The increase in capital spending in fiscal 2000 was primarily attributable to our construction of a new plant in Brazil, expansion of the existing plant in Mexico and the purchase of manufacturing equipment for domestic facilities. We have funded our capital expenditures with cash generated by operations. We expect fiscal 2001 capital expenditures to be approximately $10.9 million more than fiscal year 2000. This increase is primarily due to projected spending on the expansion of domestic bedding plants and the corporate headquarters facility, the purchase of more efficient manufacturing equipment and upgrades to information technology systems. We believe that annual capital expenditure limitations in our current debt agreements will not significantly inhibit us from meeting our ongoing capital needs. At May 27, 2001, we had approximately $91.1 million available under our Revolving Credit Facility including Letters of Credit issued totaling approximately $8.9 million. Our net weighted average borrowing cost was 9.6% for the six months ended May 27, 2001. The Revolving Credit Facility expires in December 2002. We expect we will have the ability to renew the existing revolving credit facility or have the ability to find new financing with comparable terms.

   In fiscal 2000 we acquired 70% of the outstanding capital stock of Rozen S.R.L. (located in Argentina) and certain operating assets of Premier Bedding Group, LLC. These acquisitions totaled $19.9 million in cash and were funded through operating cash flow.

   On September 6, 2000 the pro rata lenders approved Amendment Three to the pro rata credit agreement. The amendment makes adjustments to restrictions on acquisitions and capital expenditures in our credit agreement which will allow us to take advantage of potential growth opportunities.

   On March 30, 2001 the pro rata lenders approved the Fourth Amendment to the pro rata credit agreement and the AXEL lenders approved the Third Amendment to the AXELs credit agreement. The amendments permit us to issue up to $125 million of additional senior subordinated notes and apply those proceeds to repay, in its entirety, the mortgage on the corporate headquarters complex, repay all amounts outstanding under the revolving credit facility and repay certain amounts outstanding under the Tranche A term loan. On April 10, 2001, we completed the private placement of $125 million of 9.875% senior subordinated notes. These notes are due and payable on December 15, 2007 and require semiannual payments which commence December 15, 2001.

   During the first quarter of 2001, we secured an additional revolving credit facility with a separate banking group. This facility provides for borrowing in Canadian currency up to C$25 million. The revolving credit facility expires in fiscal 2004.

   On April 6, 2001, we completed the acquisition of Sapsa Bedding S.A., of Paris, France. The purchase price for the acquisition was $31.3 million, including costs associated with the acquistion. The acquisition was funded through approximately $8.6 million of existing cash, a $12.5 million draw on the new Canadian facility and a $10.2 million draw on the existing Revolving Credit Facility.

   During the first quarter of 2001, we commenced a plan to shut down our Memphis facility and recorded a $0.5 million charge primarily for severance. We plan to cease operations early in the second quarter of 2001. During the first quarter of 2001, we also recorded a $0.7 million charge for severance related to a management reorganization. All payments related to these charges are expected to be made by the end of fiscal 2001.

   We recorded charges of $6.8 million and $6.7 million in fiscal 2000 and 1999 respectively, to revalue the right of one executive to require us to repurchase certain of our securities at the greater of fair market value or original cost. The expense associated with the right was recorded in stock based compensation expense. During the first quarter of 2001, we satisfied the obligation through a draw of our revolving credit facility and the delivery of a portion of the executive's securities.

   From time to time we make investments in debt, preferred stock, or other securities of manufacturers, retailers, and distributors of bedding and related products both domestically and internationally to enhance business relationships and build incremental sales. As of May 27, 2001, we had $28.1 million in such investments.

   Our accounts receivable increased $31.4 million from $145.5 million at November 26, 2000 to $176.9 million at May 27, 2001. This increase is primarily due to the acquisition of Sapsa Bedding S.A., increases associated with the international operations due to increased sales and increases associated with one affiliate that has negotiated with us to allow them to defer payment of a portion of its trade receivables (approximately $10 million) while renegotiating its credit agreement with its lenders due to recent operating performance. While there can be no assurance, we believe the affiliate will be successful in renegotiating its credit agreement. Additionally, as part of this renegotiation, we are considering alternatives that modify sales terms and conditions and existing trade indebtedness with the affiliate as well as possible further cash investments with such affiliate. Further discussions are currently ongoing with our affiliate. We are unable to predict with certainty when or if negotiations will be completed. We believe that adequate allowances have been established for any potential losses on those trade receivables in the event the affiliate is unsuccessful in renegotiating the current credit agreement or obtaining alternate financing.

   On July 16, 2001, Homelife Corporation, one of our top ten customers in terms of revenue in fiscal 2000, filed for federal bankruptcy protection. Our outstanding receivables in respect of Homelife Corporation total $4.8 million. Because Homelife Corporation's bankruptcy proceedings are in a preliminary stage, we are unable to fully assess its future impact on our business and cannot assure you of our ability to recover any amounts. While we were aware that Homelife Corporation was in financial difficulty and considered that in determining our allowance for bad debts at May 27, 2001, we will assess the effect on our allowance and expect to take a specific charge in the third quarter related to this receivable, the amount of which has not been determined.

   Our customers include furniture stores, national mass merchandisers, specialty sleep shops, department stores, contract customers and other stores. In the future, these retailers may consolidate, undergo restructurings or reorganizations, or realign their affiliations, any of which could decrease the number of stores that carry our products. These retailers are also subject to changes in consumer spending and the overall state of the economy both domestically and internationally. During the first half of 2001, several of these retailers reported lower than expected sales and profits. Any of these factors could have a material adverse effect on our business, financial condition or results of operations.

   Our ability to make scheduled payments of principal, or to pay the interest or liquidated damages, if any, on, or to refinance, our indebtedness (including the notes), or to fund planned capital expenditures will depend on our future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Based upon the current level of operations and certain anticipated improvements, we believe that cash flow from operations and available cash, together with available borrowings under the senior credit agreement, will be adequate to meet our future liquidity needs for at least the next several years. We will, however, need to refinance all or a portion of the principal of the notes on or prior to maturity. There can be no assurance that our business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the senior credit agreements in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs. In addition, there can be no assurance that we will be able to effect any such refinancing on commercially reasonable terms or at all.

   We believe that we will have the necessary liquidity through cash flow from operations, and availability under the Revolving Credit Facility for the next several years to fund our expected capital expenditures, obligations under our credit agreement and subordinated note indentures, environmental liabilities, and other needs required to manage and operate our business.

Foreign Operations and Export Sales

   We have three manufacturing facilities in Canada, and one each in Mexico, Argentina and Brazil. In addition, we have recently completed the acquisition of Sapsa Bedding S.A., a leading manufacturer of latex bedding products in Europe, with headquarters and manufacturing operations in France and Italy, as well as sales organizations in Spain, Germany, Belgium and The Netherlands. In 2000, we formed a joint venture with our Australian licensee to import, manufacture, distribute and sell Sealy products in South East Asia. We use a Korean contract manufacturer to help service the Korean market, distribute products directly in many small international markets, and have license agreements in Thailand, Japan, the United Kingdom, Australia, New Zealand, South Africa, Israel, Jamaica, Saudi Arabia, the Bahamas and the Dominican Republic. An international test market is currently in place in Spain.

Impact of Recently Issued Accounting Pronouncements

   In June 1998, the FASB issued FAS 133, "Accounting for Derivative Instruments and Hedging Activities," effective for years beginning after June 15, 1999, our fiscal year 2000. The standard's effective date was delayed to June 15, 2000, our fiscal year 2001. In June 2000, the FASB issued FAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities--An Amendment of FASB Statement 133." We were required to adopt FAS 133 and FAS 138, effective November 27, 2000. These standards require that all derivatives be recorded on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives are either offset against the change in the fair value of assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings.

   Based on our derivative positions at November 26, 2000, the adoption of the statement resulted in a $0.2 million gain net of tax which was recorded in our first quarter.

   In December 1999, the SEC staff issued Staff Accounting Bulletin No. 101 (SAB 101), "Revenue Recognition in Financial Statements", which, among other guidance, clarifies certain conditions to be met in order to recognize revenue. SAB 101 was required to be adopted no later than the fourth quarter of fiscal years beginning after December 15, 1999. Our adoption of SAB 101 did not have a material effect on our revenue recognition policy.

   On June 29, 2001, the Financial Accounting Standards Board approved the issuance of FAS 141, "Business Combinations," and FAS 142, "Goodwill and Other Intangible Assets." FAS 141 eliminates the pooling-of-interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001. FAS 141 also changes the criteria to recognize intangible assets apart from goodwill. The requirements of FAS 141 are effective for any business combination accounted for by the purchase method that is completed after June 30, 2001.

   FAS 142 supersedes APB Opinion 17, "Intangible Assets," which required that goodwill and intangible assets be amortized over a life not to exceed 40 years. It also carries forward APB 17's provisions related to internally developed intangible assets without the FASB's reconsideration. Under FAS 142, goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually, or more frequently if impairment indicators arise, for impairment. Companies are required to adopt FAS 142 in their fiscal year beginning after December 15, 2001 (the Company's fiscal 2003). Early adoption is permitted for companies with fiscal years beginning after March 15, 2001, provided that their first quarter financial statements have not been issued. In all cases, FAS 142 must be adopted as of the beginning of a fiscal year. We are currently evaluating FAS 142 and have not yet determined what the effect of the adoption will have on our earnings or the financial position.

   At the April 18-19, 2001 EITF meeting, the EITF reached a consensus that creates a presumption that all consideration paid by a vendor to a reseller should be classified as reduction of revenue in the vendor's income statement (instead of expense) unless certain criteria are met. This consensus generally would continue the accounting for cooperative advertising as a selling expense. The consensus only addresses the vendor's income statement classification of consideration paid to retailers and does not address when recognition should occur. This consensus is effective for fiscal quarters beginning after December 15, 2001 (the Company's second quarter of fiscal 2002). Although we do not believe the effects will be significant, we are currently evaluating the consensus and have not yet determined what the effect of the adoption will have on our financial statements.

Fiscal Year

   We use a 52-53 week fiscal year ending on the closest Sunday to November 30, but no later than December 2. The fiscal years ended November 26, 2000, November 28, 1999, and November 29, 1998, were 52-week years.

Forward Looking Statements

   This document contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe our plans are based upon reasonable assumptions as of the current date, it can give no assurances that such expectations can be attained. Factors that could cause actual results to differ materially from our expectations include: general business and economic conditions, competitive factors, raw materials pricing, and fluctuations in demand.

Foreign Currency Exposures

   Our earnings are affected by fluctuations in the value of our subsidiaries' functional currency as compared to the currencies of its foreign denominated purchases. Foreign currency forward, swap and option contracts are used to hedge against the earnings effects of such fluctuations. The result of a uniform 10% change in the value of the U.S. dollar relative to currencies of countries in which we manufacture or sell our products would not be material to earnings or financial position. This calculation assumes that each exchange rate would change in the same direction relative to the U.S. dollar.

   To protect against the reduction in value of forecasted foreign currency cash flows resulting from purchases in a foreign currency, we have instituted a forecasted cash flow hedging program. We hedge portions of our purchases denominated in foreign currencies with forward contracts and currency options and collars. At May 27, 2001, we had a currency collar on 20.0 million Canadian dollars ranging between 1.60 and 1.504 that expires on June 19, 2001 and options to sell 19.8 million Mexican pesos at 9.90 and 15.2 million Mexican pesos at 10.15 that expire on June 22, 2001 and September 21, 2001, respectively.

Interest Rate Risk

   Because our obligations under the bank credit agreement bear interest at floating rates, we are sensitive to changes in prevailing interest rates. We use derivative instruments to manage our long-term debt interest rate exposure, rather than for trading purposes. A 10% increase or decrease in market interest rates that effect our interest rate derivative instruments would not have a material impact on earnings during the next fiscal year.

   We have entered into interest rate swap agreements to reduce the impact of changes in interest rates on all or a portion of our floating rate debt. The notional amounts of interest rate agreements are used to measure interest to be paid or received and do not represent the amount of exposure to credit loss.

   As of May 27, 2001, we had the following interest rate instruments in effect that provide protection on the three month LIBOR rate upon which our variable rate debt is based (actual rate paid is LIBOR plus the respective margin):

                                    Notional Amount LIBOR Rate   Period
                                    --------------- ---------- -----------
                                      (millions)
      Forward Rate Agreement.......     $150.0        6.200%    3/01-6/01
      Interest Rate Swap...........     $236.7        6.080%   12/00-12/06

                                   BUSINESS

   The market data used throughout this prospectus were obtained from independent surveys and from industry publications. These industry publications generally indicate that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information is not guaranteed. We have not independently verified these market data.

Sealy

   Sealy Corporation is the leading bedding manufacturer and marketer in North America. Our flagship brands include Sealy, Sealy Posturepedic, Sealy Posturepedic Crown Jewel, Stearns & Foster and Bassett. We offer a broad line of conventional bedding options, including mattresses and foundations, in the promotional, premium and luxury categories, which sell at retail price points from under $200 to approximately $4,000 per queen-size set. The Sealy brand name has been in existence for over 100 years, and has been the number one selling brand in the industry in each of the past 23 years. Our premium brand, Stearns & Foster, has been in existence for over 150 years, and has experienced sales growth of 37.4% per annum over the last 4 years. For the fiscal year ended November 26, 2000, we generated net sales of $1.1 billion and had adjusted EBITDA of $157.1 million. Over the past 2 years, we have grown our net sales at an average rate of 11.2% per annum, and our adjusted EBITDA at an average rate of 17.9% per annum. However, due to the current slowdown in the U.S. economy, the growth rate in 2001 is expected to be substantially lower than that experienced over the past two years.

Market Overview

   The U.S. conventional bedding market has grown at an average rate of 6.7% per year since 1974 and has grown in 24 of the past 25 years. However, the International Sleep Products Association is forecasting a 1.5% decline in industry sales for 2001, the first such decline since 1982. Conventional bedding consists of foam and inner-spring mattresses and wood, steel and composite foundations, and had total manufacturer sales in 1999 of $4.3 billion.

   Conventional bedding is sold through a variety of retail channels, including specialty retail chains (the fastest growing channel), furniture stores, department stores, and mass merchandisers. Retailers are increasing floor allocation and devoting more resources to growing the bedding category within their stores due to the high profitability of the category, its minimal inventory requirements, and the high level of involvement offered by manufacturers.

   National manufacturers can offer retailers superior sales and profit than can regional and local manufacturers, while continuing to inspire confidence in consumer product selection. They are therefore best able to benefit from the current consolidation trend in the industry. According to surveys by independent industry sources, the three largest manufacturers have increased their share of the market over the past ten years.

   We believe that opportunities for market share growth by the leading national manufacturers will continue, driven by their brand awareness and credibility, broad product lines, strong logistics support, and strong advertising and sales support.

Products

   We manufacture a complete line of conventional bedding options in various sizes ranging in retail price from under $200 to approximately $4,000 per queen size set. Sealy Posturepedic brand mattress is the largest selling mattress brand in North America. Approximately 96% of the Sealy brand, Stearns & Foster brand and Bassett brand conventional bedding products sold in North America are produced by us, with the remainder being produced by Sealy Mattress Company of New Jersey, Inc., a licensee. The Stearns & Foster product line consists of top quality, premium mattresses sold under the Stearns & Foster brand name. The Bassett brand, licensed from Bassett Furniture Industries beginning in the fourth quarter of 2000, is sold primarily to Bassett Furniture Direct and other furniture store retailers.

Customers

   We serve over 3,200 customers, which include furniture stores, national mass merchandisers, specialty sleep shops, department stores, contract customers and other stores. The top five conventional bedding customers accounted for approximately 27% of our net sales for the year ended November 26, 2000 and no single customer accounted for over 10% of our net sales.

Sales and Marketing

   Our sales depend primarily on our ability to provide quality products with recognized brand names at competitive prices. Additionally, we work to build brand loyalty with our ultimate consumers, principally through targeted national advertising and cooperative advertising with our dealers, along with superior "point-of-sale" materials designed to emphasize the various features and benefits of our products which differentiate them from other brands.

   Our sales force structure is generally based on regions of the country and districts within those regions, and also includes a sales staff for specific national accounts. We believe that we have the most comprehensive training and development programs for our sales force, including our University of Sleep curriculum, which provides ongoing training sessions with programs focusing on advertising, merchandising and sales education, including techniques to help analyze a dealer's business and profitability.

   Our sales force emphasizes follow-up service to retail stores and provides retailers with promotional and merchandising assistance, as well as extensive specialized professional training and instructional materials. Training for retail sales personnel focuses on several programs, designed to assist retailers in maximizing the effectiveness of their own sales personnel, store operations, and advertising and promotional programs, thereby creating loyalty to, and enhanced sales of, our products.

Industry and Competition

   According to industry sales data compiled by the International Sleep Products Association, a bedding industry trade group, the U.S. conventional bedding industry generated wholesale revenues of $4.6 billion during calendar year 2000. According to ISPA, approximately 80% of conventional bedding is sold to furniture stores and specialty sleep shops. Most of the remaining conventional bedding is sold to department stores, national mass merchandisers, membership clubs and contract customers such as motels, hotels and hospitals. Management estimates that approximately two-thirds of conventional bedding is sold for replacement purposes, and the average time between consumer purchases of conventional mattresses is 7 to 8 years. Factors such as disposable income, sales of homes, a trend toward more bedrooms per home, growth in the U.S. population, and heightened consumer awareness of the bedding category also have an effect on bedding purchases.

   Management believes that sales by companies with recognized national brands account for more than half of total conventional bedding sales. We supply such nationally recognized brands as Sealy, Sealy Posturepedic, Sealy Posturepedic Crown Jewel, Sealy Correct Comfort, Stearns & Foster and Bassett. Sealy branded products are considered by management to be the most well recognized in the domestic conventional bedding industry. Competition in conventional bedding is generally based on quality, brand name recognition, service and price. Our largest competitors include Serta, Inc. and Simmons Company. Management believes we derive a competitive advantage over our conventional bedding competitors as a result of strong consumer recognition of Sealy branded products, as well as the high quality and innovative product offerings.

Suppliers

   We purchase raw materials and components from a variety of vendors. We purchase approximately 50% of our Sealy foundation parts from a single third-party source, which has patents on various interlocking wire configurations, and we manufacture or contract with third parties for the manufacture of the remainder of these parts as a licensee under the wire patents. We purchase substantially all of our Stearns & Foster foundation parts from the same single third-party source. In order to reduce the risks of dependence on external supply sources and to enhance profitability, we have expanded our own internal component parts manufacturing capacity.
See "--Components Division." As is the case with all of our product lines, we do not consider ourselves dependent upon any single outside vendor as a source of supply to our conventional bedding business and believe that sufficient alternative sources of supply for the same, similar or alternative components are available.

Manufacturing and Facilities

   We manufacture most conventional bedding to order and have adopted "just-in-time" inventory techniques in our manufacturing process to more efficiently serve our dealers' needs and to minimize their inventory carrying costs. Most bedding orders are scheduled, produced and shipped within five days of receipt. This rapid delivery capability allows us to minimize our inventory of finished products and better satisfy customer demand for prompt shipments.

   We operate 20 bedding manufacturing facilities and three component manufacturing facilities in 19 states, plus three facilities in Canadian provinces, and one each in Puerto Rico, France (acquired in April, 2001), Italy (acquired in April, 2001), Mexico, Argentina (acquired in August, 2000) and Brazil (began operations in December, 2000). Management believes that through the utilization of extra shifts, we will be able to continue to meet growing demand for our products without a significant investment in facilities. See "Business--Properties." We also operate a research and development center in High Point, North Carolina with a staff that tests new materials and machinery, trains personnel, compares the quality of our products with those of our competitors and develops new products and processes. We have developed and patented a computerized model of an adult person, known as Dataman, which is used in testing the support level of our mattresses. In addition, we have developed very advanced and proprietary methods (Digital Image Analysis) of dynamically measured spinal morphology on any human subject in any sleep position. This sophisticated technology is expected to enhance Sealy's Posturepedic brand leadership and market position.

Components Division

   We operate a components division with headquarters in Rensselaer, Indiana. The components division sells its component parts at current market prices exclusively to our bedding plants and licensees. The components division currently provides substantially all of our mattress innerspring unit requirements. The components division also supplies approximately 50% of our Sealy foundation parts requirements under a license of the Wire Patents. The components division operates three owned manufacturing sites located in Rensselaer, Indiana; Delano, Pennsylvania; and Colorado Springs, Colorado. See "Business--Properties."

   Over the last several years, we have made substantial commitments to ensure that the coil-making equipment at its component plants remains state-of-the-art, installing over 50 automated coil-producing machines. This equipment has resulted in higher capacity at lower per-unit costs and has increased self-production capacity for our innerspring requirements over that time period from approximately 60% to substantially all.

   In addition to reducing the risks associated with relying on single sources of supply for some essential raw materials, we believe the vertical integration resulting from its component manufacturing capability provides it with a competitive advantage. We believe that we are the only conventional bedding manufacturer in the United States with substantial innerspring and formed wire component-making capacity.

International

   We have wholly-owned subsidiaries in Canada, Mexico, Puerto Rico, Brazil, France (acquired in April, 2001) and Italy (acquired in April 2001) and a majority-owned subsidiary in Argentina (acquired in August, 2000) which have marketing and manufacturing responsibilities for those markets. We have three manufacturing facilities in Canada and one each in Mexico, Puerto Rico, Argentina, France, Italy and Brazil which comprise all of our owned manufacturing operations at May 27, 2001. In 2000, we formed a joint venture with our Australian licensee to import, manufacture, distribute and sell Sealy products in South East Asia.

   We also utilize licensing agreements in some international markets. Licensing agreements allow us to reduce exposure to political and economic risk abroad by minimizing investments in those markets. Eleven foreign license agreements exist in Thailand, Japan, the United Kingdom, Australia, New Zealand, South Africa, Israel, Jamaica, Saudi Arabia, Bahamas and the Dominican Republic. In addition, we use a Korean contract manufacturer to help service the Korean market, and distribute products directly to many small international markets. An international test market is currently in place in Spain.

Licensing

   At May 27, 2001, there are 16 separate license arrangements in effect with five domestic and eleven foreign independent licensees. Sealy Mattress Company of New Jersey (a bedding manufacturer), Klaussner Corporation Services (a furniture manufacturer), Kolcraft Enterprises, Inc. (a crib mattress manufacturer), Pacific Coast Feather Company (a pillow, comforter and mattress pad manufacturer), and Dorel Industries (a futon manufacturer) are the only domestic manufacturers that are licensed to use the Sealy trademark, subject to the terms of license agreements. Under license agreements between Sealy New Jersey and ourselves, Sealy New Jersey has the perpetual right to use some of our trademarks in the manufacture and sale of Sealy brand and Stearns & Foster brand products in the United States. On April 1, 1998, Sealy commenced licensing arrangements with Pacific Coast Feather Company for the manufacture and sale of pillows, comforters and mattress pads under the Sealy brand name and Dorel Industries for the manufacture and sale of futons under the Sealy Furniture brand name. On May 25, 2001, the previous license agreement with Klaussner was canceled and replaced with a new agreement to manufacture and sell sleep sofas under the Sealy name. In conjunction with the termination of the agreement, Klaussner will pay Sealy a $4.6 million fee.

   Our licensing division generates royalties by licensing Sealy brand technology and trademarks to manufacturers located throughout the world. We also provide our licensees with product specifications, quality control inspections, research and development, statistical services and marketing programs. In the fiscal years ended November 26, 2000, November 28, 1999 and November 29, 1998, the licensing division as a whole generated royalties of approximately $10.0 million, $9.9 million and $7.2 million, respectively, which were accounted for as a reduction of selling, general and administrative expenses in the consolidated financial statements included in this prospectus.

   See "Business--International" for international licensees.

Warranties

   Sealy and Stearns & Foster bedding offer limited warranties on their manufactured products. The periods for "no-charge" warranty service varies among products. Prior to fiscal year 1995, such warranties ranged from one year on promotional bedding to 20 years on some Posturepedic and Stearns & Foster bedding. All currently manufactured Sealy Posturepedic models, Stearns & Foster bedding and some other Sealy-brand products offer a 10-year non-prorated warranty service period. In fiscal 2000, we amended our warranty policy to no longer require the mattress to be periodically flipped. Historically, our warranty costs have been immaterial for each of its product lines.

Trademarks and Licenses

   We own, among others, the Sealy and Stearns & Foster trademarks and tradenames and also own the Posturepedic, Posturepedic Crown Jewel, Correct Comfort, Comfort Series, Dataman and University of Sleep trademarks, service marks and some related logos and design marks. We also license the Bassett name under a 15 year agreement.

Employees

   As of November 26, 2000, we had 6,077 full-time employees. Approximately 67% of our employees at our 29 North American plants are represented by various labor unions with separate collective bargaining agreements. Due to the large number of collective bargaining agreements, we are periodically in negotiations with some of the unions representing our employees. We consider our overall relations with our work force to be satisfactory. We have only experienced two work stoppages in the last nine years due to labor disputes. Due to the ability to shift production from one plant to another, these lost workdays have not had a material adverse effect on our financial results. We have not encountered any significant organizing activity at our non-union facilities in that time frame.

Properties

   Our principal executives offices are located on Sealy Drive at One Office Parkway, Trinity, North Carolina, 27370. Corporate, licensing and marketing services are provided to us by Sealy, Inc. (a wholly owned subsidiary of ours), an Ohio Corporation.

   We administer component operations at our Rensselaer, Indiana facility. We lease an information technology facility in Cleveland, Ohio. Our leased facilities are occupied under leases, which expire from 2001 to 2008, including renewal options.

   The following table sets forth certain information regarding manufacturing facilities operated by us at May 27, 2001:

                                               Approximate
          Location                            Square Footage   Title
          --------                            -------------- ---------
          United States
             Arizona         Phoenix              76,000     Owned(a)
             California      Richmond            238,000     Owned(a)
                             South Gate          185,000     Owned(a)
             Colorado        Colorado Springs     70,000     Owned(a)
                             Denver               92,900     Owned(a)
             Florida         Orlando              97,600     Owned(a)
                             Lake Wales          179,700     Owned(a)
             Georgia         Atlanta             292,500     Owned(a)
             Illinois        Batavia             212,700     Leased
             Indiana         Rensselaer          131,000     Owned(a)
                             Rensselaer          124,000     Owned(a)
             Kansas          Kansas City         102,600     Leased(a)
             Maryland        Williamsport        144,000     Leased
             Massachusetts   Randolph            187,000     Owned(a)
             Michigan        Taylor              156,000     Leased
             Minnesota       St. Paul             93,600     Owned(a)
             New York        Albany              102,300     Owned(a)
             North Carolina  High Point          151,200     Owned(a)

                                                Approximate
         Location                              Square Footage  Title
         --------                              ---------      --------
            Ohio          Medina                   140,000    Owned(a)
            Oregon        Portland                 140,000    Owned(a)
            Pennsylvania  Clarion                   85,000    Owned(a)
                          Delano                   143,000    Owned(a)
            Tennessee     Memphis(b)               225,000    Owned(a)
            Texas         Brenham                  220,000    Owned(a)
                          North Richland Hills     124,500    Owned(a)
         Canada
            Alberta       Edmonton                 144,500    Owned(a)
            Quebec        Saint Narcisse            76,000    Owned(a)
            Ontario       Toronto                   80,200    Leased
         Argentina        Buenos Aires              85,000    Owned
         Brazil           Sorocaba                  92,000    Owned
         Puerto Rico      Carolina                  58,600    Owned(a)
         Italy            Silvano d'Orba           170,600    Owned(a)
         France           Saleux                   239,400    Owned
         Mexico           Toluca                   157,100    Owned
                                                 ---------
            Total                                4,817,000
                                                 =========

--------
(a) We have granted a mortgage or otherwise encumbered our interest in this facility as collateral for secured indebtedness.
(b) In April 2001, we ceased operations at this facility.

   We consider our present facilities to be generally well maintained and in sound operating condition.

Regulatory Matters

   Our principal wastes are wood, cardboard and other non-hazardous materials derived from product component supplies and packaging. We also periodically dispose (primarily by recycling) of small amounts of used machine lubricating oil and air compressor waste oil. We, generally, are subject to the Federal Water Pollution Control Act, the Comprehensive Environmental Response, Compensation and Liability Act and amendments and regulations thereunder and corresponding state statutes and regulations. We believe that we are in material compliance with all applicable federal and state environmental statutes and regulations. Except as set forth in "--Legal Proceedings," compliance with federal, state or local provisions which have been enacted or adopted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, should not have any material effect upon the capital expenditures, earnings or competitive position. We are not aware of any pending federal environmental legislation which would have a material impact on our operations. Except as set forth in "--Legal Proceedings," we have not been required to make, and during the next two fiscal years, do not expect to make, any material capital expenditures for environmental control facilities.

   Our conventional bedding product lines are subject to various federal and state laws and regulations relating to flammability and other standards. We believe that we are in material compliance with all such laws and regulations.

Legal Proceedings

   We are currently conducting an environmental cleanup at a formerly owned facility in South Brunswick, New Jersey pursuant to the New Jersey Industrial Site Recovery Act. We and one of our subsidiaries are parties to an Administrative Consent Order issued by the New Jersey Department of Environmental Protection. Pursuant to that order, we and our subsidiary agreed to conduct soil and groundwater remediation at the property. We do not believe that our manufacturing processes were the source of contamination. We sold the property in 1997. We and our subsidiary retained primary responsibility for the required remediation. We have completed essentially all soil remediation with the approval of the New Jersey Department of Environmental Protection, and have concluded a pilot test of groundwater remediation system.

   We are also remediating soil and groundwater contamination at an inactive facility located in Oakville, Connecticut. Although we are conducting the remediation voluntarily, we obtained Connecticut Department of Environmental Protection approval of the remediation plan. We have completed essentially all soil remediation under the remediation plan and are currently monitoring groundwater at the site. We believe the contamination is attributable to the manufacturing operations of previous unaffiliated occupants of the facility.

   While we cannot predict the ultimate timing or costs of the South Brunswick and Oakville remediation, based on facts currently known, we believe that the accruals recorded are adequate and we do not believe the resolution of these matters will have a material adverse effect on our financial position or our future operations; however, in the event of an adverse decision, these matters could have a material adverse effect.

   We have been identified as a potential responsible party pursuant to the Comprehensive Environmental Response Compensation and Liability Act with regard to two waste disposal sites and under analogous state legislation with regard to a third. Although liability under these statutes is generally joint and several, as a practical matter, liability is usually allocated among all financially responsible parties. Based on the nature and quantity of our wastes, we believe that liability at each of these sites in unlikely to be material.

                                  MANAGEMENT

Directors and Executive Officers

   Our executive officers, directors and key employees and their ages as of May 27, 2001, are as follows:

               Name         Age                Position
               ----         ---                --------
        Ronald L. Jones.... 58  Chairman, Chief Executive Officer and
                                Director
        David J. McIlquham. 46  President and Chief Operating Officer
        Bruce G. Barman.... 55  Corporate Vice President Research and
                                Development
        Jeffrey C. Claypool 53  Corporate Vice President Human
                                Resources
        Douglas E. Fellmy.. 52  Corporate Vice President Domestic
                                Bedding
        James Goughenour... 63  Corporate Vice President Information
                                Technology and StrategicPlanning
        Lawrence J. Rogers. 52  Corporate Vice President & General
                                Manager International
        Kenneth L. Walker.. 52  Corporate Vice President, General
                                Counsel and Secretary
        E. Lee Wyatt....... 48  Corporate Vice President Administration
                                and Chief FinancialOfficer
        Josh Bekenstein.... 42  Director
        Paul Edgerley...... 44  Director
        Andrew S. Janower.. 32  Director
        Joe L. Gonzalez.... 45  Director
        James W. Johnston.. 55  Director
        Steven Barnes...... 42  Director

   The present principal occupations and recent employment history of each of our executive officers, key employees and directors listed above is as follows:

   Ronald L. Jones Mr. Jones, age 58, has been our Chairman since March 1998, our Chief Executive Officer since March 1996 and was our President from March 1996 until January 2001. From October 1988 until joining us, Mr. Jones served as President of Masco Home Furnishings. From 1983 to 1988, Mr. Jones was with HON Industries, most recently serving as President.

   David J. McIlquham Mr. Mcllquham, age 46, has been our President and Chief Operating Officer since January 2001. Since joining us in 1990 he has served as Vice President in both sales and marketing.

   Bruce G. Barman Dr. Barman, age 55, has been our Corporate Vice President Research and Development since January 1995. From 1991 until he joined us, Dr. Barman was Vice President-Research and Development of Griffith Laboratories N.A., a custom food products producer for a number of major North American foodservice and food processing companies.

   Jeffrey C. Claypool Mr. Claypool, age 53, has been our Corporate Vice President Human Resources since September 1991.

   Douglas E. Fellmy Mr. Fellmy, age 52, has been Corporate Vice President Domestic Bedding since April 1998. Mr. Fellmy has served, since 1971, in numerous other capacities with our Components Division, and from 1990 until 1998 was our Vice President Operations.

   James F. Goughenour Mr. Goughenour, age 63, has been our Corporate Vice President Information Technology and Strategic Planning since January 2001. Since joining us in 1997 he has served as a Vice President in numerous other capacities. Mr. Goughenour presently serves on the board of directors of Catalyst International, Inc. From 1979 until he joined us, Mr. Goughenour was with the HON Company, serving as Vice President.

   Lawrence J. Rogers Mr. Rogers, age 52, has been our Corporate Vice President and General Manager International since February 1994. Since 1979, Mr. Rogers has served in numerous other capacities within our operations, including President-Sealy Canada.

   Kenneth L. Walker Mr. Walker, age 52, has been our Corporate Vice President, General Counsel and Secretary since May 1997. Previously, Mr. Walker served as Vice President, General Counsel and Secretary of Varity Corporation, a manufacturer of automotive components, diesel engines, and farm machinery.

   E. Lee Wyatt Mr. Wyatt, age 48, has been our Corporate Vice President Administration and Chief Financial Officer since September 1999. From October 1998 until September 1999, he was our Corporate Vice President Administration. From 1983 until he joined us, Mr. Wyatt was with Brown Group Inc., a wholesaler and retailer of footwear, in numerous positions, most recently as Senior Vice President Finance and Administration of its Brown Shoe Company subsidiary.

   Josh Bekenstein Mr. Bekenstein, age 42, is a Managing Director of Bain Capital, Inc. Mr. Bekenstein helped start Bain in 1984 and has been involved in numerous venture capital and leveraged acquisitions since 1984. Mr. Bekenstein presently serves on the board of directors of a number of public and private companies, including Waters Corporation, Shoppers Drug Mart, Mattress Discounters Corporation and Bright Horizons Children's' Centers, Inc. Prior to Bain, Mr. Bekenstein was a consultant at Bain & Company, where he worked on strategy consulting projects for a number of Fortune 500 clients. He has been a director since December 1997.

   Paul Edgerley Mr. Edgerley, age 44, has been a Managing Director of Bain since 1993. From 1990 to 1993 he was a General Partner of Bain Venture Capital, and from 1988 to 1990 he was a Principal of Bain Capital Partners. He serves on the boards of directors of Anthony Crane Rentals, Inc., GS Industries, Inc., AMF Group Inc., Walco International, Inc. and Midwest of Cannarca, LLC. He has been a director since December 1997.

   Andrew S. Janower Mr. Janower, age 32, is a Vice President of Charlesbank Capital Partners LLC since its formation in July 1998. Previously he had been employed as an Associate by Harvard Private Capital Group, Inc. in 1996. Mr. Janower presently serves on the board of directors of several companies, including Mattress Discounters Corporation. Prior to joining Harvard Private Capital Group, Inc., Mr. Janower was a consultant at Bain & Company and a research associate at Harvard Business School. He has been a director since December 1998.

   Joe L. Gonzalez Mr. Gonzalez, age 45, has been a Limited Partner of J.P. Morgan Partners since 1998. Previously he was with KPMG from 1978 to 1998. He serves on the board of directors of M2 Automotive, Inc., Airbase Services, Inc., Quivox Systems and Mattress Discounters Corporation. He has been a director since December 2000.

   James W. Johnston Mr. Johnston, age 55, is President and Chief Executive Officer of Stonemarker Enterprises, Inc., a consulting and investment company. Mr. Johnston was Vice Chairman RJR Nabisco, Inc. from 1995 to 1996. He also served as Chairman and CEO of R. J. Reynolds Tobacco Co. from 1989 to 1995, Chairman R. J. Reynolds Tobacco Co. from 1995 to 1996 and Chairman R. J. Reynolds Tobacco International from 1993 to 1996. Mr. Johnston served on the board of RJR Nabisco, Inc. and RJR Nabisco Holdings Corp. from 1992 to 1996. From 1984 until joining Reynolds, Mr. Johnston was Division Executive, Northeast Division, of Citibank, N.A., a subsidiary of Citicorp, where he was responsible for Citibank's New York Banking Division, its banking activities in upstate New York, Maine and Mid-Atlantic regions, and its national student loan business. Mr. Johnston presently serves on the board of directors of Greystone Digital Technologies, Inc. He has been a director since March 1993.

   Steven Barnes Mr. Barnes, age 42, is a Managing Director at Bain and has been affiliated with Bain since 1988. Since 1988 he has been involved with various leveraged acquisitions and has served in various leadership positions with Bain Companies, including CEO of Dade Behring, President of Executone Business solutions and President of The Holson Business Group. Mr. Barnes presently serves on several boards including Dade Behring, Mattress Discounters Corporation and the Board of Overseers of Children's Hospital in Boston. Prior to 1988 Mr. Barnes was with PricewaterhouseCoopers, where he worked in the Mergers and Acquisitions Support Group. He has been a director of the Company since March 2001.

Compensation of Executive Officers

   The following table sets forth information concerning the annual and long-term compensation for services in all capacities to us for each of the years ended November 26, 2000, November 28, 1999, and November 29, 1998, of those persons who served as (i) the chief executive officer during fiscal 2000, 1999, and 1998, and (ii) our other four most highly compensated executive officers for fiscal 2000 (collectively, the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                        Annual Compensation                 Long-Term Corporation
                                 ------------------------------    ----------------------------------------
                                                                   Restricted  Securities
                                                     Other Annual    Stock     Underlying      All Other
Name and Principal Position Year  Salary    Bonus    Compensation   Award($)  Options/SARS  Compensation(a)
--------------------------- ---- -------- ---------- ------------  ---------- ------------  ---------------
Ronald L. Jones............ 2000 $641,170 $1,000,399   $ 24,414(b)     --             --      $   22,856
 Chairman, Chief Executive  1999  611,666    978,373     72,562(b)     --             --          22,376
 Officer and President      1998  571,252    685,394    965,602(b)     --         99,070(c)    1,136,150
                                                                               1,971,630(c)


Gary T. Fazio(d)........... 2000  252,594    161,796      2,553(b)     --             --          19,687
 Corp. VP General Mgr.      1999  241,913    169,317     21,313(b)     --             --          18,901
 Domestic Bedding           1998  227,542    110,234    435,318(b)     --          8,365(c)      111,899
                                                                                 255,285(c)

Douglas E. Fellmy.......... 2000  240,803    154,253         --        --             --          18,767
 Corp. VP General Mgr.      1999  232,467    162,707     65,926(b)     --             --          18,106
 Domestic Bedding           1998  219,067    106,129    336,785(b)     --          8,365(c)      111,267
                                                                                 255,285(c)

David J. McIlquham......... 2000  249,229    179,587      2,701(b)     --             --          19,424
 Corp. VP Sales and         1999  237,188    166,010     48,509(b)     --             --          18,473
 Marketing                  1998  223,167    108,114    684,175(b)     --        180,000(c)       17,468

Lawrence J. Rogers......... 2000  229,792    168,593         --        --             --          17,910
 Corp. VP General Mgr.      1999  221,250    144,518      1,357(b)     --             --          17,235
 International              1998  189,266    101,403    375,855(b)     --          8,365(c)      110,253
                                                                                 255,285(c)

--------
(a) Represents amounts paid on behalf of each of the Named Executive Officers for the following four respective categories of compensation: (i) our premiums for life and accidental death and dismemberment insurance (ii) our premiums for long-term disability benefits, (iii) our contributions to our defined contribution plans and (iv) in fiscal 1998 deferred compensation agreements with respective officers. Amounts for each of the Named Executive Officers for each of the four respective preceding categories is as follows: Mr. Jones: (2000-$2,664, $1,292, $18,900, $0; 1999-$2,534,
    $1,292, $18,550, $0;1998-$2,364, $1,049, $18,200, $1,114,537); Mr. Fazio:
    (2000-$1,045, $960, $17,682, $0; 1999-$995, $912, $16,994, $0;1998-$883,
    $983, $15,928, $94,105); Mr. McIlquham: (2000-$1,031, $947, $17,446, $0;
    1999-$976, $895, $16,602, $0;1998-$866, $980, $15,622, $0); Mr. Fellmy:
    (2000-$996, $915, $16,856, $0; 1999-$957, $877, $16,272, $0;1998-$850,
    $976, $15,336, $94,105); Mr. Rogers (2000-$952, $873, $16,085, $0;
    1999-$916, $841, $15,478, $0;1998-$368, $385, $15,395, $94,105).
(b) Represents amounts paid on behalf of each of the Named Executive Officers for the following seven respective categories of other annual compensation:
    (i) transaction bonus associated with the Recapitalization, (ii) vesting of restricted stock associated with the Recapitalization, (iii) compensation associated with vested stock options paid out in connection with the Recapitalization, (iv) compensation recorded associated with the exercise of stock options, (v) relocation expenses incurred, (vi) car and financial planning allowances paid on behalf of the Named executives and (vii) special bonuses. Amounts for each of the Named Executive Officers for each of the seven respective preceding categories is as follows: Mr. Jones:
   (2000-$0,$0,$0,$0,$0,$24,414,$0;1999-$0, $0, $0, $0, $48,148, $24,414, $0;
   1998-$385,000, $162,326, $0, $334,361, $6,801, $67,139, $9,975); Mr. Fazio
   (2000-$0,$0,$0,$0,2,553,$0,$0;1999-$0, $0, $0, $0, $21,313, $0,
   $0;1998-$306,750, $0, $0, $28,232, $100,336, $0, $0); Mr. Fellmy (1999-$0,
   $0, $0, $28,232, $37,694, $0, $0;1998-$297,000, $0, $0, $0, $39,785, $0,
   $0); Mr. McIlquham (2000-$0,$0,$0,$0,$2,701,$0,$0;1999-$0, $0, $0, $0,
   $28,509, $0, $0;1998-$300,000, $150,486, $225,983, $0, $7,706, $0, $0); Mr.
   Rogers (1999-$0, $0, $0, $0, $1,357, $0, $0;1998-$254,115, $0, $0, $28,232,
   $81,508, $0, $12,000).
(c) On December 18, 1997, we issued to certain of the named Executive Officers, among others, ten-year fully vested non-qualified stock options to acquire
    (i) shares of our Class A Common Stock at the then current fair market value of $0.50, with an exercise price of $0.125 per share; and (ii) shares of our Class L Common stock at the then current fair market value of $40.50, with an exercise price of $10.125 per share. In the December 1997, the indicated Named Executive Officers received options for the following A and L shares: Mr. Jones 891,630 A Shares and 99,070 L Shares; Mr. Fazio 75,285 A Shares and 8,365 L Shares; Mr. Fellmy 75,285 A Shares and 8,365 L Shares; and Mr. Rogers 75,285 A Shares and 8,365 L Shares. On March 17, 1998, pursuant to the 1998 Stock Option Plan, we issued to the Named Executive Officers, among others, ten-year non-qualified stock options to acquire shares of our Class A Common Stock at the then current fair market value exercise price of $0.50 per share and also additional options to acquire shares of our Class A Common Stock at an exercise price of $4.18 per share. In March, 1998, the Named Executive Officers received the following stock options: Mr. Jones 600,000 options at $0.50 and 480,000 options at $4.18; Mr. Fazio 100,000 options at $0.50 and 80,000 options at $4.18; Mr. McIlquham 100,000 options at $0.50 and 80,000 options at $4.18; Mr. Fellmy 100,000 options at $0.50 and 80,000 options at $4.18; and Mr. Rogers 100,000 options at $0.50 and 80,000 options at $4.18.
(d) Mr. Fazio left our employment on January 23, 2001.

Employment Agreements

   Ronald Jones has entered into an employment agreement with us providing for his employment as Chief Executive Officer. The agreement has an initial term of three years and a perpetual two-year term thereafter. The agreement currently provides for an annual base salary of U.S. $530,000, subject to annual increase by our Board of Directors, plus a performance bonus and grants Mr. Jones the right to require us to repurchase some of our securities held by Mr. Jones. In addition, eight employees of ours, including Douglas Fellmy, Lawrence J. Rogers, and David J. McIlquham, have entered into employment agreements that provide, among other things, for an initial employment term of two years and a perpetual one-year employment term thereafter, during which such employees will receive base salaries of at least U.S. $204,500, U.S. $198,000, U.S. $200,000, and U.S. $200,000, respectively and a performance bonus between zero and seventy percent of their base salary and substantially the same benefits as they received as of the date of such agreements. For the fiscal year ending November 26, 2000, the compensation committee of our Board of Directors determined that the bonuses to be paid pursuant to those employment agreements were to be based 75% on our achievement of an Adjusted EBITDA target and 25% on our achievement of a Return on Net Tangible Assets target. Each such target represented an improvement over our prior year performance.

Remuneration of Directors

   We reimburse all directors for any out-of-pocket expenses incurred by them in connection with services provided in such capacity. Mr. Johnston receives an annual retainer of $30,000, reduced by $1,000 for each Board meeting not attended, plus $1,000 ($1,250 if he is Committee Chairman) for each Board of Directors committee meeting attended if such meeting is on a date other than a Board meeting date.

Deferred Compensation Agreements

   On December 18, 1997, Mr. Jones entered into a deferred compensation agreement with us pursuant to which Mr. Jones elected to defer $1,114,538 of his compensation until either December 18, 2007 or, in certain instances, such earlier date as provided in such deferred compensation agreement. In addition, on December 18, 1997, six other employees, including Gary T. Fazio, Douglas Fellmy and Lawrence J. Rogers, entered into deferred compensation agreements with us pursuant to which such employees elected to defer an aggregate $522,518 of compensation until either December 18, 2007 or, in certain instances, such earlier date as provided in such deferred compensation agreements. In conjunction with Gary T. Fazio and Richard F. Sowerby leaving our employment, they were paid $94,106 and $51,986, respectively, pursuant to their deferred compensation agreements.

Severance Benefit Plans

   In addition, certain executives and other employees are eligible for benefits under our severance benefit plans and other agreements, which provide for cash severance payments equal to their base salary and, in some instances, bonuses (for periods ranging from two weeks to two years) and for the continuation of some benefits.

Management Incentive Plan

   We provide performance-based compensation awards to executive officers and key employees for achievement each year as part of a bonus plan. These compensation awards are a function of individual performance and corporate results. The qualitative and quantitative criteria of these bonuses are determined from time to time by our board of directors and currently include factors such as EBITDA, return on net tangible assets and return on selected investments.

Sealy Corporation 1998 Stock Option Plan

   In order to provide additional financial incentives for some of our employees, subsequent to the consummation of the December 18, 1997 transactions, the management investors and some other of our employees were granted and are expected to periodically be granted options to purchase additional shares of our common stock pursuant to the Sealy Corporation 1998 stock option plan. Such options vest and become exercisable upon (i) certain threshold dates or (ii) a change of control or sale. Upon an employee's termination of employment with us, all of such employee's unvested options will expire, the exercise period of all such employee's vested options will be reduced to a period ending no later than 60 days after such employee's termination, and if such termination occurs prior to a qualified initial public offering of our common stock, then we shall have the right to repurchase our common stock held by such employee after a minimum holding period of six months and one day.

            SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

   As of May 27, 2001, our outstanding capital stock consisted of 14,113,730 shares of Class A common stock, par value $0.01 per share ("Class A common"), 13,481,930 shares of Class B Common stock, par value $0.01 per share ("Class B Common"), 1,595,647 shares of Class L common stock, par value $0.01 per share ("Class L Common"), and 1,548,997 shares of Class M common stock, par value $0.01 per share ("Class M Common" and collectively with the Class A Common, Class B Common and Class L Common, "Common Stock"). The shares of Class A Common and Class L Common each entitle the holder thereof to one vote per share on all matters to be voted upon by our stockholders, including the election of directors, and are otherwise identical, except that the shares of Class L Common are entitled to a preference over Class A Common with respect to any distribution by us to holders of its capital stock equal to the original cost of such share ($40.50) plus an amount which accrues on a daily basis at a rate of 10% per annum, compounded annually. Class B Common and Class M Common are otherwise identical, except that the shares of Class M Common are entitled to a preference over Class B Common with respect to any distribution by us to holders of our capital stock equal to the original cost of such share ($40.50) plus an amount which accrues on a daily basis at a rate of 10% per annum, compounded annually. The Class B Common is identical to the Class A Common and the Class M Common is identical to the Class L Common except that the Class B Common and the Class M Common are nonvoting. The Class B Common and the Class M Common are convertible into Class A Common and Class L Common, respectively, automatically upon consummation of an initial public offering by the Company. Our Board of Directors is authorized to issue preferred stock, par value $0.01 per share, with such designations and other terms as may be stated in the resolutions providing for the issue of any such preferred stock adopted from time to time by the Board of Directors.

   The following table sets forth certain information regarding the beneficial ownership of each class of common stock held by each person (other than our directors and executive officers) known to us to own more than 5% of our outstanding voting common stock. To our knowledge, each of such stockholders has sole voting and investment power as to the shares shown unless otherwise noted. Beneficial ownership of the securities listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act.

                                                                    Shares Beneficially Owned
                                         ------------------------------------------------------------------------------
                                            Class A Common       Class B Common      Class L Common     Class M Common
                                         -------------------  -------------------  -----------------  -----------------
                                          Number   Percentage  Number   Percentage Number  Percentage Number  Percentage
                                          Shares    of Class   Shares    of Class  Shares   of Class  Shares   of Class
                                         --------- ---------- --------- ---------- ------- ---------- ------- ----------
Principal Stockholders:
Bain Funds(1)(2)........................ 6,814,140    48.4%   4,366,179    32.4%   718,206    45.4%   524,051    33.8%
 c/o Bain Capital, Inc. Two Copley Place
 Boston, MA 02116
Harvard Private Capital Holdings, Inc... 4,444,446    31.6%          --      --    493,827    31.2%        --      --
 c/o Harvard Management Company, Inc.
 600 Atlantic Avenue Boston, MA 02210
Sealy Investors 1, LLC(2)...............   702,532     5.0%   6,031,476    44.7%    74,031     4.7%   674,192    43.5%
 c/o Bain Capital, Inc. Two Copley Place
 Boston, MA 02116
Sealy Investors 2, LLC(2)...............   702,532     5.0%   2,664,472    19.8%    74,031     4.7%   300,081    19.4%
 c/o Bain Capital, Inc. Two Copley Place
 Boston, MA 02116
Sealy Investors 3, LLC(2)...............   702,532     5.0%     419,803     3.1%    74,031     4.7%    50,673     3.3%
 c/o Bain Capital, Inc. Two Copley Place
 Boston, MA 02116

--------
(1) Amounts shown reflect the aggregate number of shares of Class A Common and Class L Common held by Bain Capital Fund V, L.P. ("Fund V"), Bain Capital Fund V-B, L.P., BCIP Trust Associates, L.P. ("BCIP Trust") and BCIP Associates ("BCIP") (collectively, the "Bain Funds"), for the Bain Funds and Messrs. Bekenstein, Edgerley and Krupka.

(2) The members of Sealy Investors 1, LLC ("SI1") are Chase Equity Associates, L.P. and Bain Capital Partners V, L.P. ("BCPV"). The members of Sealy Investors 2, LLC ("SI2") are CIBC WG Argosy Merchant Fund 2, L.L.C. and BCPV. The members of Sealy Investors 3, LLC ("SI3" and, collectively with SI1 and SI2, the "LLCs") are BancBoston Investments, Inc. and BCPV. BCPV is the administrative member of each LLC and beneficially owns 1% of the equity of each LLC. Accordingly, BCPV may be deemed to beneficially own certain shares owned by the LLCs, although BCPV disclaims such beneficial ownership.

   The following table sets forth certain information regarding the beneficial ownership of each class of common stock held by each director, each Named Executive Officer, the Management Investors, and our directors and executive officers as group. To our knowledge, each of such stockholders has sole voting and investment power as to the shares shown unless otherwise noted. Beneficial ownership of the securities listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act.

                                                                     Shares Beneficially Owed
                                          ------------------------------------------------------------------------------
                                             Class A Common      Class B Common      Class L Common     Class M Common
                                          --------------------  ----------------- -------------------  -----------------
                                            Number   Percentage Number Percentage  Number   Percentage Number Percentage
                                            Shares    of Class  Shares  of Class   Shares    of Class  Shares  of Class
                                          ---------- ---------- ------ ---------- --------- ---------- ------ ----------
Directors & Executive Officers:
Josh Bekenstein(1)(2)....................  6,814,140    48.4%     --       --       718,206    48.4%     --       --
 c/o Bain Capital, Inc.
 Two Copley Place
 Boston, MA 02116
Paul Edgerley(1)(2)......................  6,814,140    48.4%     --       --       718,206    45.4%     --       --
 c/o Bain Capital, Inc.
 Two Copley Place
 Boston, MA 02116
Michael Krupka(1)(2).....................  6,814,140    48.4%     --       --       718,206    45.4%     --       --
 c/o Bain Capital, Inc.
 Two Copley Place
 Boston, MA 02116
Andrew S. Janower(3).....................  4,444,446    31.6%     --       --       493,827    31.6%     --       --
 c/o Charlesbank Capital
 Partners LLC 600
 Atlantic Avenue
 Boston, MA 02210
Ronald L. Jones(4).......................    701,402     4.8%     --       --       115,670     7.3%     --       --
 c/o Sealy Corporation
 1228 One Office Parkway,
  Trinity, NC 27230
Douglas E. Fellmy(5).....................    191,646     1.4%     --       --         9,294       *      --       --
 c/o Sealy Corporation
 1228 One Office Parkway
 Trinity, NC 27230
David J. McIlquham(5)....................    158,355     1.1%     --       --         5,595       *      --       --
 c/o Sealy Corporation
 One Office Parkway,
 1228 Trinity, NC 27230
Lawrence J. Rogers(5)....................    191,646     1.4%     --       --         9,294       *      --       --
 c/o Sealy Corporation
 1228 One Office Parkway
 Trinity, NC 27230
All directors and executive officers as a
 group (15 persons)...................... 13,371,967    85.8%     --       --     1,389,533    85.6%     --       --

--------
 *  Less than one percent
(1) Amounts shown reflect the aggregate number of shares of Class A Common and Class L Common held by Bain Capital Fund V, L.P. ("Fund V"), Bain Capital Fund V-B, L.P., BCIP Trust Associates, L.P. ("BCIP Trust") and BCIP Associates ("BCIP") (collectively, the "Bain Funds"), for the Bain Funds and Messrs. Bekenstein, Edgerley and Krupka.

(2) Messrs. Bekenstein, Edgerley and Krupka are each Managing Directors of Bain Capital Investors V., Inc., the sole general partner of BCPV, and are limited partners of BCPV, the sole general partner of Fund V and Fund V-B. Accordingly, Messrs. Bekenstein, Edgerley and Krupka may be deemed to beneficially own shares owned by Fund V and Fund V-B. In addition, Messrs. Bekenstein, Edgerley and Krupka are each general partners of BCIP and BCIP Trust and, accordingly, may be deemed to beneficially own shares owned by such funds. Each such person disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest.
(3) Mr. Janower is a Vice President of Charlesbank Capital Partners LLC, an affiliate of Harvard Private Capital Holdings, Inc. ("Harvard"). Accordingly, Mr. Janower may be deemed to beneficially own shares owned by Harvard. Mr. Janower disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest.
(4) Includes 552,000 shares of Class A Common issuable upon exercise of outstanding and currently exercisable options.
(5) Amounts shown reflect shares issuable upon exercise of outstanding and currently exercisable options.

                          RELATED PARTY TRANSACTIONS

Stockholders Agreement

   In December 1997, we and certain of our stockholders, including the funds associated with Bain Capital, Zell/Chilmark Fund, L.P., Harvard Private Capital Holdings, Inc. and the Sealy Investor LLCs entered into a stockholders agreement. The stockholders agreement:

   . requires that each of the parties thereto vote all of its voting securities of us to be established at seven members and to cause three designees of the Bain Funds and one designee of Harvard to be elected to the board of directors;

   . grants us and the Bain Funds a right of first offer on any proposed transfer of shares of our capital stock held by Harvard, Zell or the LLCs;

   . grants Harvard a right of first offer on any proposed transfer of shares of our capital stock held by the Bain Funds;

   . grants tag-along rights (rights to participate on a pro rata basis in sales of stock by other shareholders) on certain transfers of shares of our capital stock;

   . requires the stockholders who are parties to the agreement to consent to a sale of us to an independent third party if such sale is approved by holders constituting a majority of the then outstanding shares of our voting common stock.

   Some provisions of the stockholders agreement will terminate upon the consummation of our initial public offering or a sale of the company.

Registration Rights Agreement

   In December 1997, we and some of our stockholders, including the Bain Funds, Harvard and the LLCs entered into a registration rights agreement. Under the registration rights agreement, the holders of a majority of the registrable securities (as defined in the registration rights agreement) owned by the Bain Funds have the right, subject to certain conditions, to require us to register any or all of our shares of our common stock under the Securities Act at our expense. In addition, all holders of registrable securities are entitled to request the inclusion of any share of our common stock subject to the registration rights agreement in any registration statement at our expense whenever we proposes to register any of our common stock under the Securities Act. In connection with all such registrations, we have agreed to indemnify all holders of registrable securities against certain liabilities, including liabilities under the Securities Act.

Our Related Party Transactions

   In December 1997, we entered into a management services agreement with Bain Capital, Inc. pursuant to which Bain Capital has agreed to provide:

   .   general management services;

   . identification, support, negotiation and analysis of acquisitions and dispositions;

   .   support, negotiation and analysis of financial alternatives; and

   .   other services agreed upon by ourselves and Bain Capital.

   In exchange for such services, Bain Capital will receive:

   . an annual management fee of $2.0 million, plus reasonable out-of-pocket expenses (payable quarterly); and

   . a transaction fee in an amount equal to 1.0% of the aggregate transaction value in connection with the consummation of any additional acquisition or divestiture by us and of each financing or refinancing.

   Bain received a fee in the amount of $1,250,000 in connection with the issuance of the notes.

   The management services agreement has an initial term of five years, subject to automatic one-year extensions unless either we or Bain Capital provide written notice of termination.

   During fiscal 2000, we paid $558,000 to a company that employs Ronald L. Jones' son for web site development services. We believe that the amounts paid are comparable to that which would be paid to an unaffiliated party in an arm's length transaction. In January 2001, pursuant to his employment agreement, Ronald L. Jones transferred to us 891,630 shares of our Class A common stock in exchange for a payment of $10.7 million.

Investment in Mattress Holdings International, LLC

   To date, we have contributed $29.7 million in cash and other assets to Mattress Holdings International, LLC ("MHI"), a company controlled by our largest stockholder before and after this offering, Bain Capital, Inc., in exchange for a 99.9% non-voting economic interest in MHI. Our investment in MHI was made to fund domestic and international loans, advances, and investments by MHI in joint ventures, licensees, retailers, and others in order to enhance business relationships and build incremental sales. In addition, we have guaranteed the performance obligations of MHI under investment documents governing MHI's investments and have indemnified MHI with respect to such investments. We consolidate our investment in MHI for financial accounting purposes.

Sales to Affiliates of Bain Capital, Inc.

   We make sales of finished mattress products pursuant to multi-year supply contracts to affiliates and related parties of Bain Capital, Inc. We believe that the terms on which mattresses are supplied to related parties are not materially less favorable than those that might reasonably be obtained in a comparable transaction on an arm's-length basis from a person that is not an affiliate or related party. Certain of our affiliates subject to multi-year supply agreements are currently renegotiating their credit agreements due to recent operating performance. One of the affiliates and we have negotiated to allow the affiliate to defer payment of a portion of those trade receivables (approximately $10 million) while renegotiating the credit agreement. While there can be no assurance, we believe the affiliates will be successful in renegotiating their credit agreements. Additionally, as part of these renegotiations, we are considering alternatives that modify sales terms and conditions and existing trade indebtedness with the affiliate, as well as possible further cash investment into such affiliate. Further discussions are currently ongoing with the affiliates. We are unable to predict with certainty when or if negotiations will be completed. We believe that adequate allowances have been established for any potential losses on those trade receivables in the event the affiliates are unsuccessful in renegotiating the current credit agreements or obtaining alternate financing.

                       DESCRIPTION OF OTHER INDEBTEDNESS

Senior Credit Facilities

   Our subsidiary, Sealy Mattress Company is a party to two senior credit agreements. We guarantee Sealy Mattress' Company's obligations under those agreements.

   The senior credit agreements originally provided for loans of up to $550 million, consisting of:

   .   a $100 million revolving credit facility;

   .   $120 million of Tranche A term loans;

   .   $125 million in amortization extended term loans ("AXELs") Series B;

   .   $90 million in AXELs Series C; and

   .   $115 million in AXELs Series D.

   After giving effect to the application of the net proceeds of the old note offering, as of May 27, 2001, the aggregate proceeds outstanding under the credit agreements were $350.9 million and we have approximately $91 million available for borrowing under these senior credit agreements, after giving effect to approximately $9 million in letters of credit outstanding.

   The senior credit agreements are secured by a first priority security interest over all of the assets of ourselves and our domestic subsidiaries. Our borrowings under the senior credit agreements bear interest at a floating base rate, plus certain additional interest rates which differ for the various loans under the senior credit agreements, up to a maximum of 3% for AXELs Series D.

   In addition, the senior credit agreements provide for mandatory repayments, based on a percentage of the net proceeds of asset sales, the proceeds of insurance, the proceeds of the issue by us of debt and equity, and excess cash flow, subject to certain exceptions (including an ability to reinvest net proceeds in our business) in each case.

   The senior credit agreements also require us to meet certain financial tests, including minimum levels of EBITDA, a minimum interest coverage ratio and a maximum leverage ratio. The senior credit agreements also contain covenants which, among other things, limit our indebtedness and/or the incurrence of additional indebtedness, investments, contingent obligations, dividends, transactions with affiliates, asset sales, mergers and consolidations, prepayments of other indebtedness (including on our senior subordinated notes and our senior subordinated discount notes), liens and encumbrances and other matters customarily restricted in such agreements.

   The senior credit agreements contain customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness, certain events of bankruptcy and insolvency, events relating to ERISA plans, judgment defaults, the failure of any guaranty or security document supporting the senior credit agreements to be in full force and effect, and a change of control of either ourselves or Mattress.

   In addition, Sealy Canada Limited is a party to a credit facility providing for borrowings in Canadian currency up to C$25 million.

Senior Subordinated Notes and Senior Subordinated Discount Notes

   Sealy Mattress Company has two outstanding series of publicly traded notes, its 10.875% Senior Subordinated Discount Notes due 2007 and its 9.875% Senior Subordinated Notes due 2007. We and our subsidiaries guarantee Sealy Mattress Company's obligations under both series of notes.

   The Senior Subordinated Notes were issued pursuant to an indenture, dated December 18, 1997, among Sealy Mattress Company, the guarantors of the Senior Subordinated Notes and The Bank of York, as Trustee. The indenture is limited in aggregate principal amount to $300.0 million, of which $125.0 million was issued on December 18, 1997. The exchange notes will also be issued pursuant to the December 18, 1997 indenture, will have terms identical to the outstanding 9.875% Senior Subordinated Notes and, upon consummation of this exchange offer, it is anticipated that they will trade as a single class of notes in an aggregate principal amount of $250.0 million. A description of the terms of the notes can be found below under the heading "Description of Notes."

   The Senior Subordinated Discount Notes were issued pursuant to a separate indenture, dated December 18, 1997, among Sealy Mattress Company, the guarantors of the Senior Subordinated Discount Notes and The Bank of New York, as Trustee. The discount notes indenture is limited in aggregate principal amount to $275.0 million of which $128.0 million was issued in December 1997.

   The discount notes were offered at a substantial discount from their principal amount at maturity. Until December 15, 2002, no interest, other than liquidated damages, if applicable, will accrue or be paid in cash on the discount notes. However, a value representing the amortization of the original issue discount between the issuance date and December 15, 2002 (referred to as the accreted value), will accrete on the discount notes on a semi-annual bond equivalent basis.

   Beginning on December 15, 2002, interest on the discount notes will accrue at the rate of 10.875% per annum and will be payable in cash semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2003, to holders of the discount notes on the immediately preceding June 1 and December 1. Interest on the discount notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 15, 2002.

   Except as provided below, Sealy Mattress Company may redeem the discount notes at its option at any time, in whole or in part, upon not less than 30 nor more than 60 days' notice. However, if Sealy Mattress Company chooses to redeem, it must do so at the redemption prices, expressed as percentages of the principal amount of the discount notes, set forth in the table below. Sealy Mattress Company must also pay the accrued and unpaid interest and liquidated damages attaching to the discount notes to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

                                             Percentage of
                   Year                     Principal Amount
                   ----                     ----------------
                   2002....................     105.437%
                   2003....................     103.625%
                   2004....................     101.812%
                   2005 and thereafter.....     100.000%

Junior Subordinated Notes

   As of November 26, 2000, we had issued junior subordinated notes in the principal amount of $35.5 million. These notes were issued as part of a recapitalization we underwent in December 1997. The junior subordinated notes bear interest at a rate of 10% per annum, payable on the last day of each quarter. If we elect not to pay accrued interest, the principal amount of the notes is increased at a rate of 12% per annum. Unless we are in default under our senior subordinated notes or our senior subordinated discount notes, or under our senior credit agreements, we are required to prepay the junior subordinated notes (including accrued interest) upon the consummation of an initial public offering of our stock, where the aggregate proceeds exceed $100,000,000.

                         DESCRIPTION OF EXCHANGE NOTES

   You can find the definitions of certain items used in this description under the subheading "--Definitions." In this description, the "Company" refers only to Sealy Mattress Company and not to any of its subsidiaries and "Parent" refers to Sealy Corporation.

   The Company will issue the exchange notes under an indenture, dated December 18, 1997, among the Company, the Guarantors and The Bank of New York, as trustee in a private transaction that is not subject to the registration requirements of the Securities Act. See "Notice to Investors." The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

   The following description is a summary of the material provisions of the indenture and the registration rights agreement. It does not restate those agreements in their entirety. We urge you to read the Indenture and the registration rights agreement because they, and not this description, define your rights as holders of the exchange notes. Copies of the indenture and the registration rights agreement are available as set forth below under the subheading "--Additional Information."

   The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Exchange Notes

   The exchange notes:

   .   are general unsecured obligations of the Company;

   . are subordinated in right of payment to all current and future Senior Debt; and

   . are equal in right of payment to all of our to all current future Senior Subordinated Debt.

   As of May 27, 2001, the Company had Senior Debt of approximately $363.6 million and, through its Subsidiaries, had additional liabilities, including trade payables and lease obligations, aggregating approximately $655.9 million. The Indenture will permit the incurrence of additional Senior Debt in the future.

   The operations of the Company are primarily conducted through its Subsidiaries and, therefore, the Company is primarily dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the exchange notes. As a result, the exchange notes will be effectively subordinated to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Company's Subsidiaries except to the extent of the Note Guarantees. Only certain of the Company's U.S. Subsidiaries will be Subsidiary Guarantors of the exchange notes. Any right of the Company to receive assets of any of its Non-Guarantor Subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the Holders of the exchange notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary's creditors (including trade creditors), except to the extent that the Company is itself recognized as a creditor of such Subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such Subsidiary and any Indebtedness of such Subsidiary senior to that held by the Company. As of May 27, 2001, the Company's Non-Guarantor Subsidiaries have, in the aggregate, approximately $168.3 million of liabilities after giving pro forma effect to the Transactions, of which $91.0 million represent intercompany liabilities. See "Risk Factors--Your right to receive payment on the exchange notes and the guarantees is junior to all of our senior debt and equal in rights to our existing senior subordinated debt."

   As of the date of the indenture, all of the Company's Subsidiaries are Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries are not be subject to many of the restrictive covenants set forth in the Indenture. See "--Covenants--Restricted Payments."

Subordination

   The payment of the Company's Obligations with respect to the exchange notes are subordinated in right of payment, as set forth in the indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

   Upon any distributions to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of such Senior Debt, including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, before the Holders of exchange notes will be entitled to receive any payment with respect to the exchange notes, and until all Obligations with respect to Senior Debt are paid in full in cash or Cash Equivalents, any distribution to which the Holders of exchange notes would be entitled shall be made to the holders of Senior Debt, except that Holders of exchange notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance."

   The Company also may not make any payment upon or in respect of the exchange notes, except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance," if:

   (1) a default in the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on Designated Senior Debt occurs and is continuing beyond any applicable period of grace or;

   (2) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the exchange notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

No new period of payment blockage may be commenced unless and until:

   (1) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice; and

   (2) all scheduled payments of principal, premium, if any, interest and Liquidated Damages on the exchange notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 180 days.

   The indenture requires that the Company promptly notify holders of Senior Debt if payment of the exchange notes is accelerated because of an Event of Default.

   "Designated Senior Debt" means:

   (1) any Indebtedness outstanding under the Senior Credit Agreements; and

   (2) after payment in full of all Indebtedness outstanding under the Senior Credit Agreements, any other Senior Debt permitted under the Indenture, the principal amount of which is $25.0 million or more, and that has been designated by the Company as "Designated Senior Debt."

   "Permitted Junior Securities" means Equity Interests in the Company or any Guarantor or debt securities that are unsecured and are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the exchange notes are subordinated to Senior Debt pursuant to Article 10 of the Indenture without limiting the foregoing, such securities shall have no required principal payments until after the final maturity of all Senior Debt.

   "Senior Debt" means:

   (1) all Indebtedness of the Company or any of the Guarantors outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

   (2) any other Indebtedness permitted to be incurred by the Company under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the exchange notes; and

   (3) all Obligations with respect to the foregoing.

   Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

   (1) any liability for Federal, state, local or other taxes owed or owing by the Company;

   (2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates;

   (3) any trade payables; or

   (4) any Indebtedness that is incurred in violation of the Indenture.

Note Guarantees

   The Company's payment obligations under the exchange notes are jointly and severally guaranteed (the "Note Guarantees") by the Subsidiary Guarantors and Parent (together with the Subsidiary Guarantors, the "Guarantors"). Note Guarantees will not be provided by the Non-Guarantor Subsidiaries. The Note Guarantee of each Guarantor will be subordinated to the prior payment in full in cash or cash equivalents of all Senior Debt of such Guarantor, which would include approximately $350.9 million of Senior Debt outstanding as of May 27, 2001, and the amounts for which the Guarantors will be liable under the Guarantees issued from time to time with respect to Senior Debt. The obligations of each Guarantor under its Note Guarantees will be limited so as not to constitute a fraudulent conveyance under applicable law. Please see, "Risk Factors--Risk of Fraudulent Transfer."

   Subject to the provisions of the following paragraph, the indenture provides that no Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless:

   (1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the exchange notes, the Indenture and the registration rights agreement;

   (2) immediately after giving effect to such transaction, no Default or Event of Default exists; and

   (3) the Company would be permitted by virtue of the Company's pro forma Consolidated Fixed Charge Coverage Ratio, immediately after giving effect to such transaction to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

   Except as set forth in this paragraph, the indenture does not prohibit the merger of two of the Company's Restricted Subsidiaries or the merger of a Restricted Subsidiary into the Company.

   The indenture provides that in the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Note Guarantees; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of the Indenture. See "Redemption or Repurchase at Option of Holders--Asset Sales." The limitations and restrictions in the Indenture do not apply to, limit or restrict the operations of Parent.

Principal, Maturity and Interest

   The exchange notes are limited in aggregate principal amount to $300.0 million, of which $125.0 million have already been issued and an additional $125.0 million will be issued pursuant to this exchange offer, and will mature on December 15, 2007. Interest on the exchange notes will accrue at the rate of 9.875% per annum and will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2001, to Holders of record on the immediately preceding June 1 and December 1. Additional exchange notes may be issued from time to time after the date of the indenture, subject to the provisions of the indenture, including those described below under the caption "--Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock." Interest on the exchange notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, interest and Liquidated Damages, if any, on the exchange notes will be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the exchange notes at their respective addresses set forth in the register of Holders of exchange notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to exchange notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The exchange notes will be issued in denominations of $1,000 and integral multiples thereof.

Optional Redemption

   Except as provided below, the exchange notes will not be redeemable at the Company's option prior to December 15, 2002. Thereafter, the exchange notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

                                                Percentage of
                 Year                          Principal Amount
                 ----                          ----------------
                 2002.........................     104.937%
                 2003.........................     103.292%
                 2004.........................     101.646%
                 2005 and thereafter..........     100.000%

   At any time prior to December 15, 2002, the exchange notes may also be redeemed, as a whole but not in part, at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to, the date of redemption (the "Exchange Note Redemption Date").

   "Applicable Premium" means, with respect to any exchange note on any Exchange Note Redemption Date, the greater of (i) 1.0% of the principal amount of such exchange note or (ii) the excess of (A) the present value at such Exchange Note Redemption Date of (1) the redemption price of such exchange note at December 15, 2002 (such redemption price being set forth in the table above) plus (2) all required interest payments due on such exchange note through December 15, 2002 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate at such Exchange Note Redemption Date plus 75 basis points over (B) the principal amount of such exchange note, if greater.

Selection and Notice

   If less than all of the exchange notes are to be redeemed at any time, selection of exchange notes for redemption will be made by the Trustee from among the exchange notes that are then outstanding in compliance with the requirements of the principal national securities exchange, if any, on which the exchange notes are listed, or, if the exchange notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no exchange notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of exchange notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original note. Exchange notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on exchange notes or portions of them called for redemption.

Mandatory Redemption

   The Company is not required to make mandatory redemption or sinking fund payments with respect to the exchange notes.

Repurchase at the Option of Holders

  Change of Control

   Upon the occurrence of a Change of Control, each Holder of exchange notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's exchange notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase. Within ten days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase exchange notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the exchange notes as a result of a Change of Control.

   On the Change of Control Payment Date, the Company will, to the extent lawful:

   (1) accept for payment all exchange notes or portions thereof properly tendered pursuant to the Change of Control Offer;

   (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all exchange notes or portions thereof so tendered; and

   (3) deliver or cause to be delivered to the Trustee the exchange notes so accepted together with an Officers' Certificate stating the aggregate principal amount of exchange notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of exchange notes so tendered the Change of Control Payment for such exchange notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the exchange notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

   The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

   The indenture provides that, prior to the mailing of any notice required by the Indenture, but in any event within 30 days following any Change of Control, the Company will:

   (1) repay in full in cash and terminate all commitments under Indebtedness under the Senior Credit Agreements and all other Senior Debt the terms of which require repayment upon a Change of Control or offer to repay in full in cash and terminate all commitments under all Indebtedness under the Senior Credit Agreements and all other such Senior Debt and to repay the Indebtedness owed to each lender under the Senior Credit Agreements that has accepted such offer or;

   (2) obtain the requisite consents under the Senior Credit Agreements and all such other Senior Debt to permit the repurchase of the exchange notes as provided above. The Company shall first comply with this covenant before it shall be required to repurchase exchange notes pursuant to the provisions described in the indenture. The Company's failure to comply with the immediately preceding sentence shall constitute an Event of Default described in clause and not in clause (ii) under "Events of Default" below.

   The Senior Credit Agreements restrict the Company's ability to prepay debt, including the exchange notes, and also provide that certain change of control events with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing exchange notes, the Company could seek the consent of its lenders to the purchase of exchange notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing exchange notes. In such case, the Company's failure to purchase tendered exchange notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Senior Credit Agreements. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of exchange notes.

   The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control the Indenture does not contain provisions that permit the Holders of the exchange notes to require that the Company repurchase or redeem the exchange notes in the event of a takeover, recapitalization or similar transaction.

   The Company will not be required to make a Change of Control Offer upon a Change of Control if:

   (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all exchange notes validly tendered and not withdrawn under such Change of Control Offer or;

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

   (2) the Company exercises its option to purchase all the exchange notes upon a Change of Control as described above under the caption "Optional Redemption."

   "Change of Control" means the occurrence of one or more of the following events:

   (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons, as defined in Section 13(d) of the Exchange Act (a "Group"), whether or not otherwise in compliance with the provisions of the Indenture, other than Bain Capital, Inc. and its Related Parties;

   (2) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture);

   (3) any Person or Group (other than Bain Capital, Inc. and its Related Parties) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of Parent or any successor to all or substantially all of its assets;

   (4) the first day on which a majority of the members of the Board of Directors of the Company or Parent are not Continuing Directors; or

   (5) the first day on which Parent ceases to hold 100% of the outstanding Equity Interests of the Company, other than as a result of a Merger of the Company and Parent permitted by the indenture.

   The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of exchange notes to require the Company to repurchase such exchange notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

   "Continuing Directors" means:, as of any date of determination, any member of the Board of Directors of the Company who:

   (1) was a member of such Board of Directors on the date of the Indenture; or

   (2) was nominated for election or elected to such Board of Directors by any of the Principals or with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

   "Principals" means the Parent, Bain Capital, Inc. and any other stockholder of Parent that owns at least 10% of the outstanding Equity Interests of Parent as of the date of issuance of the exchange notes.

   "Related Party" with respect to any Principal means:

   (1) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or;

   (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (1).

Asset Sales

   The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

   (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors);

   (2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents; provided that the amount of

      (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the exchange notes) that are assumed by the transferee of any such assets,

      (b) any exchange notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) and

      (c) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 10% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash for the purposes of this provision; and

   (3) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either

      (a) to repay any Senior Debt and, in the case of any Senior Debt under any revolving credit facility, effect a commitment reduction under such revolving credit facility,

      (b) to reinvest in Productive Assets, or

      (c) a combination of prepayment, repurchase and investment permitted by the foregoing clauses (3)(a) and (3)(b).

   Pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Cash Proceeds in Cash Equivalents. On the 366th day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clause (3)(a), (3)(b) or (3)(c) of the next preceding sentence (each, a "Net Proceeds Offer Trigger Date"), the aggregate amount of Net Cash Proceeds that have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clause (3)(a), (3)(b) and (3)(c) of the next preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis that amount of exchange notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the exchange notes to be purchased, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration (including any Designated Noncash Consideration) received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant.

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

   Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $10.0 million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $10.0 million, at which time the Company or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $10.0 million or more shall be deemed to be a "Net Proceeds Offer Trigger Date").

   Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (1) at least 75% of the consideration for such Asset Sale constitutes Productive Assets, cash, Cash Equivalents and/or Marketable Securities and (2) such Asset Sale is for fair market value (as determined in good faith by the Company's Board of Directors); provided that any consideration not constituting Productive Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall be subject to the provisions of the two preceding paragraphs.

   Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their exchange notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender exchange notes in an amount exceeding the Net Proceeds Offer Amount, exchange notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the aggregate amount of exchange notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use any remaining Net Proceeds Offer Amount for general corporate purposes. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

   The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of exchange notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue thereof.

Covenants

  Restricted Payments

   The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

   (1) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests, including, without limitation, any payment in connection with any merger or consolidation involving the Company, or to the direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Qualified Capital Stock of the Company);

   (2) purchase, redeem or otherwise acquire or retire for value, including, without limitation, in connection with any merger or consolidation involving the Company, any Equity Interests of the Company or any direct or indirect parent of the Company; or

   (3) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (3) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

      (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

      (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Four-Quarter Period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

      (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (3), (5), (6), (8) and (9) of the next succeeding paragraph), is less than the sum, without duplication, of:

          (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

         (ii) 100% of the aggregate net cash proceeds (including the fair market value of property other than cash that would constitute Marketable Securities or a Permitted Business) received by the Company since the date of the Indenture as a contribution to its common equity capital (other than from a Subsidiary or that were financed with loans from the Company or any Restricted Subsidiary) or from the issue or sale of Qualified Capital Stock (including Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness) of the Company (excluding any net proceeds from an Equity Offering or capital contribution to the extent used to redeem exchange notes in accordance with the optional redemption provisions of the exchange notes) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into Qualified Capital Stock (other than Qualified Capital Stock (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus

        (iii) 100% of the aggregate net proceeds (including the fair market value of property other than cash that would constitute Marketable Securities or a Permitted Business) of any (A) sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries or (B) dividend from, or the sale of the stock of, an Unrestricted Subsidiary.

   Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

   (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice;

   (2) if no Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the acquisition of any shares of Capital Stock of the Company (the "Retired Capital Stock"), either (a) solely in exchange for shares of Qualified Capital Stock of the Company (the "Refunding Capital Stock"), or (b) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company, and, in the case of subclause (a) of this clause (2), if immediately prior to the retirement of the Retired Capital Stock the declaration and payment of dividends thereon was permitted under clause
       (3) of this
       paragraph, the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement; provided that at the time of the declaration of any such dividends on the Refunding Capital Stock, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

   (3) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the date of the indenture (including, without limitation, the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph); provided that, at the time of such issuance, the Company, after giving effect to such issuance on a pro forma basis, would have had a Consolidated Fixed Charge Coverage Ratio of at least 2.0 to 1.0 for the most recent Four-Quarter Period;

   (4) payments to Parent for the purpose of permitting, and in an amount equal to the amount required to permit, Parent to redeem or repurchase Parent's common equity or options in respect thereof, in each case in connection with the repurchase provisions of employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that all such redemptions or repurchases pursuant to this clause (4) shall not exceed $12.5 million (which amount shall be increased by the amount of any net cash proceeds received from the sale since the date of the Indenture of Equity Interests (other than Disqualified Stock) to members of the Company's management team that have not otherwise been applied to the payment of Restricted Payments pursuant to the terms of the preceding paragraph (c) and by the cash proceeds of any "key-man" life insurance policies which are used to make such redemptions or repurchases) in the aggregate since the date of the Indenture; provided, further, that the cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with such a repurchase of Capital Stock of Parent will not be deemed to constitute a Restricted Payment under the Indenture;

   (5) the making of distributions, loans or advances to Parent in an amount not to exceed $1.5 million per annum in order to permit Parent to pay the ordinary operating expenses of Parent (including, without limitation, directors' fees, indemnification obligations, professional fees and expenses, but excluding any payments on or repurchases of the Seller Note);

   (6) payments to Parent in respect of taxes pursuant to the terms of the Tax Allocation Agreement as in effect on the date of the Indenture and as amended from time to time pursuant to amendments that do not increase the amounts payable by the Company or any of its Restricted Subsidiaries thereunder;

   (7) if no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company would be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock", other Restricted Payments in an aggregate amount not to exceed $12.5 million since the date of the Indenture;

   (8) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; and

   (9) distributions to Parent to fund the Transactions (as described under "Use of Proceeds") and payments with respect to Parent exchange notes whether made at or subsequent to the Closing.

   In determining the aggregate amount of Restricted Payments made subsequent to the date of the Indenture in accordance with clause (c) of the immediately preceding paragraph, (a) amounts expended pursuant to clauses (1), (2), (4), and (7) shall be included in such calculation; provided such expenditures pursuant to clause (4) shall not be included to the extent of the cash proceeds received by the Company from any "key man" life insurance policies and (b) amounts expended pursuant to clause (3), (5), (6), (8) or (9) shall be excluded from such calculation.

   The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

   The amount of all Restricted Payments, other than cash, shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

Incurrence of Indebtedness and Issuance of Preferred Stock

   The indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness and that the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness or issue shares of Disqualified Stock if:

   (1) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness or the issuance of any such Disqualified Stock and

   (2) the Consolidated Fixed Charge Coverage Ratio for the Company's most recently ended Four-Quarter Period would have been at least 2.0 to 1.0, determined on a pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, at the beginning of such Four-Quarter Period.

   The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

    (1) the exchange notes and the Note Guarantees thereof;

    (2) Indebtedness incurred pursuant to one or more Credit Facilities in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed $550.0 million less:

       (a) the aggregate amount of Indebtedness of Securitization Entities at the time outstanding less;

       (b) the amount of all optional or mandatory principal payments actually made by the Company or any of its Restricted Subsidiaries since the date of the Indenture in respect of term loans under Credit Facilities (excluding any such payments to the extent refinanced at the time of payment under a Credit Facility); and

       (c) further reduced by any repayments of revolving credit borrowings under Credit Facilities that are accompanied by a corresponding commitment reduction thereunder provided, that the amount of Indebtedness permitted to be incurred pursuant to the Senior Credit Agreements in accordance with this clause
        (2) shall be in addition to any Indebtedness permitted to be incurred pursuant to the Senior Credit Agreements in reliance on, and in accordance with, clauses (10) and (16) below;

    (3) the incurrence of Indebtedness and/or the issuance of Permitted Foreign Subsidiary Preferred Stock by Foreign Subsidiaries of the Company, which together with the aggregate principal amount of

        Indebtedness incurred pursuant to this clause (3) and the aggregate liquidation value of all Permitted Foreign Subsidiary Preferred Stock issued pursuant to this clause (3), does not exceed $15.0 million at any one time outstanding; provided, that such amount shall increase to $30.0 million upon the consummation of an Initial Public Offering;

    (4) other Indebtedness of the Company and its Subsidiaries outstanding on the date of the Indenture for so long as such Indebtedness remains outstanding;

    (5) Interest Swap Obligations of the Company covering Indebtedness of the Company; provided, that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under the Indenture; and provided, further, that such Interest Swap Obligations are entered into, in the judgment of the Company, to protect the Company from fluctuation in interest rates on its outstanding Indebtedness;

    (6) Indebtedness of the Company under Currency Agreements;

    (7) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the exchange notes and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

    (8) the incurrence of Acquired Indebtedness of Restricted Subsidiaries of the Company to the extent the Company could have incurred such Indebtedness in accordance with the first paragraph of this covenant on the date such Indebtedness became Acquired Indebtedness;

    (9) Guarantees by the Company and the Guarantors of each other's Indebtedness; provided that such Indebtedness is permitted to be incurred under the indenture;

    (10)Indebtedness, including Capitalized Lease Obligations, incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property, real or personal, or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding not to exceed 5% of Total Assets at the time of any incurrence thereof (including any Refinancing Indebtedness with respect thereto) (which amount may, but need not, be incurred in whole or in part under the Senior Credit Agreements);

    (11)Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

    (12)Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

    (13)obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business;

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   (14) any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness (other than intercompany Indebtedness), including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required Premiums") and fees in connection therewith ("Refinancing Indebtedness"); provided that any such event shall not:

       (a) directly or indirectly result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional
           Indebtedness:

           .   to pay Required Premiums and related fees; or

           . otherwise permitted to be incurred under the Indenture of the Company and its Restricted Subsidiaries; and

       (b) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold (except that this subclause (b) will not apply in the event the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was originally incurred in reliance upon clause
           (16) of this paragraph);

   (15) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is Non-Recourse Debt with respect to the Company and its other Restricted Subsidiaries, except for Standard Securitization Undertakings;

   (16) the incurrence of additional Indebtedness by the Company or any of its Restricted Subsidiaries and/or the issuance of Permitted Domestic Subsidiary Preferred Stock by the Company's U.S. Subsidiaries, which together with the aggregate principal amount of other Indebtedness incurred pursuant to this clause (16) and the aggregate liquidation value of all other Permitted Domestic Subsidiary Preferred Stock issued pursuant to this clause (16), does not exceed $30.0 million at any one time outstanding (which amount, in the case of Indebtedness, may, but need not, be incurred in whole or in part under the Senior Credit Agreements); provided, that such amount shall increase to $50.0 million upon the consummation of an Initial Public Offering.

   For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (16) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Consolidated Fixed Charges of the Company as accrued.

No Senior Subordinated Debt

   The indenture provides that:

   (1) the Company will not incur, create, issue, assume, Guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the exchange notes, and

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   (2) no Subsidiary Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of any Subsidiary Guarantor and senior in any respect in right of payment to the Note Guarantees.

Liens

   The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, unless:

   (1) in the case of Liens securing Indebtedness that is expressly subordinate or junior in right of payment to the exchange notes, the exchange notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens, and

   (2) in all other cases, the exchange notes are equally and ratably secured, except for:

      (a) Liens existing as of the date of the Indenture and any extensions, renewals or replacements thereof,

      (b) Liens securing Senior Debt,

      (c) Liens securing the exchange notes,

      (d) Liens securing intercompany Indebtedness of the Company or a Restricted Subsidiary of the Company on assets of any Subsidiary of the Company,

      (e) Liens securing Indebtedness that is incurred to refinance Indebtedness that was secured by a Lien permitted under the Indenture that was incurred in accordance with the provisions of the Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced, and

      (f) Permitted Liens.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock, (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of:

    (1) applicable law;

    (2) the indenture;

    (3) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

    (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

    (5) agreements existing on the date of the indenture (including, without limitation, the Senior Credit Agreements and the Parent Note Indenture);

    (6) restrictions on the transfer of assets subject to any Lien permitted under the indenture imposed by the holder of such Lien;

    (7) restrictions imposed by any agreement to sell assets or Capital Stock permitted under the indenture to any Person pending the closing of such sale;

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    (8) any agreement or instrument governing Capital Stock of any Person that is in effect on the date such Person is acquired by the Company or a Restricted Subsidiary of the Company;

    (9) any Purchase Money Note, or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity;

   (10) any agreement or instrument governing Indebtedness or Permitted Foreign Subsidiary Preferred Stock (whether or not outstanding) of Foreign Subsidiaries of the Company that was permitted by the Indenture to be incurred;

   (11) other Indebtedness or Domestic Subsidiary Preferred Stock permitted to be incurred subsequent to the date of the Indenture pursuant to the provisions of the covenant described above under the caption "--Incurrence of Additional Indebtedness and Issuance of Preferred Stock"; provided that any such restrictions are ordinary and customary with respect to the type of Indebtedness or preferred stock being incurred or issued (under the relevant circumstances);

   (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

   (13) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Merger, Consolidation, or Sale of Assets

   The indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless:

   (1) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

   (2) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the registration rights agreement, the exchange notes and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

   (3) immediately after such transaction no Default or Event of Default exists; and

   (4) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company and except in the case of a merger entered into solely for the purpose of reincorporating the Company in another jurisdiction, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Four-Quarter Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the

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       Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

Transactions with Affiliates

   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to occur any transaction or series or related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates involving aggregate consideration in excess of $2.5 million (an "Affiliate Transaction"), other than:

   (1) Affiliate Transactions permitted under the paragraph below; and

   (2) Affiliate Transactions on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company; provided, however, that for a transaction or series of related transactions with an aggregate value of $7.5 million or more, at the Company's option, either:

      (a) a majority of the disinterested members of the Board of Directors of the Company shall determine in good faith that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company; or

      (b) the Board of Directors of the Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company; and provided, further, that for an Affiliate Transaction with an aggregate value of $10.0 million or more the Board of Directors of the Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company.

   The foregoing restrictions shall not apply to:

    (1) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors or senior management;

    (2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture;

    (3) transactions effected as part of a Qualified Securitization
        Transaction;

    (4) any agreement as in effect as of the date of the Indenture or any amendment or replacement thereto or any transaction contemplated thereby, including pursuant to any amendment or replacement thereto, so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the date of the Indenture;

    (5) Restricted Payments permitted by the Indenture;

    (6) the payment of customary annual management, consulting and advisory fees and related expenses to the Principals and their Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by the Board of Directors of the Company or such Restricted Subsidiary in good faith;

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    (7) payments or loans to employees or consultants that are approved by the
        Board of Directors of the Company in good faith;

    (8) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of the indenture and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the date of the Indenture shall only be permitted by this clause (8) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the Holders of the applicable series of exchange notes in any material respect;

    (9) transactions permitted by, and complying with, the provisions of the covenant described under "--Merger, Consolidation, or Sale of Assets"; and

   (10) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

Additional Note Guarantees

   The indenture provides that if the Company or any of its Restricted Subsidiaries shall acquire or create another U.S. Subsidiary after the date of the indenture, or if any Subsidiary becomes a U.S. Subsidiary after the date of the Indenture, then such newly acquired or created Subsidiary shall execute a Note Guarantee and deliver an Opinion of Counsel, in accordance with the terms of the Indenture; provided, that all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the Indenture shall not be subject to the requirements of this covenant for so long as they continue to constitute Unrestricted Subsidiaries.

Conduct of Business

   The indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any businesses a majority of whose revenues are not derived from the same or reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the date of the Indenture.

Reports

   The indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any exchange notes are outstanding, the Company will furnish to the Holders of exchange notes:

   (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footexchange notes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

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   (2) all current reports that would be required to be filed with the SEC on
       Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations.

   For so long as Parent is a Guarantor of the exchange notes, the indenture will permit the Company to satisfy its obligations in this covenant with respect to financial information relating to the Company by furnishing financial information relating to Parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a stand-alone basis, on the other hand. In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any exchange notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

   The following events will be defined in the indenture as "Events of Default":

   (1) the failure to pay interest on any exchange notes when the same becomes due and payable if the default continues for a period of 30 days, whether or not such payment shall be prohibited by the subordination provisions of the Indenture;

   (2) the failure to pay the principal on any exchange notes when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase exchange notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer), whether or not such payment shall be prohibited by the subordination provisions of the Indenture;

   (3 )a default in the observance or performance of any other covenant or agreement contained in the Indenture if the default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the exchange notes;

   (4) the failure to pay at final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary (other than a Securitization Entity), which failure continues for at least 10 days, or the acceleration of the maturity of any such Indebtedness, which acceleration remains uncured and unrescinded for at least 10 days, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $20.0 million or more at any time;

   (5) one or more judgments in an aggregate amount in excess of $20.0 million shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

   (6) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

   (7) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries.

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   Upon the happening of any Event of Default, the Trustee or the Holders of at
least 25% in principal amount of outstanding exchange notes may declare the principal of and accrued interest on all the exchange notes to be due and payable by notice in writing to the Company and the Trustee specifying the Event of Default and that such notice is a "notice of acceleration" (the "Acceleration Notice"), and the same (1) shall become immediately due and payable or (2) if there are any amounts outstanding under either of the Senior Credit Agreements, shall become immediately due and payable upon the first to occur of an acceleration under either of the Senior Credit Agreements or five Business Days after receipt by the Company and the Representative under the applicable Senior Credit Agreement of such Acceleration Notice but only if such Event of Default is then continuing. If an Event of Default with respect to bankruptcy proceedings of the Company occurs and is continuing, then such amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of notes.

   The indenture provides that, at any time after a declaration of acceleration with respect to the exchange notes as described in the preceding paragraph, the Holders of a majority in principal amount of exchange notes may rescind and cancel such declaration and its consequences as to such series if:

   (1) the rescission would not conflict with any judgment or decree;

   (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

   (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

   (4) if the Company has paid the Trustee its compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances; and

   (5) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. The holders of a majority in principal amount of exchange notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any exchange notes.

No Personal Liability of Directors, Officers, Employees and Stockholders

   No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the exchange notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of exchange notes by accepting a exchange note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the exchange notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

   The Company may, at its option and at any time, elect to have all of its obligations discharged with respect either series of exchange notes ("Legal Defeasance") except for:

   (1) the rights of Holders of outstanding exchange notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such exchange notes when such payments are due from the trust referred to below;

   (2) the Company's obligations with respect to such exchange notes concerning issuing temporary exchange notes, registration of exchange notes, mutilated, destroyed, lost or stolen exchange notes and the maintenance of an office or agency for payment and money for security payments held in trust;

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   (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

   (4) the Legal Defeasance provisions of the Indenture.

   In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to such exchange notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to such exchange notes.

   In order to exercise either Legal Defeasance or Covenant Defeasance:

   (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the exchange notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, interest and Liquidated Damages, if any, on all outstanding exchange notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether such series of exchange notes are being defeased to maturity or to a particular redemption date;

   (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

      (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

      (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding exchange notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

   (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding exchange notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

   (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit, or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

   (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument, including the Indenture and the Senior Credit Agreements, (other than a default resulting from the borrowing of funds to be applied to such deposit) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

   (6) the Company must have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

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   (7) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such series of exchange notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

   (8) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

   A Holder may transfer or exchange notes in accordance with the indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the indenture. The Company is not required to transfer or exchange any exchange note selected for redemption. Also, the Company is not required to transfer or exchange any exchange note for a period of 15 days before a selection of exchange notes to be redeemed.

   The registered Holder of an exchange note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

   Except as provided in the next two succeeding paragraphs, the indenture and the exchange notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the exchange notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, exchange notes), and any existing default or compliance with any provision of the Indenture or the exchange notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding exchange notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, exchange notes).

   Without the consent of each Holder affected, an amendment or waiver may not (with respect to any exchange notes held by a non-consenting Holder):

   (1) reduce the principal amount of exchange notes whose Holders must consent to an amendment, supplement or waiver;

   (2) reduce the principal of or change the fixed maturity of any exchange note or alter the provisions with respect to the redemption of the exchange notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders");

   (3) reduce the rate of or change the time for payment of interest on any exchange note;

   (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the exchange notes (except a rescission of acceleration of the exchange notes by the Holders of at least a majority in aggregate principal amount of the exchange notes and a waiver of the payment default that resulted from such acceleration);

   (5) make any exchange note payable in money other than that stated in the exchange notes;

   (6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of exchange notes to receive payments of principal of or premium, if any, or interest on the exchange notes;

   (7) waive a redemption payment with respect to any exchange note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"); or

   (8) make any change in the foregoing amendment and waiver provisions.

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   In addition, any amendment to the provisions of Article 10 of the indenture
(which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the exchange notes then outstanding if such amendment would adversely affect the rights of Holders of exchange notes. Any amendment to the provisions of Article 10 of the indenture or the related definitions will also require the consent of the majority of the lenders under each of the Senior Credit Agreements.

   Notwithstanding the foregoing, without the consent of any Holder of exchange notes, the Company and the Trustee may amend or supplement the indenture or the exchange notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated exchange notes in addition to or in place of certificated exchange notes, to provide for the assumption of the Company's obligations to Holders of exchange notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of exchange notes or that does not adversely affect the legal rights under the indenture of any such Holder, or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Concerning the Trustees

   The indenture contains certain limitations on the rights of the Trustee, should the Trustee become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest, the Trustee must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

   The Holders of a majority in principal amount of the then outstanding exchange notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of exchange notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

   Anyone who receives this prospectus may obtain copies of the indenture and registration rights agreement, without charge, by writing to Sealy Mattress Company, One Office Parkway, Trinity, North Carolina 27370, Attention: General Counsel.

Definitions

   Set forth below are some defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

   "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or that is assumed by the Company or any of its Restricted Subsidiaries in connection with the acquisition of assets from such Person, in each case excluding any Indebtedness incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition.

   "Affiliate" means a Person who directly or indirectly through one or more intermediaries controls, or controlled by, or is under common control with, the Company. The term "control" means the possession directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Securitization Entity makes an

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Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

   "all or substantially all" shall have the meaning given such phrase in the Revised Model Business Corporation Act.

   "Asset Acquisition" means:

   (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company; or

   (2) the acquisition by the Company or any Restricted Subsidiary of the Company of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

   "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries to any Person other than the Company or a Restricted Subsidiary of the Company of:

   (1) any Capital Stock of any Restricted Subsidiary of the Company; or

   (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

      (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million,

      (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under the provisions described above under the caption "--Covenants--Merger, Consolidation and Sale of Assets" or any disposition that constitutes a Change of Control,

      (c) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof,

      (d) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry,

      (e) the licensing of intellectual property,

      (f) disposals or replacements of obsolete, uneconomical, negligible, worn out or surplus property in the ordinary course of business,

      (g) the sale, lease conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property to one or more Restricted Subsidiaries in connection with Investments permitted by the covenant described under the caption "--Restricted Payments",

      (h) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof.

   For the purposes of clause (h), Purchase Money Notes shall be deemed to be cash.

   "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

   "Capital Stock" means:

   (1) in the case of a corporation, corporate stock;

   (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock;

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

   (3) in the case of a partnership or limited liability company, partnership or membership interests, whether general or limited; and

   (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

   "Cash Equivalents" means:

   (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

   (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

   (3) commercial paper maturity no more than one year from the date of creation thereof and at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

   (4) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia, Japan or any member of the European Economic Community or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200.0 million; provided, that instruments issued by banks not having one for the two highest ratings obtainable from either S&P or Moody's or by banks organized under the laws of Japan or any member of the European Economic Community shall not constitute Cash Equivalents for purposes of the subordination provisions of the
       Indenture;

   (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

   (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

   "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of such Person's:

   (1) Consolidated Net Income; and

   (2) to the extent Consolidated Net Income has been reduced thereby:

      (a) all income taxes and foreign withholding taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

      (b) Consolidated Interest Expense;

      (c) Consolidated Noncash Charges;

      (d) all one-time cash compensation payments made in connection with the Transactions;

      (e) any payments related to addressing the Company's or any of its Restricted Subsidiary's "Year 2000" information systems issue and EITF 97-13 "reengineering" efforts; and

      (f) all bad debt and factoring losses incurred specifically with respect to the bankruptcy of Montgomery Ward.

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   "Consolidated Fixed Charge Coverage Ratio" means, with respect to any
Person, the ratio of Consolidated EBITDA of such Person during the most recent four full fiscal quarters for which internal financial statements are available (the "Four-Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four-Quarter Period.

   In addition to and without limitation of the foregoing, for purposes of this definition, Consolidated EBITDA and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

   (1) the incurrence of any Indebtedness or the issuance of any preferred stock of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other preferred stock occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

   (2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any Pro Forma Cost Savings) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

   If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

   In calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage
Ratio:

   (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

   (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

   (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

   "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum of, without duplication:

   (1) Consolidated Interest Expense, before amortization or write-off of debt issuance costs, plus

   (2) the amount of all cash dividend payments on any series of preferred stock of such Person, plus

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   (3) the amount of all dividend payments on any series of Permitted Foreign
       Subsidiary Preferred Stock or Permitted Domestic Subsidiary Preferred Stock; provided that, with respect to any series of preferred stock that was not paid cash dividends during such period but that is eligible to be paid cash dividends during any period prior to the maturity date of the exchange notes, cash dividends shall be deemed to have been paid with respect to such series of preferred stock during such period for purposes of clause (2) of this definition.

   "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

   (1) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, for such period determined on a consolidated basis in conformity with GAAP,

   (2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and

   (3) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

   "Consolidated Net Income" of the Company means, for any period, the aggregate net income or loss of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, provided that there shall be excluded therefrom:

   (1) gains and losses from Asset Sales (without regard to the $1.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects according to GAAP;

   (2) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

   (3) items classified as a cumulative effect accounting change or as extraordinary, unusual or nonrecurring gains and losses (including, without limitation, severance, relocation and other restructuring costs), and the related tax effects according to GAAP;

   (4) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with the Company or any Restricted Subsidiary of the Company;

   (5) the net income of any Restricted Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of the Company of that income is restricted by contract, operation, operation of law or otherwise;

   (6) the net loss of any Person, other than a Restricted Subsidiary of the Company;

   (7) the net income of any Person, other than a Restricted Subsidiary of the Company, except to the extent of cash dividends or distributions paid to the Company or a Restricted Subsidiary of the Company by such Person;

   (8) only for purposes of clause (3)(c)(i) of the first paragraph of the covenant described under the caption "--Restricted Payments", any amounts included pursuant to clause (3)(c)(iii) of the first paragraph of such covenant; and

   (9) one time non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction. For purposes of clause (3)(c)(i) of the first paragraph of the covenant described under the caption "--Restricted Payments", Consolidated Net Income shall be reduced by any cash dividends paid with respect to any series of Designated Preferred Stock.

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   "Consolidated Noncash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period, determined on a consolidated basis in accordance with GAAP excluding any such non-cash charge constituting an extraordinary item or loss or any such non-cash charge which requires an accrual of or a reserve for cash charges for any future period.

   "Credit Facilities" means one or more debt facilities, including, without limitation, the Senior Credit Agreements, or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables, and/or letters of credit.

   "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

   "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

   "Designated Noncash Consideration" means any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary. Such Officers' Certificate shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking firm with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $10.0 million.

   "Designated Preferred Stock" means Preferred Stock that is so designated as Designated Preferred Stock, pursuant to an Officers, Certificate executed by the principal executive officer and the principal financial officer of the Company, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (iii) of the first paragraph of the covenant described under the caption "--Restricted Payments."

   "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the exchange notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Restricted Payments."

   "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

   "Equity Offering" means any offering of Qualified Capital Stock of Parent or the Company; provided that, in the event of any Equity Offering by Parent, Parent contributes to the common equity capital of the Company, other than as Disqualified Stock, the portion of the net cash proceeds of such Equity Offering necessary to pay the aggregate redemption price, plus accrued interest to the redemption date, of the exchange notes to be redeemed pursuant to the preceding paragraph.

   "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries, other than Indebtedness under the Senior Credit Agreements, in existence on the date of the indenture, until such amounts are repaid.

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   "Foreign Subsidiaries" means the Company's current and future non-U.S.
Subsidiaries.

   "Four-Quarter Period" has the meaning specified in the definition of Consolidated Fixed Charge Coverage Ratio.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

   "Guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

   "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

   (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, including Interest Swap Obligations; and

   (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, including Currency Agreements.

   "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, exchange notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be:

   (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

   (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

   For purposes of calculating the amount of Indebtedness of a Securitization Entity outstanding as of any date, the face or notional amount of any interest in receivables or equipment that is outstanding as of such date shall be deemed to be Indebtedness but any such interests held by Affiliates of such Securitization Entity shall be excluded for purposes of such calculation.

   "Initial Public Offering" means the first underwritten public offering of Qualified Capital Stock by either Parent or by the Company pursuant to a registration statement filed with the SEC in accordance with the Securities Act for aggregate net cash proceeds of a least $50.0 million; provided that, in the event the Initial Public Offering is consummated by Parent, Parent contributes to the common equity capital of the Company at least $50.0 million of the net cash proceeds of the Initial Public Offering.

   "Interest Swap Obligations" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in

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exchange for periodic payments made by such other Persons calculated by applying a fixed or a floating rate of interest on the same notional amount.

   "Investments" means, with respect to any Person, all investments by such Person in other Persons, including Affiliates, in the forms of direct or indirect loans, including guarantees of Indebtedness or other obligations, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments."

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

   "Marketable Securities" means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation whose debt securities are rated in one of the three highest rating categories by either S&P or Moody's.

   "Moody's" means Moody's Investors Service, Inc.

   "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

   "Non-Recourse Debt" means Indebtedness:

   (1) as to which neither the Company nor any of its Restricted Subsidiaries:

      . provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness);

      .   is directly or indirectly liable (as a guarantor or otherwise); or

      .   constitutes the lender; and

   (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

   (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

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   "Non-Guarantor Subsidiaries" means:

   (1) the Foreign Subsidiaries and

   (2) Advanced Sleep Products, a California corporation, Sealy
       Components-Pads, Inc., a Delaware corporation, Sealy Mattress Company of San Diego, a California corporation, Sealy Connecticut, Inc., a Connecticut corporation, and Sealy Mattress Company of S.W. Virginia, a Virginia corporation.

   "Obligations" means any principal, interest (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to an obligor, would accrue on such obligations), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

   "Parent" means Sealy Corporation, a Delaware corporation.

   "Parent Note indenture" means the indenture governing the Existing exchange notes between The Bank of New York (as successor trustee to Mellon Bank, F.S.B. (as successor trustee to KeyBank National Association)) and Parent.

   "Parent Notes" means the existing 10.25% Senior Subordinated Notes due 2003 of Parent.

   "Permitted Business" means any business, including stock or assets, that derives a majority of its revenues from the manufacture, distribution and sale of mattresses, foundation and other bedding products and activities that are reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the date of the indenture.

   "Permitted Domestic Subsidiary Preferred Stock" means any series of Preferred Stock of a domestic restricted Subsidiary of the Company that constitutes Qualified Capital Stock and has a fixed dividend rate, the liquidation value of all series of which, when combined with the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries incurred pursuant to clause (16) of the definition of Permitted Indebtedness, does not exceed $30.0 million; provided, that such amount shall increase to $50.0 million upon consummation of an Initial Public Offering.

   "Permitted Foreign Subsidiary Preferred Stock" means any series of Preferred Stock of a foreign Restricted Subsidiary of the Company that constitutes Qualified Capital Stock and has a fixed dividend rate, the liquidation value of all series of which, when combined with the aggregate amount of Indebtedness of foreign Restricted Subsidiaries of the Company incurred pursuant to clause
(iii) of the definition of Permitted Indebtedness, does not exceed $15.0 million; provided that such amount shall increase to $30.0 million upon consummation of an Initial Public Offering.

   "Permitted Investments" means:

    (1) investments by the Company or any Restricted Subsidiary of the Company in any Restricted Subsidiary of the Company that is a Guarantor or a Foreign Subsidiary (whether existing on the date of the indenture or created thereafter) or in any other Person (including by means of any transfer of cash or other property) if as a result of such Investment such Person shall become a Restricted Subsidiary of the Company that is a Guarantor or a Foreign Subsidiary and Investments in the Company by any Restricted Subsidiary of the Company;

    (2) cash and Cash Equivalents;

    (3) Investments existing on the date of the indenture;

    (4) loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of Business;

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    (5) accounts receivable created or acquired in the ordinary course of
        Business;

    (6) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's businesses and otherwise in compliance with the indenture;

    (7) Investments in Unrestricted Subsidiaries in an amount at any one time outstanding not to exceed $20.0 million;

    (8) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

    (9) guarantees by the Company of Indebtedness otherwise permitted to be incurred by Restricted Subsidiaries of the Company that are either Guarantors or Foreign Subsidiaries under the indenture;

    (10)additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding, not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

    (11)any Investment by the Company or a Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest;

    (12)any transaction to the extent it constitutes an Investment that is permitted by, and made in accordance with, clause (b) of the "Limitations on Transactions with Affiliates" covenant (other than transactions described in clause (5) of such clause (b));

    (13)Investments the payment for which consists exclusively of Qualified Capital Stock of the Company; and

    (14)Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided that, in the case of an Asset Sale, such Asset Sale is effected in compliance with the covenant described under the caption "--Redemption or Repurchase at Option of Holders--Asset Sales."

   "Permitted Liens" means the following types of Liens:

    (1) Liens for taxes, assessments or governmental charges or claims either:

        (a)not delinquent; or

        (b)contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

    (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

    (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

    (4) judgment Liens not giving rise to an Event of Default;

    (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

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    (6) any interest or title of a lessor under any Capitalized Lease
        Obligation;

    (7) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (A) the related purchase money Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created with 90 days of such acquisition;

    (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

    (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

    (10)Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

    (11)Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the indenture;

    (12)Liens securing Indebtedness under Currency Agreements;

    (13)Liens securing Indebtedness of foreign Restricted Subsidiaries of the Company incurred in reliance on clause (3) of the second paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock";

    (14)Liens securing Acquired Indebtedness incurred in reliance on clause (8) of the second paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock";

    (15)Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not in the aggregate exceed $10.0 million at any one time outstanding;

    (16)Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction;

    (17)Leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

    (18)Liens arising from filing Uniform Commercial Code financing statements regarding leases;

    (19)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customer duties in connection with the importation of goods;

    (20)Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries; and

    (21)Liens existing on the date of the indenture, together with any Liens securing Indebtedness incurred in reliance on clause (14) of the definition of Permitted Indebtedness in order to refinance the Indebtedness secured by Liens existing on the date of the indenture; provided that the Liens securing the refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced.

   "Pro Forma Cost Savings" means, with respect to any period, the reduction in costs that occurred during the Four-Quarter Period or after the end of the Four-Quarter Period and on or prior to the Transaction Date that were:

    (1)directly attributable to an Asset Acquisition and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of January1, 1997, or

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   (2) implemented by the business that was the subject of any such Asset
       Acquisition within six months of the date of the Asset Acquisition and that are supportable and quantifiable by the underlying accounting records of such business, as if, in the case of each of clause (1) and
       (2), all such reductions in costs had been effected as of the beginning of such period.

   "Productive Assets" means assets, including Capital Stock, that are used or usable by the Company and its Restricted Subsidiaries in Permitted Businesses.

   "Purchase Money Note" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

   "Qualified Capital Stock" means any Capital Stock that is not Disqualified Stock.

   "Qualified Securitization Transaction" means any transaction or series of transactions pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to:

   (1) a Securitization Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries); and

   (2) any other Person (in case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or equipment (whether now existing or arising or acquired in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all Guarantees or other obligations in respect such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment.

   "Restricted Investment" means an Investment other than a Permitted
Investment.

   "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

   "S&P" means Standard & Poor's.

   "Securitization Entity" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable or equipment and related assets) that engages in no activities other than in connection with the financing of accounts receivable or equipment and that is designated by the Board of Directors of the Company, as provided below, as a Securitization Entity:

   (1) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:

      (a) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings;

      (b) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

      (c) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

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   (2) with which neither the Company nor any Restricted Subsidiary of the
       Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and

   (3) to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to each of the Trustees by filing with the Trustees a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

   "Senior Credit Agreements" mean, collectively:

   (1) that Credit Agreement, dated as of December18, 1997; and

   (2) that certain AXELs Credit Agreement, dated as of December18, 1997, in each case by and among the Company, Goldman Sachs Credit Partners L.P., as arranging agent and syndication agent, Morgan Guaranty and Trust Company of New York, as administrative agent, Bankers Trust Company, as documentation agent, and the financial institutions party thereto, initially providing for up to $550.0 million of revolving and term credit borrowings, including any related exchange notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, renewed, refunded, replaced, refinanced or restructured (including, without limitation, any amendment increasing the amount of available borrowing thereunder) from time to time and whether with the same or any other agent, lender or group of lenders.

   "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

   "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company that are reasonably customary in an accounts receivable or equipment transactions.

   "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

   "Subsidiary" means, with respect to any Person:

   (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

   (2) any partnership

      (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person; or

      (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof), but shall not include any Unrestricted Subsidiary.

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   "Subsidiary Guarantors" means each of:

   (1) all Restricted Subsidiaries (but excluding the Non-Guarantor Subsidiaries); and

   (2) any other subsidiary that executes a Note Guarantee in accordance with the provisions of the indenture, and their respective successors and assigns.

   "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's most recent consolidated balance sheet.

   "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to December 15, 2002; provided, however, that if the period from such Redemption Date to December 15, 2002 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

   "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

   (1) has no Indebtedness other than Non-Recourse Debt;

   (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

   (3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

   (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

   (5) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

   Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock", the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

   (1) such Indebtedness is permitted under the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock", calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period;

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   (2) such Subsidiary shall execute a Note Guarantee and deliver an Opinion of
       Counsel, in accordance with the terms of the indenture; and

   (3) no Default or Event of Default would be in existence following such designation.

   "U.S. Subsidiary" means any Subsidiary of the Company that is incorporated in a State in the United States or the District of Columbia or that Guarantees or otherwise becomes an obligor with respect to any Indebtedness of the Company or another Guarantor.

   "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

   (1) the sum of the products obtained by multiplying:

      (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by

      (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

   (2) the then outstanding principal amount of such Indebtedness.

   "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

   "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

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                              THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

   The notes were originally sold by us on April 10, 2001 to the initial purchasers pursuant to a purchase agreement. The initial purchasers subsequently resold the notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to a limited number of institutional accredited investors that agreed to comply with certain transfer restrictions and other conditions. As a condition to the purchase agreement, we entered into the registration rights agreement with the initial purchasers pursuant to which we have agreed to: (i) file an exchange offer registration statement with the SEC on or prior to 90 days after the Closing Date, (ii) use its best efforts to have the exchange offer registration statement declared effective by the SEC on or prior to 150 days after the Closing Date, (iii) unless the exchange offer would not be permitted by applicable law or SEC policy, commence the exchange offer and use its best efforts to issue on or prior to 30 business days after the date on which the exchange offer registration statement was declared effective by the SEC, new notes in exchange for all notes tendered prior thereto in the exchange offer and (iv) if obligated to file the shelf registration statement, use its best efforts to file the shelf registration statement with the SEC on or prior to 45 days after such filing obligation arises and to cause the shelf Registration to be declared effective by the SEC on or prior to 90 days after such obligation arises. For each note surrendered to us pursuant to the exchange offer, the holder of such note will receive an exchange note having a principal amount equal to that of the surrendered note. Interest on each exchange note will accrue from the date of its original issue.

   Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, the exchange notes would in general be freely tradeable after the exchange offer without further registration under the Securities Act. However, any purchaser of notes who is an "affiliate" of ours, a broker-dealer who owns notes acquired directly from us or an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing the exchange notes (i) will not be able to rely on the interpretation of the staff of the SEC, (ii) will not be able to tender its notes in the exchange offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

   If (i) we are not required to file the exchange offer registration statement or permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy or (ii) any Holder of Transfer Restricted Securities notifies us prior to the 20th day following consummation of the exchange offer that (A) it is prohibited by law or SEC policy from participating in the exchange offer or (B) that it may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns notes acquired directly from us or an affiliate of ours, we will file with the SEC a shelf registration statement to cover resales of the notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement. We will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the SEC. For purposes of the foregoing, "Transfer Restricted Securities" means each note until (i) the date on which such note has been exchanged by a person other than a broker-dealer for a new note in the exchange offer, (ii) following the exchange by a broker-dealer in the exchange offer of a note for a new note, the date on which such new note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement, (iii) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement or (iv) the date on which such note is distributed to the public pursuant to Rule 144 under the Act.

   If (a) we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing,
(b) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) we fail to consummate the exchange offer within 30 business days of the Effectiveness Target Date with respect to the

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exchange offer registration statement, or (d) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then we will pay Liquidated Damages to each Holder of notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of notes held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of notes. All accrued Liquidated Damages will be paid by us on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

   Holders of notes will be required to make certain representations to us (as described in the registration rights agreement) in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their notes included in the shelf registration statement and benefit from the provisions regarding Liquidated Damages set forth above.

   The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the exchange notes (other than a resale of an unsold allotment from the original sale of the notes) with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we are required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of such exchange notes.

Terms Of The Exchange Offer

   Upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal, we will accept any and all notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their notes pursuant to the exchange offer. However, notes may be tendered only in integral multiples of $1,000.

   The form and terms of the exchange notes are the same as the form and terms of the notes except that (i) the exchange notes bear a Series B designation and a different CUSIP Number from the notes, (ii) the exchange notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions providing for an increase in the interest rate on the notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated. The exchange notes will evidence the same debt as the notes and will be entitled to the benefits of the indenture.

   As of the date of this prospectus, $125,000,000 aggregate principal amount of Senior Subordinated Notes were outstanding. We have fixed the close of
business on   , 2001 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the Letter of Transmittal will be mailed initially.

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   Holders of notes do not have any appraisal or dissenters' rights under the
General Corporation Law of Delaware or the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the exchange Act and the rules and regulations of the SEC thereunder.

   We shall be deemed to have accepted validly tendered notes when, as and if we have given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from the Company.

   If any tendered notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth herein or otherwise, the certificates for any such unaccepted notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

   Holders who tender notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "--Fees and Expenses."

Expiration Date; Extensions; Amendments

   The term "Expiration Date" shall mean 5:00 p.m., New York City time, on   ,
2001, unless we, in our sole discretion, extends the exchange offer, in which case the term "Expiration Date" shall mean the latest date and time to which the exchange offer is extended. Notwithstanding the foregoing, we will not
extend the Expiration Date beyond   , 2001.

   We have no current plans to extend the exchange offer. In order to extend the exchange offer, we will notify the Exchange Agent of any extension by oral (promptly confirmed by writing) or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

   We reserve the right, in our sole discretion, (i) to delay accepting any notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral (promptly confirmed by writing) or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the exchange offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral (promptly confirmed by writing) or written notice thereof to the registered holders.

Interest On The Exchange Notes

   The senior subordinated exchange notes will bear interest from their date of issuance. Holders of seni or subordinated notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the exchange notes. Such interest will be paid with the first interest payment on the senior subordinated exchange notes on December 15, 2001. Interest on the notes accepted for exchange will cease to accrue upon issuance of the exchange notes. Interest on the senior subordinated exchange notes is payable semi-annually on each June 15 and December 15, commencing on December 15, 2001.

Procedures For Tendering

   Only a holder of notes may tender such notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the notes and any other required documents, to the Exchange Agent prior to

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

5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the notes, Letter of Transmittal and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

   By executing the Letter of Transmittal, each holder will make to us the representations set forth above in the third paragraph under the heading "--Purpose and Effect of the exchange offer."

   The tender by a holder and the acceptance thereof by us will constitute agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

   THE METHOD OF DELIVERY OF NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO US. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

   Any beneficial owner whose notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner" included with the Letter of Transmittal.

   Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

   If the Letter of Transmittal is signed by a person other than the registered holder of any notes listed therein, such notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such notes with the signature thereon guaranteed by an Eligible Institution.

   If the Letter of Transmittal or any notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to us of their authority to so act must be submitted with the Letter of Transmittal.

   We understand that the Exchange Agent will make a request promptly after the date of this prospectus to establish accounts with respect to the notes at the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of notes by causing such Book-Entry Transfer Facility to transfer such notes into the Exchange Agent's account with respect to the notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the notes may be effected through book-entry transfer into the

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Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate
Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

   The Depositary and DTC have confirmed that the exchange offer is eligible for the DTC Automated Tender offer Program ("ATOP"). Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer notes to the Depositary in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message to the Depositary. The term "Agent's Message" means a message transmitted by DTC, received by the Depositary and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from the participant in DTC tendering notes which are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that we may enforce such agreement against such participant. In the case of an Agent's Message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the Depositary, which states that DTC has received an express acknowledgment from the participant in DTC tendering notes that such participant has received and agrees to be bound by the Notice of Guaranteed Delivery.

   Notwithstanding the foregoing, in order to validly tender in the exchange offer with respect to Securities transferred pursuant to ATOP, a DTC participant using ATOP must also properly complete and duly execute the applicable Letter of Transmittal and deliver it to the Depositary. Pursuant to authority granted by DTC, any DTC participant which has notes credited to its DTC account at any time (and thereby held of record by DTC's nominee) may directly provide a tender as though it were the registered holder by so completing, executing and delivering the applicable Letter of Transmittal to the Depositary. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

   All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered notes and withdrawal of tendered notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all notes not properly tendered or any notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of notes, neither we, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

Guaranteed Delivery Procedures

   Holders who wish to tender their notes and (i) whose notes are not immediately available, (ii) who cannot deliver their notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if: (a) the tender is made through an Eligible Institution; (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such notes and the principal amount of notes tendered, stating that the tender is being made thereby

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and guaranteeing that, within five New York Stock exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the notes (or a confirmation of book-entry transfer of such notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and (c) such properly completed and executed Letter of Transmittal (of facsimile thereof), as well as the certificate(s) representing all tendered notes in proper form for transfer (or a confirmation of book-entry transfer of such notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon five New York Stock exchange trading days after the Expiration Date.

   Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their notes according to the guaranteed delivery procedures set forth above.

Withdrawal Of Tenders

   Except as otherwise provided herein, tenders of notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

   To withdraw a tender of notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the notes to be withdrawn (the "Depositor"), (ii) identify the notes to be withdrawn (including the certificate number(s) and principal amount of such notes, or, in the case of notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the notes register the transfer of such notes into the name of the person withdrawing the tender and (iv) specify the name in which any such notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the notes so withdrawn are validly retendered. Any notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

Conditions

   Notwithstanding any other term of the exchange offer, we shall not be required to accept for exchange, or exchange notes for, any notes, and may terminate or amend the exchange offer as provided herein before the acceptance of such notes, if:

   (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

   (b) any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

   (c) any governmental approval has not been obtained, which approval we shall, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated by this prospectus.


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   If we determine in our sole discretion that any of the conditions are not satisfied, we may (i) refuse to accept any notes and return all tendered notes to the tendering holders, (ii) extend the exchange offer and retain all notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw such notes (see "--Withdrawal of Tenders") or
(iii) waive such unsatisfied conditions with respect to the exchange offer and accept all properly tendered notes which have not been withdrawn.

Exchange Agent

   The Bank of New York has been appointed as Exchange Agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

       The Bank of New York
       101 Barclay Street, Floor 7 East
       New York, New York 10286
       Attn: Ms. Diane Amoroso, Reorganization Section

Delivery to an address other than as set forth above will not constitute a valid delivery.

Fees And Expenses

   The expenses of soliciting tenders will be borne by us. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our officers and regular employees and our affiliates.

   We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. We, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

   The cash expenses to be incurred in connection with the exchange offer will be paid by us. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

   The exchange notes will be recorded at the same carrying value as the notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. The expenses of the exchange offer will be expensed over the term of the exchange notes.

Consequences Of Failure To Exchange

   The notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, such notes may be resold only (i) to us (upon redemption thereof or otherwise), (ii) so long as the notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.


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Resale Of The Exchange Notes

   With respect to resales of exchange notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not such person is the holder (other than a person that is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act) who receives exchange notes in exchange for notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, such holder cannot rely on the position of the staff of the SEC enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives exchange notes for its own account in exchange for notes, where such notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

   As contemplated by these no-action letters and the registration rights agreement, each holder accepting the exchange offer is required to represent to us in the Letter of Transmittal that (i) the exchange notes are to be acquired by the holder or the person receiving such exchange notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in the distribution of the exchange notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the exchange notes, (iv) neither the holder nor any such other person is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or other person participates in the exchange offer for the purpose of distributing the exchange notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives an exchange note for its own account in exchange for notes must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

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                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

   The following discussion (including the opinion of special counsel described below) is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. We recommend that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's notes for exchange notes, including the applicability and effect of any state, local or foreign tax laws.

   Kirkland & Ellis, special counsel to us, has advised us that in its opinion, the exchange of the notes for exchange notes pursuant to the exchange offer will not be treated as an "exchange" for federal income tax purposes because the exchange notes will not be considered to be a "significant modification" of the notes. Rather, the exchange notes received by a holder will be treated as a continuation of the notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging notes for exchange notes pursuant to the exchange offer.

                             PLAN OF DISTRIBUTION

   Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for notes where such notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale. In
addition, until    , 2001, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

   We will not receive any proceeds from any sales of the exchange notes by participating broker-dealers. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over- the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchaser or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange notes. Any participating broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal for the exchange offer states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any Participating Broker-Dealer that requests such documents in the letter of transmittal.

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                                 LEGAL MATTERS

   Kirkland & Ellis, New York, New York will issue an opinion with respect to the issuance of the exchange notes offered hereby, including:

   (1) our existence and good standing under our jurisdiction of incorporation;

   (2) our authorization of the sale and issuance of the exchange notes; and

   (3) the enforceability of the exchange notes.

                                    EXPERTS

   The consolidated financial statements as of November 26, 2000 and November 28, 1999 and for each of the three years in the period ended November 26, 2000 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

   We are subject to the informational requirements of the Securities Exchange Act of 1934. In accordance with the Exchange Act, we file reports and other information with the SEC. The reports and other information can be inspected and copied at the public reference facilities that the SEC maintains at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at the principal offices of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrations that file electronically with the SEC. The address of such site is http://www.sec.gov. We have agreed that, if we are not subject to the informational requirements of the Exchange Act at any time while the exchange notes constitute "restricted securities" within the meaning of the Securities Act, we will furnish to holders and beneficial owners of the exchange notes and to prospective purchasers designated by such holders the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the exchange notes.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEALY CORPORATION

                                                                                                 Page
                                                                                                Number
                                                                                                ------

Audited Consolidated Financial Statements

Report of Independent Accountants..............................................................  F-2

Consolidated Balance Sheets at November 26, 2000 and November 28, 1999.........................  F-3

Consolidated Statements of Operations for the years ended November 26, 2000, November 28, 1999 and November 29, 1998........................................................................  F-5

Consolidated Statements of Stockholders' Equity for the years ended November 26, 2000, November
  28, 1999 and November 29, 1998...............................................................  F-6

Consolidated Statements of Cash Flows for the years ended November 26, 2000, November 28, 1999 and November 29, 1998........................................................................  F-7

Notes to Consolidated Financial Statements.....................................................  F-8

Unaudited Consolidated Financial Statements

Unaudited Condensed Consolidated Statements of Income for Six Months Ended May 27, 2001 and
  May 28, 2000.................................................................................  F-34

Unaudited Condensed Consolidated Balance Sheets as of May 27, 2001 and November 26, 2000.......  F-35

Unaudited Condensed Consolidated Statements of Cash Flows for Six Months ended May 27, 2001 and
  May 28, 2000.................................................................................  F-36

Notes to Unaudited Condensed Consolidated Financial Statements.................................  F-37

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
  STOCKHOLDERS OF SEALY CORPORATION:

   In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Sealy Corporation and its subsidiaries (the "Company") at November 26, 2000 and November 28, 1999, and the results of their operations and their cash flows for each of the three years in the period ended November 26, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICEWATERHOUSECOOPERS LLP

Greensboro, North Carolina
January 9, 2001

                               SEALY CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                   (in thousands, except par value amounts)

                                                                                 November 26, November 28,
                                                                                     2000         1999
                                                                                 ------------ ------------
                                    ASSETS

Current assets:
   Cash and cash equivalents....................................................   $ 18,114     $ 10,845
   Accounts receivable--Non-Affiliates (net of allowance for doubtful accounts,
     2000-$11,585; 1999-$10,036)................................................    115,673      105,287
   Accounts receivable--Affiliates (net of allowance for doubtful accounts,
     2000-$180; 1999-$87).......................................................     29,816       14,188
   Inventories..................................................................     51,872       44,681
   Prepaid expenses.............................................................     10,000        5,968
   Deferred income taxes........................................................     14,351       14,197
                                                                                   --------     --------
                                                                                    239,826      195,166
                                                                                   --------     --------
Property, plant and equipment--at cost:
   Land.........................................................................     12,509       11,106
   Buildings and improvements...................................................     75,964       69,269
   Machinery and equipment......................................................    118,885      108,776
   Construction in progress.....................................................     20,162        9,475
                                                                                   --------     --------
                                                                                    227,520      198,626
   Less accumulated depreciation................................................     70,437       60,525
                                                                                   --------     --------
                                                                                    157,083      138,101
                                                                                   --------     --------
Other assets:
   Goodwill, patents and other intangibles--net of accumulated amortization
     (2000-$101,835; 1999-$89,272)..............................................    375,238      378,452
   Investment in affiliates.....................................................     30,519       30,004
   Debt issuance costs, net, and other assets...................................     27,349       29,230
                                                                                   --------     --------
                                                                                    433,106      437,686
                                                                                   --------     --------
                                                                                   $830,015     $770,953
                                                                                   ========     ========


         See accompanying notes to consolidated financial statements.

                               SEALY CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                   (in thousands, except par value amounts)

                                                                              November 26, November 28,
                                                                                  2000         1999
                                                                              ------------ ------------
               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Current portion-long-term obligations.....................................  $  34,373    $  14,145
   Accounts payable..........................................................     57,687       43,153
   Accrued expenses:
       Customer incentives and advertising...................................     38,257       32,301
       Compensation..........................................................     24,128       23,173
       Interest..............................................................     12,664       12,733
       Stock based compensation (Note 8).....................................     10,699           --
       Other.................................................................     30,213       26,100
                                                                               ---------    ---------
                                                                                 208,021      151,605
                                                                               ---------    ---------
Long-term obligations, net of current portion................................    651,810      676,197
Other noncurrent liabilities.................................................     38,169       41,185
Deferred income taxes........................................................     23,801       23,355
Minority interest............................................................      1,504           --
Commitments and contingencies................................................         --           --
Stockholders' equity (deficit):
   Preferred stock, $0.01 par value; Authorized 100,000 shares; Issued, none.         --           --
   Class L common stock, $0.01 par value; Authorized, 6,000 shares; Issued
     (2000-1,486; 1999-1,486)................................................         15           15
   Class M common stock, $0.01 par value; Authorized, 2,000 shares; Issued
     (2000-1,549; 1999-1,549)................................................         16           16
   Class A common stock, $0.01 par value; Authorized 600,000 shares; Issued
     (2000-16,535; 1999-16,535)..............................................        164          164
   Class B common stock, $0.01 par value; Authorized 200,000 shares; Issued
     (2000-11,935; 1999-11,935)..............................................        120          120
   Additional paid-in capital................................................    134,547      134,547
   Accumulated deficit.......................................................   (215,872)    (246,012)
   Common stock held in treasury, at cost....................................        (85)         (85)
   Accumulated other comprehensive loss, foreign currency translation
     adjustment..............................................................    (12,195)     (10,154)
                                                                               ---------    ---------
                                                                                 (93,290)    (121,389)
                                                                               ---------    ---------
                                                                               $ 830,015    $ 770,953
                                                                               =========    =========

         See accompanying notes to consolidated financial statements.

                               SEALY CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (in thousands, except per share amounts)

                                                                                    Year Ended
                                                                      -------------------------------------
                                                                      November 26, November 28, November 29,
                                                                          2000         1999         1998
                                                                      ------------ ------------ ------------
Net sales--Non-affiliates............................................  $  951,926    $940,666     $891,302
Net sales--Affiliates................................................     149,616      45,041           --
                                                                       ----------    --------     --------
   Total net sales...................................................   1,101,542     985,707      891,302
                                                                       ----------    --------     --------
Cost and expenses:
   Cost of goods sold--Non-affiliates................................     524,973     520,768      503,500
   Cost of goods sold--Affiliates....................................      78,881      23,401           --
                                                                       ----------    --------     --------
   Total cost of goods sold..........................................     603,854     544,169      503,500
   Selling, general and administrative (including provisions for bad
     debts of $3,634, $2,248 and $1,800, respectively)...............     354,592     324,612      300,356
   Stock based compensation..........................................       6,797       6,664           --
   Amortization of intangibles.......................................      12,865      12,881       13,029
   Loss on net assets held for sale and other write-downs............          --          --       10,634
   Compensation associated with recapitalization.....................          --          --       18,886
                                                                       ----------    --------     --------
   Income from operations............................................     123,434      97,381       44,897
   Interest expense, net.............................................      65,843      64,999       67,451
   Minority interest.................................................         219          --           --
                                                                       ----------    --------     --------
Income (loss) before income taxes and extraordinary item.............      57,372      32,382      (22,554)
Income taxes (benefit)...............................................      27,232      16,561       (3,318)
                                                                       ----------    --------     --------
Income (loss) before extraordinary item..............................      30,140      15,821      (19,236)
Extraordinary item--loss from early extinguishment of debt (net of
  income tax benefit of $9,693 in 1998) (Note 2).....................          --          --       14,537
                                                                       ----------    --------     --------
       Net income (loss).............................................      30,140      15,821      (33,773)
Liquidation preference for common L & M shares (Note 2)..............      14,808      13,461       11,716
                                                                       ----------    --------     --------
       Net income (loss) available to common shareholders............  $   15,332    $  2,360     $(45,489)
                                                                       ==========    ========     ========
Earnings (loss) per common share--Basic:
   Before extraordinary item.........................................  $     0.96    $   0.50     $  (0.63)
   Extraordinary item................................................          --          --        (0.48)
                                                                       ----------    --------     --------
       Net earnings (loss)--Basic....................................        0.96        0.50        (1.11)
Liquidation preference for common L & M shares.......................       (0.47)      (0.43)       (0.38)
                                                                       ----------    --------     --------
       Net earnings (loss) available to common shareholders--
         Basic.......................................................  $     0.49    $   0.07     $  (1.49)
                                                                       ==========    ========     ========
Earnings (loss) per common share--Diluted:
   Before extraordinary item.........................................  $     0.88    $   0.48     $  (0.63)
   Extraordinary item................................................          --          --        (0.48)
                                                                       ----------    --------     --------
       Net earnings (loss)--Diluted..................................        0.88        0.48        (1.11)
   Liquidation preference for common L & M shares....................       (0.43)      (0.41)       (0.38)
                                                                       ----------    --------     --------
       Net earnings (loss) available to common shareholders--
         Diluted.....................................................  $     0.45    $   0.07     $  (1.49)
                                                                       ==========    ========     ========
Weighted average number of common shares outstanding:
   Basic.............................................................      31,485      31,473       30,472
   Diluted...........................................................      34,235      32,972       30,472

         See accompanying notes to consolidated financial statements.

                               SEALY CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                (in thousands)





                                                   Class L       Clas M         Class A        Class B
                                                ------------  ------------- --------------  -------------- Additional
                                  Comprehensive Common Stock  Common Stock  Common   Stock  Common  Stock   Paid-In   Accumulated
                                     Income     Shares Amount Shares Amount Shares   Amount Shares  Amount  Capital     Deficit
                                  ------------- ------ ------ ------ ------ -------  ------ ------  ------ ---------- -----------
Balance at November 30, 1997.....                  --   $--      --   $--    29,932  $ 299      11     --  $ 257,320   $ (50,614)

Net loss.........................   $(33,773)      --    --      --    --        --     --      --     --         --     (33,773)
Stock compensation related to
 Recapitalization................                  --    --      --    --        --     --      --     --     16,413          --
Treasury stock repurchase........                 339     4      --    --   (26,885)  (269)    (11)    --   (260,367)   (177,446)
Equity issuances.................               1,830    18     866     9    16,472    164   7,791     78    121,048          --
Exercised stock options..........                  --    --      --    --     1,009     11      --     --        116          --
Foreign currency translation.....     (9,898)      --    --      --    --        --     --      --     --         --          --
                                    --------    -----   ---   -----   ---   -------  -----  ------   ----  ---------   ---------
Balance at November 29, 1998.....    (43,671)   2,169    22     866     9    20,528    205   7,791     78    134,530    (261,833)
                                    ========

Net Income.......................     15,821       --    --      --    --        --     --      --     --         --      15,821
Exercised stock options..........                  --    --      --    --       151      1      --     --         17          --
Cancellation and issuance of
 common stock....................                (683)   (7)    683     7    (4,144)   (42)  4,144     42         --          --
Common stock held in treasury, at
 cost............................                  --    --      --    --        --     --      --     --         --          --
Foreign currency translation.....      1,683       --    --      --    --        --     --      --     --         --          --
                                    --------    -----   ---   -----   ---   -------  -----  ------   ----  ---------   ---------
Balance at November 28, 1999.....     17,504    1,486    15   1,549    16    16,535    164  11,935    120    134,547    (246,012)
                                    ========

Net Income.......................     30,140       --    --      --    --        --     --      --     --         --      30,140
Foreign currency translation.....     (2,041)      --    --      --    --        --     --      --     --         --          --
                                    --------    -----   ---   -----   ---   -------  -----  ------   ----  ---------   ---------
Balance at November 26, 2000.....   $ 28,099    1,486   $15   1,549   $16    16,535  $ 164  11,935   $120  $ 134,547   $(215,872)
                                    ========    =====   ===   =====   ===   =======  =====  ======   ====  =========   =========


                                           Accumulated
                                              Other
                                           Comprehen-
                                           sive Loss,
                                             Foreign
                                            Currency
                                  Treasury Translation
                                   Stock   Adjustment    Total
                                  -------- ----------- ---------
Balance at November 30, 1997.....   $ --    $ (1,939)  $ 205,066

Net loss.........................     --          --     (33,773)
Stock compensation related to
 Recapitalization................     --          --      16,413
Treasury stock repurchase........     --          --    (438,078)
Equity issuances.................     --          --     121,317
Exercised stock options..........     --          --         127
Foreign currency translation.....     --      (9,898)     (9,898)
                                    ----    --------   ---------
Balance at November 29, 1998.....     --     (11,837)   (138,826)
                                                       =========

Net Income.......................     --          --      15,821
Exercised stock options..........     --          --          18
Cancellation and issuance of
 common stock....................     --          --          --
Common stock held in treasury, at
 cost............................    (85)         --         (85)
Foreign currency translation.....     --       1,683       1,683
                                    ----    --------   ---------
Balance at November 28, 1999.....    (85)    (10,154)   (121,389)
                                                       =========

Net Income.......................     --          --      30,140
Foreign currency translation.....     --      (2,041)     (2,041)
                                    ----    --------   ---------
Balance at November 26, 2000.....   $(85)   $(12,195)  $ (93,290)
                                    ====    ========   =========

         See accompanying notes to consolidated financial statements.

                               SEALY CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (in thousands)

                                                                                                    Year Ended
                                                                                      -------------------------------------
                                                                                      November 26, November 28, November 29,
                                                                                          2000         1999         1998
                                                                                      ------------ ------------ ------------
Cash flows from operating activities:
   Net income (loss).................................................................   $ 30,140     $ 15,821    $ (33,773)
   Adjustments to reconcile net income(loss) to net cash provided by operating activities:
   Depreciation......................................................................     14,201       12,772       11,290
   Amortization of intangibles.......................................................     12,865       12,881       13,029
   Non-cash compensation.............................................................      6,797        6,664           --
   Loss on disposal of assets and other asset write-downs............................        959           12       12,179
   Minority interest.................................................................        219           --           --
   Extraordinary item--early extinguishment of debt..................................         --           --       24,230
   Non-cash compensation associated with Recapitalization............................         --           --       16,413
   Deferred income taxes.............................................................       (866)        (487)     (19,265)
   Non-cash interest expense:
      Discount on Senior Subordinated Notes..........................................     10,345        9,306        8,050
      Debt issuance costs............................................................      4,167        4,205        4,056
      Junior Subordinated Note.......................................................      4,008        3,475        3,022
   Other, net........................................................................     (2,803)          77       (5,171)
Changes in operating assets and liabilities:
   Accounts receivable...............................................................    (22,362)     (12,714)     (12,843)
   Inventories.......................................................................     (3,562)        (954)       2,280
   Prepaid expenses..................................................................     (4,032)       3,283       13,278
   Accounts payable/accrued expenses/other noncurrent liabilities....................     20,104        1,662       16,255
                                                                                        --------     --------    ---------
         Net cash provided by operating activities...................................     70,180       56,003       53,030
                                                                                        --------     --------    ---------
Cash flows from investing activities:
   Purchase of property, plant and equipment.........................................    (24,089)     (16,084)     (33,112)
   Investment in affiliates..........................................................         --      (27,794)          --
   Purchase of business, net of cash acquired........................................    (19,947)          --           --
   Proceeds from sale of property, plant and equipment...............................         95          840          216
                                                                                        --------     --------    ---------
         Net cash used in investing activities.......................................    (43,941)     (43,038)     (32,896)
                                                                                        --------     --------    ---------
Cash flows from financing activities:
   Treasury stock repurchase, including direct expenses..............................         --          (85)    (413,078)
   Proceeds from long-term debt......................................................         --           --      462,653
   Proceeds from issuance of long-term public notes..................................         --           --      200,447
   Repayment of long-term obligations................................................    (14,170)     (15,286)    (211,125)
   Net borrowings (repayments) from current Revolving Credit Facility................     (4,800)       2,000        2,800
   Net borrowings (repayments) from prior Revolving Credit Facility..................         --           --     (130,000)
   Equity issuances..................................................................         --           17      121,444
   Costs associated with tender offer of prior debt..................................         --           --      (15,361)
   Debt issuance costs...............................................................         --           --      (32,737)
                                                                                        --------     --------    ---------
         Net cash used in financing activities.......................................    (18,970)     (13,354)     (14,957)
                                                                                        --------     --------    ---------
Change in cash and cash equivalents                                                        7,269         (389)       5,177
Cash and cash equivalents:
   Beginning of period...............................................................     10,845       11,234        6,057
                                                                                        --------     --------    ---------
   End of period.....................................................................   $ 18,114     $ 10,845    $  11,234
                                                                                        ========     ========    =========
Supplemental disclosures:
   Taxes paid (received), net........................................................   $ 28,719     $ 18,042    $  (7,171)
   Interest paid, net................................................................   $ 47,302     $ 48,710    $  40,929
   Other non-cash activity:
      Issuance of Junior Subordinated Notes as part of Recapitalization proceeds.....   $     --     $     --    $  25,000

         See accompanying notes to consolidated financial statements.

                               SEALY CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--SIGNIFICANT ACCOUNTING POLICIES

   Significant accounting policies used in the preparation of the consolidated financial statements are summarized below.

  Business and Basis of Presentation

   Sealy Corporation (the "Company" or the "Parent"), is engaged in the consumer products business and manufactures, distributes and sells conventional bedding products including mattresses and foundations. Substantially all of the Company's trade accounts receivable are from retail businesses. As described in
Note 2, the Company incurred substantial debt and issued new equity to certain equity investors in connection with a leveraged recapitalization transaction effective December 18, 1997. The consolidated financial statements of the Company reflect the Company's historical basis of accounting with the leveraged recapitalization transaction presented as a repurchase of stock and issuance of new equity.

  Principles of Consolidation

   The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Investments in 50% or less owned companies are accounted for using the equity method. Investments in greater than 50% owned affiliates are accounted for by the consolidation method of accounting whereby the portion not owned by the Company is shown as "Minority interest" in the financial statements.

  Fiscal Year

   The Company uses a 52-53 week fiscal year ending on the closest Sunday to November 30, but no later than December 2. The fiscal years ended November 26, 2000, November 28, 1999 and November 29, 1998 were 52-week years.

  Recently Issued Accounting Pronouncements

   In June 1998, the FASB issued FAS 133, "Accounting for Derivative Instruments and Hedging Activities," effective for years beginning after June 15, 1999, the Company's fiscal year 2000. The standard's effective date was delayed to June 15, 2000, the Company's fiscal year 2001. In June 2000, the FASB issued FAS 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities--An Amendment of FASB Statement 133." The Company was required to adopt FAS 133 and FAS 138, effective November 27, 2000. These standards require that all derivatives be recorded on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives are either offset against the change in the fair value of assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. Based on the Company's derivative positions at November 26, 2000, the Company has determined that the initial adoption will result in an immaterial gain that will be accounted for as a cumulative effect of an accounting change.

   In December 1999, the Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 101 (SAB 101), "Revenue Recognition in Financial Statements", which, among other guidance, clarifies conditions to be met in order to recognize revenue. SAB 101 was required to be adopted no later than the fourth quarter of fiscal years beginning after December 15, 1999. The Company will adopt SAB 101 in fiscal 2001 and does not expect any material effect on its revenue recognition policy.

                               SEALY CORPORATION

  Revenue Recognition

   The Company recognizes revenue, net of estimated returns, when title passes which is generally upon delivery of shipments.

  Concentrations of Credit Risk

   Cash and cash equivalents are, for the most part, maintained with several major financial institutions in North America. Deposits held with banks may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand and therefore, bear minimal risk.

   The Company purchases raw materials and certain components from a variety of vendors. The Company purchases approximately 50% of its Sealy foundation parts from a single third-party source, which has patents on various interlocking wire configurations (the "Wire Patents"), and manufactures the remainder of these parts as a licensee under the Wire Patents. The Company purchases substantially all of its Stearns & Foster foundation parts from the same single third-party source. In order to reduce the risks of dependence on external supply sources and to enhance profitability, the Company has expanded its own internal component parts manufacturing capacity.

  Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount of assets and liabilities and disclosures on contingent assets and liabilities at year end and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from these estimates.

  Reclassification

   Certain reclassifications of the 1999 and 1998 financial statements and related footnotes have been made to conform with the 2000 presentation.

  Foreign Currency

   Subsidiaries located outside the U.S. generally use the local currency as the functional currency. Assets and liabilities are translated at exchange rates in effect at the balance sheet date and income and expense accounts at average exchange rates during the year. Resulting translation adjustments are recorded directly to a separate component of shareholders' equity and are not tax-effected since they relate to investments which are permanent in nature.

  Cash and Cash Equivalents

   For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with a maturity at the time of purchase of three months or less to be cash equivalents. Cash equivalents are stated at cost, which approximates market value.

  Inventory

   The cost of inventories is determined by the "first-in, first-out" (FIFO) method, which approximates current cost. The cost of inventories includes raw materials, direct labor and manufacturing overhead costs. The Company provides inventory reserves for excess, obsolete or slow moving inventory based on changes in

                               SEALY CORPORATION
customer demand, technology developments or other economic factors. These reserves were not material at November 26, 2000 or November 28, 1999.

  Supply Agreements

   The Company from time to time enters into long-term supply agreements with its customers. Any initial cash outlay by the Company is capitalized and amortized to expense over the life of the contract and is ratably recoverable upon contract termination. Such capitalized amounts are included in "Prepaid expenses" and "Debt issuance costs, net, and other assets" in the Company's balance sheet.

  Property, Plant and Equipment

   Property, plant and equipment are recorded at cost reduced by accumulated depreciation. Depreciation expense is provided based on historical cost and estimated useful lives ranging from approximately twenty to forty years for buildings and building improvements and five to fifteen years for machinery and equipment. The Company generally uses the straight-line method for calculating the provision for depreciation.

  Investments

   From time to time the Company makes investments in debt, preferred stock, or other securities of manufacturers, retailers, and distributors of bedding and related products both domestically and internationally to enhance business relationships and build incremental sales. These investments are included in "Investment in affiliates" in the Company's balance sheet.

  Amortization of Intangibles

   The excess of the purchase cost over the fair value of assets acquired is being amortized on a straight-line basis over 20 to 40 years. The Company regularly assesses all of its long-lived assets for impairment when events or circumstances indicate their carrying value may not be recoverable. The Company believes that no impairment of goodwill existed at November 26, 2000 or November 28, 1999.

   Other intangibles include patents, trademarks and licenses which are amortized on the straight-line method over periods ranging from 5 to 20 years.

   The costs related to the issuance of debt (gross costs of $32.7 million at November 26, 2000, net of accumulated amortization of $12.4 million) are capitalized and amortized to interest expense over the lives of the related debt.

  Earnings Per Common Share

   Basic net income per common share is computed using the weighted average number of common shares outstanding during the period. Diluted net income per common share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period. Dilutive common equivalent shares consist of stock options (see Note 11).

  Income Taxes

   Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit

                               SEALY CORPORATION
carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  Advertising Costs

   The Company expenses all advertising costs as incurred. Advertising expenses for the years ended November 26, 2000, November 28, 1999, and November 29, 1998 amounted to $141.0 million, $127.7 million and $114.5 million, respectively. Accrued customer incentives and advertising at November 26, 2000 and November 28, 1999 was $38.3 million and $32.3 million, respectively.

  Research and Development

   Product development costs are charged to operations during the period incurred.

  Environmental Costs

   Environmental expenditures that relate to current operations are expensed or capitalized, as appropriate, in accordance with American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 96-1, "Environmental Remediation Liabilities." Remediation costs that relate to an existing condition caused by past operations are accrued when it is probable that the costs will be incurred and can be reasonably estimated.

NOTE 2--RECAPITALIZATION

   On October 30, 1997, Sealy Corporation entered into an agreement and plan of merger (the "Merger Agreement") with Sandman Merger Corporation, a transitory Delaware merger corporation ("Sandman"), and Zell/Chillmark, Fund, L.P., a Delaware limited partnership ("Zell"). Zell owned approximately 87% of the issued and outstanding common stock of Parent (the "Existing Common Stock"). Pursuant to the Merger Agreement, upon the satisfaction of conditions, Sandman was merged with and into Parent with Parent being the surviving corporation effective on December 18, 1997 (the "Closing Date") and the Company was recapitalized (the "Recapitalization") whereby some equity investors, including members of management, acquired an approximate 90.0% economic equity stake (85.3% voting equity stake) in the Company. A portion of the issued and outstanding shares of common stock of the Company was converted into the right to receive aggregate cash equal to $419.3 million less (i) certain seller fees and expenses and (ii) certain costs in connection with the extinguishment of some outstanding options and warrants of the Company and the remaining portion was converted into voting preferred stock and then reconverted into $25.0 million in aggregate principal amount of a junior subordinated note of the Company ("Junior Note") and a retained voting common stock interest in the Company of approximately 14.7%. Concurrent with the Recapitalization, the Company refinanced existing indebtedness (the "Refinancing") by Sealy Mattress Company, a wholly owned subsidiary of the Parent, issuing $125 million principal amount of 9.875% Senior Subordinated Notes due 2007 (the "Senior Subordinated Notes") and $128 million principal amount of 10.875% Senior Subordinated Discount Notes due 2007 (the "Senior Subordinated Discount Notes", and, together with the Senior Subordinated Notes, the "Notes"), with net proceeds to the Company of $75.4 million, and by entering into and borrowing $460 million under the Senior Credit Agreements.

   After the Recapitalization, the issued and outstanding capital stock of the Company consists of Class A common stock, par value $0.01 per share ("Class A Common"), Class B common stock, par value $0.01 per share ("Class B Common"), Class L common stock, par value $0.01 per share ("Class L Common"), and Class M

                               SEALY CORPORATION
common stock, par value $0.01 per share ("Class M Common" and collectively with the Class A Common, Class B Common and Class L Common, "Common Stock"). The Class L Common and the Class M Common are senior in right of payment to the Class A Common and Class B Common. Holders of Class B Common and Class M Common have no voting rights except as required by law. The holders of Class A Common and Class L Common are entitled to one vote per share on all matters to be voted upon by the stockholders of the Company, including the election of directors. Class A Common and Class L Common are otherwise identical, except that the shares of Class L Common are entitled to a preference over Class A Common with respect to any distribution by the Company to holders of its capital stock equal to the original cost of such share ($40.50) plus an amount which accrues on a daily basis at a rate of 10% per annum, compounded annually. Class B Common and Class M Common are otherwise identical, except that the shares of Class M Common are entitled to a preference over Class B Common with respect to any distribution by the Company to holders of its capital stock equal to the original cost of such share ($40.50) plus an amount which accrues on a daily basis at a rate of 10% per annum, compounded annually. The Class B Common and the Class M Common are convertible into Class A Common and Class L Common, respectively, automatically upon consummation of an initial public offering by the Company. As of November 26, 2000 and November 28, 1999, the aggregate liquidation preference of Class L and Class M Common, including the preferred yield of 10% compounded annually, amounted to $162.9 million and $148.1 million, respectively. The Board of Directors of the Company is authorized to issue preferred stock, par value $0.01 per share, with such designations and other terms as may be stated in the resolutions providing for the issue of any such preferred stock adopted from time to time by the Board of Directors.

   The Recapitalization transaction resulted in an aggregate direct net charge to APIC and retained deficit totaling $438.1 million primarily comprised of the costs associated with the purchase of the then outstanding Class A and Class B Common Stock, the repurchase of Merger Warrants and the repurchase of Series A and Series B Restructure Warrants. The Recapitalization transaction also resulted in a pretax charge of $18.9 million, of which $16.4 million was non-cash and credited directly to APIC, comprised of accelerated vesting of stock options and restricted stock and other incentive based compensation payments to employees in connection with the transaction. The Company recorded a $14.5 million charge, net of income tax benefit of $9.6 million, representing the write-off of the remaining unamortized debt issue costs related to long-term obligations repaid in connection with the Recapitalization as well as consent fees and premiums paid related to the Tender Offer of the Parent Notes (each of which as defined in Note 4) in connection with the Recapitalization.

NOTE 3--INVENTORIES

   The components of inventory as of November 26, 2000 and November 28, 1999 were as follows:

                        2000    1999
                       ------- -------
                       (in thousands)
Raw materials......... $29,360 $25,066
Work in process.......  15,665  14,298
Finished goods........   6,847   5,317
                       ------- -------
                       $51,872 $44,681
                       ======= =======

                               SEALY CORPORATION

NOTE 4--LONG-TERM OBLIGATIONS

   Long-term debt as of November 26, 2000 and November 28, 1999 consisted of the following:

                                                                     2000     1999
                                                                   -------- --------
                                                                    (in thousands)
Senior AXELs Credit Agreement..................................... $325,875 $327,375
Senior Revolving Credit Agreement:
   Tranche A Term Loan............................................   82,271   94,625
   Revolving Credit Facility......................................       --    4,800
Senior Subordinated Notes.........................................  125,000  125,000
Senior Subordinated Discount Notes (net of discount: 2000--$24,852
  and 1999--$35,197)..............................................  103,148   92,803
Junior Subordinated Notes.........................................   35,505   31,497
High Point Corporate Complex Mortgage.............................   13,874   14,242
Other.............................................................      510       --
                                                                   -------- --------
                                                                    686,183  690,342
Less current portion..............................................   34,373   14,145
                                                                   -------- --------
                                                                   $651,810 $676,197
                                                                   ======== ========

   The Senior Credit Agreements provide for loans of up to $550.0 million, consisting of a $450.0 million term loan facility (the "Term Loan Facility") and a $100.0 million revolving credit facility (the "Revolving Credit Facility"). The Issuer distributed the proceeds of the Term Loan Facility and its initial borrowings under the Revolving Credit Facility to Parent to provide a portion of the funds necessary to consummate the Recapitalization. Indebtedness of the Issuer under the Senior Credit Agreements is secured and guaranteed by Parent and some of the Issuer's current and all of the Issuer's future U.S. subsidiaries and bears interest at a floating rate. See Note 18 for further details regarding guarantees including consolidating condensed financial statements for guarantors and non-guarantors. The Senior Credit Agreements require the Company to meet some financial tests, including minimum levels of adjusted EBITDA as determined in the agreements, minimum interest coverage and maximum leverage ratio. The Senior Credit Agreements also contain covenants which, among other things, limit capital expenditures, indebtedness and/or the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, mergers and consolidations, prepayments of other indebtedness (including the notes), liens and encumbrances and other matters customarily restricted in such agreements. At November 26, 2000 the Company had approximately $93.3 million available under its Revolving Credit Facility with Letters of Credit issued totaling approximately $6.7 million. The Company's net weighted average borrowing cost was 9.7% and 9.3% for Fiscal 2000 and 1999 respectively.

   Indebtedness under the Senior Credit Agreements bears interest at a floating rate. Indebtedness under the Revolving Credit Facility and the Term Loans initially bears interest at a rate (subject to reduction based on attainment of certain leverage ratio levels) based upon (i) the Base Rate (defined as the highest of (x) the rate of interest announced publicly by Morgan Guaranty Trust Company of New York from time to time, as its base rate or (y) the Federal funds effective rate from time to time plus 0.50%) plus 0.25% in respect of the Tranche A Term Loans and the loans under the Revolving Credit Facility (the "Revolving Loans"), 1.00% in respect of the AXELs Series B, 1.25% in respect of the AXELs Series C and 1.50% in respect of the AXELs Series D, or (ii) the Adjusted Eurodollar Rate (as defined in the Senior Credit Agreements) for one, two, three or six months (or, subject to general availability, two weeks to twelve months), in each case plus 1.25% in respect of Tranche A Term Loans and Revolving Loans, 2.00% in respect of AXELs Series B, 2.25% in respect of AXELs Series C and 2.50% in respect to AXELs Series D.

                               SEALY CORPORATION

   The Tranche A Term Loans mature in December 2002. The AXELs Series B mature in December 2004. The AXELs Series C mature in December 2005. The AXELs Series D mature in December 2006. The Tranche A Term Loans are subject to quarterly amortization payments commencing in March 1999, the AXELs Series B, the AXELs Series C and the AXELs Series D are subject to quarterly amortization payments commencing in March 1998 with the AXELs Series B amortizing in nominal amounts until the maturity of the Tranche A Term Loans, the AXELs Series C amortizing in nominal amounts until the maturity of the AXELs Series B and the AXELs Series D amortizing in nominal amounts until the maturity of the AXELs Series
C. The Revolving Credit Facility matures in December 2002. In addition, the Senior Credit Agreements provide for mandatory repayments, subject to certain exceptions, of the Term Loans, and reductions in the Revolving Credit Facility, based on the net proceeds of certain asset sales outside the ordinary course of business of the Issuer and its subsidiaries, the net proceeds of insurance, the net proceeds of certain debt and equity issuances, and excess cash flow (as defined in the Senior Credit Agreements).

   The Senior Subordinated Notes, which are guaranteed by the Parent, were issued pursuant to an Indenture (the "Senior Subordinated Note Indenture") among the Issuer, the Guarantors and The Bank of New York, as trustee (the "Senior Subordinated Note Trustee"). Notes in aggregate principal amount of $125.0 million were issued in the Offering and mature on December 15, 2007. Interest on the notes accrues at the rate of 9.875% per annum and is payable semi-annually in arrears on June 15 and December 15 of each year to Holders of record on the immediately preceding June 1 and December 1.

   The notes are subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

                                                Percentage of
                 Year                          Principal Amount
                 ----                          ----------------
                 2002.........................     104.937%
                 2003.........................     103.292%
                 2004.........................     101.646%
                 2005 and thereafter..........     100.000%

   The Senior Subordinated Discount Notes, which are guaranteed by the Parent, in aggregate principal amount of $128.0 million were issued in the Offering, and mature on December 15, 2007. The Senior Subordinated Discount Notes were offered at a substantial discount from their principal amount at maturity. Until December 15, 2002 (the "Full Accretion Date"), no interest (other than liquidated damages, if applicable) will accrue or be paid in cash on the Senior Subordinated Discount Notes, but the Accreted Value will accrete (representing the amortization of original issue discount) between the issuance date and the Full Accretion Date, on a semi-annual bond equivalent basis. Beginning on the Full Accretion Date, interest on the Senior Subordinated Discount Notes will accrue at the rate of 10.875% per annum and will be payable in cash semi-annually in arrears on June 15 and December 15 of each year, commencing on June 15, 2003, to Holders of record on the immediately preceding June 1 and December 1. Interest on the Senior Subordinated Discount Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Full Accretion Date.

   The Senior Subordinated Discount Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and liquidated

                               SEALY CORPORATION
damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

                                             Percentage of
                                            Principal Amount
                                            ----------------
                   2002....................     105.437%
                   2003....................     103.625%
                   2004....................     101.812%
                   2005 and hereafter......     100.000%

   The Junior Note had an initial principal balance outstanding of $25.0 million and matures on December 18, 2008. Interest on the Junior Note accrues at 10% per annum if paid within ten days of the end of each calendar quarter or at 12% if the Company elects to add accrued interest for such quarter to the then outstanding principal balance. The Company has the option, at each quarter end, to elect to pay the interest due for the quarter or add such interest to the principal balance through the term of the Note. From inception, the Company has elected to add accrued interest to the principal balance increasing the total outstanding balance to $35.5 million at November 26, 2000.

   At November 26, 2000, the annual maturities of the principal amounts of long-term obligations were (in thousands):

                    2001.......................... $ 34,373
                    2002..........................   41,691
                    2003..........................   34,295
                    2004..........................   77,874
                    2005..........................   89,161
                    Thereafter....................  408,789

   On November 18, 1997 Parent commenced an offer (the "Tender Offer") to purchase for cash up to all (but not less than a majority in principal amount outstanding) of its 10.25% Senior Subordinated Notes due 2003 (the "Parent Notes") and a related solicitation (the "Consent Solicitation") of consents to modify certain terms of the Indenture under which the Parent Notes were issued (the "Parent Note Indenture"). The purchase price to be paid with respect to validly tendered Parent Notes and related consents was determined by a formula set forth in the offer to purchase with respect to the Tender Offer. The Offerings were conditioned upon the consummation of the Tender Offer for, and the obtaining of consents with respect to, at least a majority in aggregate principal amount of the Parent Notes outstanding. Parent's obligation to accept for purchase and to pay for the Parent Notes validly tendered pursuant to the Tender Offer was conditioned upon, among other things, consummation of the other elements of the Recapitalization.

   On March 30, 1998, the Company announced a call for redemption of all remaining outstanding Parent Notes that were not tendered on December 17, 1997. The redemption price of 106.33%, plus accrued interest, or $2.5 million, was paid on May 1, 1998, after which time interest ceased to accrue on the Parent Notes.

   Subsequent to year end, the Company entered into an agreement to secure an additional revolving credit facility with a separate banking group. This facility will provide for borrowing in Canadian currency up to C$25 million. The Company expects to close on the facility late in the first quarter of 2001.

                               SEALY CORPORATION

NOTE 5--LEASE COMMITMENTS

   The Company leases certain operating facilities, offices and equipment. The following is a schedule of future minimum annual lease commitments and sublease rentals at November 26, 2000.

                                 Commitments
                                    Under
Fiscal Year                    Operating Leases
-----------                    ----------------
                                (in thousands)
2001..........................     $ 8,168
2002..........................       6,673
2003..........................       5,101
2004..........................       3,694
2005..........................       3,138
Thereafter....................       5,891
                                   -------
                                   $32,665
                                   =======

   Rental expense charged to operations is as follows:

                                                  Year Ended Year Ended Year Ended
                                                   Nov. 26,   Nov. 28,   Nov. 29,
                                                     2000       1999       1998
                                                  ---------- ---------- ----------
                                                           (in thousands)
Minimum rentals..................................  $10,014    $ 9,053    $10,214
Contingent rentals (based upon delivery equipment
  mileage).......................................    1,924      1,376      1,430
                                                   -------    -------    -------
                                                   $11,938    $10,429    $11,644
                                                   =======    =======    =======

   The Company has the option to renew certain plant operating leases, with the longest renewal period extending through 2008. Most of the operating leases provide for increased rent through increases in general price levels.

NOTE 6--FAIR VALUE OF FINANCIAL INSTRUMENTS

   Due to the short maturity of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, their carrying values approximate fair value. The carrying amount of long-term debt under the Senior AXELs Credit Agreement and the Senior Revolving Credit Agreement approximates fair value because the interest rate adjusts to market interest rates. The fair value of long-term debt under the Senior Subordinated Notes and Senior Subordinated Discount Notes, based on a quoted market price, was $116.0 million and $99.7 million, respectively, at November 26, 2000.

NOTE 7--DERIVATIVE FINANCIAL INSTRUMENTS

   The Company, as a result of its operating and financing activities, is exposed to changes in interest and foreign currency exchange rates which may adversely affect its results of operations and financial position. In seeking to minimize the risks and/or costs associated with such activities, the Company manages exposure to changes in interest rate and foreign currency exchange rates through its regular operating and financing activities and through the use of derivative financial instruments. Foreign currency forward, swap and option contracts are used to hedge some currency risks inherent in the activities of the Company. Derivative instruments are also used to adjust the Company's interest rate risk profile. The Company does not utilize financial instruments for trading or other speculative purposes, nor does it utilize leveraged financial instruments.

                               SEALY CORPORATION

   The Company's financial investment counterparties are high quality investment or commercial banks with significant experience with such instruments. The Company manages exposure to counterparty credit risk through specific minimum credit standards and diversification of counterparties. These counterparties expose the Company to the risk of nonperformance. However, the Company does not anticipate nonperformance by other parties, and no material loss would be expected from their nonperformance.

   Interest Rate Instruments: The Company has entered into interest rate swap and collar agreements to reduce the impact of changes in interest rates on a portion of its floating rate debt. The notional amounts of interest rate agreements are used to measure interest to be paid or received and do not represent the amount of exposure to credit loss. The net cash paid for the interest rate swap and collar agreements ($0.6 million) was recorded in prepaid expenses in the consolidated balance sheet and charged to interest expense over the life of the agreement.

   As of November 26, 2000, the Company had the following interest rate instruments in effect that provide protection on the three month LIBOR rate upon which the Company's variable rate debt is based (actual rate paid is LIBOR plus the respective margin):

                               Notional Amount Range for
2000                             (millions)    LIBOR Rate   Period
----                           --------------- ----------- ---------
Interest Rate Collar..........      $200       6.50%-4.93% 1/98-1/01
Interest Rate Swap............      $150          5.96%    9/99-9/02

   Foreign Exchange Instruments: The Company enters into forward currency exchange contracts in the regular course of business to manage its exposure against foreign currency fluctuations primarily on raw material purchase transactions denominated in U.S. Dollars. In December 1999, the Company incurred $0.1 million to purchase an Average Rate Option Canadian Put in the amount of Canadian Dollar $17.0 million with a strike price of Canadian $1.50. Additionally, the Company incurred $0.1 million to purchase Mexican Peso Put Options for 57.4 million Mexican Pesos with strike prices ranging between 10.21 and 11.24 Mexican Pesos per U.S. Dollar. Both of these options settled quarterly and expired at the end of fiscal 2000.

NOTE 8--STOCK OPTION AND RESTRICTED STOCK PLANS

   On December 18, 1997, the Company's Board of Directors adopted the 1998 Stock Option Plan ("1998 Plan") and reserved 5,000,000 shares of Class A Common Stock of the Company for issuance. Options under the 1998 Plan may be granted either as Incentive Stock Options as defined in Section 422 of the Internal Revenue Code or Nonqualified Stock Options subject to the provisions of Section 83 of the Internal Revenue Code. The options vest 40% upon the second anniversary, and 20% on the third, fourth and fifth anniversary dates of the grant.

   As a result of the Recapitalization effective on December 18, 1997, the Human Resources Committee of the Company's Board of Directors removed all restrictions on the then outstanding restricted stock issued under the 1996 Transitional Plan and those shares were paid out as a result of the Recapitalization at the Recapitalization share price of $14.3027. In addition, a special transaction bonus was approved for key members of management. Furthermore, as of December 18, 1997, the Human Resources Committee accelerated vesting of the Company issued and then outstanding stock options under the 1989 Plan, 1992 Plan, 1993 Plan and 1997 Plan (collectively the "Terminated Stock Option Plans"); terminated the Terminated Stock Option Plans; and paid each holder of options under the Terminated Stock Option Plans compensation for such terminations which compensation was equal to the spread between the Merger share price of $14.3027 and the respective per share exercise price for the terminated stock options. Prior to December 18, 1997, some members of senior management were offered and elected to cancel their options under the Terminated Stock Option Plans and their restricted stock under the 1996 Transitional Plan. Those senior executives received nonqualified stock options which were subsequently

                               SEALY CORPORATION
cancelled and exchanged on December 18, 1997 for fully-vested ten-year stock options to acquire 145,516 shares of the Company's Class L Common Stock at an exercise price of $10.125 per share and ten-year stock options to acquire 1,309,644 shares of the Company's Class A Common Stock at an exercise price of $0.125 per share ("Recapitalization Stock Options"). As a result of all recapitalization date activity, the Company recorded an aggregate $18.9 million in compensation expense.

   The Company recorded charges of $6.8 million and $6.7 million in fiscal 2000 and 1999 respectively, to revalue the right of one executive to require the Company to repurchase some securities of the Company at the greater of fair market value or original cost. The expense associated with the right was recorded in stock based compensation expense. Subsequent to year end, the Company satisfied the obligation through a draw of the Company's Revolving Credit Facility and the delivery of a portion of the executive's securities. Accordingly, $10.7 million was included in current liabilities and $6.3 million is included in "Other noncurrent liabilities."

   FAS No. 123 Disclosures: As permitted by FAS No. 123, Accounting for Stock-Based Compensation, the Company continues to account for its stock option and stock incentive plans in accordance with Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and makes no charges (except to the extent required by APB Opinion No. 25) against earnings with respect to options granted. FAS No. 123 does however require the disclosure of pro forma information regarding net income and earnings per share determined as if the Company had accounted for its stock options under the fair value method.

   For purposes of this pro forma disclosure the estimated fair value of the options is amortized to expense over the options' vesting period.

                                                      2000    1999     1998
                                                     ------- ------- --------
  Net income (loss) (in thousands)...... As reported $30,140 $15,821 $(33,773)
                                         Pro forma   $29,552 $14,592 $(31,468)

  Net earnings (loss) per share--Diluted As reported $  0.88 $  0.48 $  (1.11)
                                         Pro forma   $  0.86 $  0.44 $  (1.03)

   The fair value for all options granted were estimated at the date of grant or revaluation using a Black-Scholes option pricing model with the following weighted-average assumptions: the expected life for all options is seven years; the expected dividend yield for all stock is zero percent and the expected volatility of all stock is zero percent.

   The risk free interest rates utilized for the grants are as follows:

                    Risk Free
Option Grant Date Interest Rate
----------------- -------------
   Fiscal 1998...     5.55%
   Fiscal 1999...  4.57%-6.17%
   Fiscal 2000...  5.77%-6.09%

                               SEALY CORPORATION

   A summary of the status and changes of shares subject to options and the related average price per share is as follows:

                              Shares Subject Average Option
                                to Options   Price Per Share
                              -------------- ---------------
Outstanding November 29, 1998   3,611,156         $2.01
   Granted...................     171,500          0.72
   Exercised.................    (150,570)         0.13
   Canceled..................     (69,000)         1.83
                                ---------
Outstanding November 28, 1999   3,563,086          2.02
   Granted...................     151,500          7.80
   Exercised.................          --            --
   Canceled..................     (39,000)         0.56
                                ---------
Outstanding November 26, 2000   3,675,586         $2.27
                                =========         =====

   For various price ranges, weighted average characteristics of outstanding stock options at November 26, 2000 were as follows:

                                 Outstanding Options      Exercisable Options
                             ---------------------------- -------------------
                                       Remaining Weighted            Weighted
                                         Life    Average             Average
    Range of Exercise prices  Shares    (Years)   Price    Shares     Price
    ------------------------ --------- --------- --------  -------    --------
          Class A
          $0.00-$0.13.......   150,570    7.1     $ 0.13  150,570     $ 0.13
          $0.50-$1.00....... 2,126,000    7.4       0.52  799,000       0.50
          $4.18-$5.98....... 1,134,000    7.3       4.22  444,000       4.18
          $6.93-$9.60.......   119,500    9.6       8.17       --         --

          Class L
          $0.00-$10.13......   145,516    7.1     $10.13  145,516     $10.13

                               SEALY CORPORATION

NOTE 9--INCOME TAXES

   The Company and its domestic subsidiaries file a consolidated U.S. Federal income tax return. Income tax expense (benefit) consists of:

                                                     Year ended    Year ended    Year ended
                                                    Nov. 26, 2000 Nov. 28, 1999 Nov. 29, 1998
                                                    ------------- ------------- -------------
                                                                 (in thousands)
Current:
Federal............................................    $20,444       $11,058      $  1,737
State and local....................................      2,455         2,250           948
Foreign............................................      5,199         3,740         3,569
                                                       -------       -------      --------
                                                        28,098        17,048         6,254

Deferred:
Federal............................................       (450)         (471)      (16,541)
State and local....................................        (64)         (473)       (2,363)
Foreign............................................       (352)          457          (361)
                                                       -------       -------      --------
                                                          (866)         (487)      (19,265)
                                                       -------       -------      --------
Total..............................................     27,232        16,561       (13,011)
Allocated to loss from early extinguishment of debt         --            --        (9,693)
                                                       -------       -------      --------
Income tax expense (benefit) before extraordinary
  item.............................................    $27,232       $16,561      $ (3,318)
                                                       =======       =======      ========

   Income before taxes from foreign operations amounted to $12.2 million, $9.0 million, and $6.4 million for the years ended November 26, 2000, November 28, 1999, and November 29, 1998, respectively.

   The differences between the effective tax rate and the statutory U.S. Federal tax rate are explained as follows:

                                                                  Year ended    Year ended    Year ended
                                                                 Nov. 26, 2000 Nov. 28, 1999 Nov. 29, 1998
                                                                 ------------- ------------- -------------
Income tax expense (benefit) computed at statutory U.S.
  Federal income tax rate.......................................     35.0%         35.0%        (35.0%)
State and local income taxes, net of federal tax benefit........      3.2%          4.2%         (0.8%)
Foreign tax rate differential and effects of foreign earnings
  repatriation..................................................     (0.1%)         1.0%          0.8%
Other items, net................................................      2.9%         (0.8%)         0.3%
                                                                     -----         -----        ------
Effective income tax rate before permanent differences resulting
  from purchase accounting......................................     41.0%         39.4%        (34.7%)
Permanent differences resulting from purchase accounting,
  principally goodwill..........................................      6.5%         11.7%         20.0%
                                                                     -----         -----        ------
Effective income tax rate.......................................     47.5%         51.1%        (14.7%)
                                                                     =====         =====        ======

                               SEALY CORPORATION

   Deferred income taxes reflect the tax effect of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amounts for income tax purposes. The Company's total deferred tax assets and liabilities and their significant components are as follows:

                                                                 2000                    1999
                                                        ----------------------  ----------------------
                                                          Current   Noncurrent    Current   Noncurrent
                                                           Asset       Asset       Asset       Asset
                                                        (Liability) (Liability) (Liability) (Liability)
                                                        ----------- ----------- ----------- -----------
Accrued salaries and benefits..........................   $ 4,311    $  6,804     $ 5,238    $  5,516
Allowance for doubtful accounts........................     4,238          --       3,636          --
Plant shutdown, idle facilities, and environmental
  costs................................................     1,105       1,322       1,515       1,322
Tax credit carryforward................................       476          --         178          --
Accrued warranty reserve...............................     2,997          --       2,598          --
Book versus tax differences related to property, plant,
  and equipment........................................        --     (21,868)         --     (19,613)
Book versus tax differences related to intangible
  assets...............................................        --     (10,217)         --     (10,464)
All other..............................................     1,224         158       1,032        (116)
                                                          -------    --------     -------    --------
                                                          $14,351    $(23,801)    $14,197    $(23,355)
                                                          =======    ========     =======    ========

   A provision has not been made for U.S. or foreign taxes on undistributed earnings of subsidiaries, which operate in Canada and Puerto Rico. Upon repatriation of such earnings, withholding taxes might be imposed that are then available for use as credits against a U.S. Federal income tax liability, subject to some limitations. The amount of taxes that would be payable on repatriation of the entire amount of undistributed earnings is immaterial at November 26, 2000 and November 28, 1999.

NOTE 10--RETIREMENT PLANS

   Substantially all employees are covered by defined contribution profit sharing plans, where specific amounts (as annually established by the Company's board of directors) are set aside in trust for retirement benefits. Profit sharing expense was $8.4 million, $7.4 million, and $6.6 million for the years ended November 26, 2000, November 28, 1999, and November 29, 1998, respectively.

                               SEALY CORPORATION

NOTE 11--EARNINGS PER SHARE

   The following table sets forth the computation of basic and diluted earnings per share:

                                                            2000    1999     1998
                                                           ------- ------- --------
                                                                (in thousands)
Numerator:
Income (loss) before extraordinary item................... $30,140 $15,821 $(19,236)
Extraordinary item, net...................................      --      --   14,537
                                                           ------- ------- --------
Net income (loss).........................................  30,140  15,821  (33,773)
Liquidation preference for common L & M shares............  14,808  13,461   11,716
                                                           ------- ------- --------
Net income (loss) available to common shareholders........ $15,332 $ 2,360 $(45,489)
                                                           ------- ------- --------

Denominator:
Denominator for basic earnings per share--weighted average
 shares...................................................  31,485  31,473   30,472

Effect of dilutive securities:
Stock options.............................................   2,750   1,499       --
                                                           ------- ------- --------
Denominator for diluted earnings per share--adjusted
 weighted-average shares and assumed conversions..........  34,235  32,972   30,472
                                                           ======= ======= ========

   Due to the loss from continuing operations in 1998, the potentially dilutive securities would have been antidilutive. Accordingly, they are excluded from the calculation in dilutive earnings per share.

NOTE 12--SUMMARY OF INTERIM FINANCIAL INFORMATION (UNAUDITED)

   Quarterly financial data for the years ended November 26, 2000 and November 28, 1999, is presented below:

                                   First      Second      Third     Fourth
                                  Quarter     Quarter    Quarter    Quarter
                                 --------    --------    --------   --------
                                (Amounts in thousands, except for share data)
2000:
   Net sale.................... $256,639    $264,055    $292,741   $288,107
   Gross profit................  115,212     118,864     132,897    130,715
   Net income..................    5,557       7,568      12,439      4,576
   Earnings per share--Basic...     0.18        0.24        0.40       0.14
   Earnings per share--Diluted.     0.16        0.22        0.36       0.14
1999:
   Net sales................... $222,326    $232,168    $273,333   $257,880
   Gross profit................   99,751     103,218     123,639    114,930
   Net income..................      413       3,153      11,625        630
   Earnings per share--Basic...     0.01        0.10        0.37       0.02
   Earnings per share--Diluted.     0.01        0.10        0.35       0.02

   During the fourth quarter of fiscal 1999, the Company recorded an after tax charge of $4.0 million ($0.12 per share) to revalue the right of one executive to require the Company to repurchase some securities of the Company at the greater of fair market value or original cost. That revaluation was recorded as stock based compensation expense.

                               SEALY CORPORATION

NOTE 13--BUSINESS ACQUISITIONS

   On August 10, 2000, the Company acquired 70% of the outstanding capital stock of Rozen S.R.L. for $9.5 million, including costs associated with the acquisition. Rozen, located in Buenos Aires, Argentina, manufactures and sells bedding to retailers located in Argentina. Rozen also owns and operates several retail sleep shops in the Buenos Aires area. As part of the purchase price, $1.0 million is being held in escrow pursuant to the Purchase Agreement. The Company recorded the acquisition using the purchase method of accounting and, accordingly, the purchase price has been preliminarily allocated to the assets acquired and liabilities assumed based on the estimated fair market values. As a result of the preliminary purchase price allocation, the Company recorded $4.7 million in goodwill to be amortized over a 20 year period.

Cash paid............................... $ 9.5
Fair value of liabilities assumed.......   9.4
                                         -----
Purchase price..........................  18.9
Fair value of assets acquired...........  14.2
                                         -----
Goodwill................................ $ 4.7
                                         =====

   On September 1, 2000, the Company acquired some operating assets of Premier Bedding Group, LLC for $10.9 million. The business acquired manufactures and sells bedding to retailers primarily in the United States under the Bassett and Carrington Chase brand names. As part of the acquisition, the Company acquired the exclusive right to manufacture, market and sell bedding under the previously mentioned brand names through October, 2015. The Company recorded the acquisition using the purchase method of accounting and, accordingly, the purchase price has been preliminary allocated to the assets acquired based on the estimated fair value. As a result of the preliminary purchase price allocation, the Company has recorded $6.1 million of other intangibles associated with a license agreement acquired. This intangible is being amortized over a 15 year period.

   Due to the immateriality of the acquisitions to the Company's balance sheet and statement of operations, no pro forma disclosures are considered necessary.

NOTE 14--CONTINGENCIES

   The Company is currently conducting an environmental cleanup at a formerly owned facility in South Brunswick, New Jersey pursuant to the New Jersey Industrial Site Recovery Act. The Company and one of its subsidiaries are parties to an Administrative Consent Order issued by the New Jersey Department of Environmental Protection. Pursuant to that order, the Company and its subsidiary agreed to conduct soil and groundwater remediation at the property. The Company does not believe that its manufacturing processes were the source of contamination. The Company sold the property in 1997. The Company and its subsidiary retained primary responsibility for the required remediation. The Company has completed essentially all soil remediation with the New Jersey Department of Environmental Protection approval, and have concluded a pilot test of groundwater remediation system.

   The Company is also remediating soil and groundwater contamination at an inactive facility located in Oakville, Connecticut. Although the Company is conducting the remediation voluntarily, it obtained Connecticut Department of Environmental Protection approval of the remediation plan. The Company has completed essentially all soil remediation under the remediation plan and is currently monitoring groundwater at the site. The Company believes the contamination is attributable to the manufacturing operations of previous unaffiliated occupants of the facility.

                               SEALY CORPORATION

   While the Company cannot predict the ultimate timing or costs of the South Brunswick and Oakville remediation, based on facts currently known, the Company believes that the accruals recorded are adequate and does not believe the resolution of these matters will have a material adverse effect on the financial position or future operations of the Company; however, in the event of an adverse decision, these matters could have a material adverse effect.

   The Company has been identified as a potential responsible party pursuant to the Comprehensive Environmental Response Compensation and Liability Act with regard to two waste disposal sites and under analogous state legislation with regard to a third. Although liability under these statutes is generally joint and several, as a practical matter, liability is usually allocated among all financially responsible parties. Based on the nature and quantity of the Company's wastes, the Company believes that liability at each of these sites in unlikely to be material.

NOTE 15--SEGMENT INFORMATION

   The Company operates predominately in one industry segment, that being the manufacture and marketing of conventional bedding. During 2000, 1999 and 1998 no one customer represented 10% or more of total net sales. Sales outside the United States were $114,547, $92,059 and $87,322 for 2000, 1999 and 1998, respectively. Additionally, long-lived assets (principally property, plant and equipment, goodwill, patents and other investments) outside the United States were $51,363 and $38,203 as of November 26, 2000 and November 28, 1999.

NOTE 16--LOSS ON NET ASSETS HELD FOR SALE, OTHER WRITE-DOWNS AND RESTRUCTURINGS

   During 1998, the Company recorded a loss on some manufacturing assets of $8.4 million as a result of the Company's on-going strategy to improve operational efficiencies. This loss resulted from the rationalization of some manufacturing processes and the write-down of other idled assets. These assets were written-down to their fair values and production was phased-out over the first two quarters of 1999. The estimated fair values of these assets are not material. The Company disposed of a majority of these assets during 1999.

   During 1998, the Company recorded a loss of $2.2 million for the write-down of previously capitalized software development costs. Such costs were originally capitalized as a result of the Company's on-going project to upgrade its management information systems to improve manufacturing operations and profitability analysis. As a result of a change in the direction of the project, it was determined that some software modules would not be implemented.

   Subsequent to year end, the Company commenced a plan to shutdown its Memphis facility. The Company plans to cease operations early in the second quarter of 2001 and take a restructuring charge in the first quarter of 2001. The Company believes this charge will not be material.

NOTE 17--RELATED PARTY TRANSACTIONS

   During 1999, the Company contributed $29.7 million in cash and other assets to Mattress Holdings International LLC ("MHI") in exchange for a non-voting interest. MHI was formed to invest in domestic and international loans, advances and investment in joint ventures, licensees and retailers and is controlled by the Company's largest stockholder, Bain Capital, Inc. The investment in MHI was made to fund its activities in order to enhance business relationships and build incremental sales. In addition, the Company has guaranteed the obligations of MHI under investment documents governing MHI's investments and has indemnified MHI with

                               SEALY CORPORATION
respect to such investments. For financial reporting purposes, the financial statements of MHI have been consolidated into those of the Company.

   During fiscal 2000 and 1999, the Company had sales of $140.8 and $117.6 million, respectively, of finished mattress products pursuant to multi-year supply contracts to affiliated and related parties of Bain Capital, Inc. The Company believes that the terms on which mattresses are supplied to related parties are not materially less favorable than those that might reasonably be obtained in a comparable transaction at such time in an arm's length basis from a person that is not an affiliate or related party.

   The Company paid Bain Capital, Inc. $2.0 million in management fees in 2000, 1999 and 1998 pursuant to a five year management services agreement.

NOTE 18--GUARANTOR/NON-GUARANTOR FINANCIAL INFORMATION

   As discussed in Note 4, the Parent and each of the Guarantor Subsidiaries has fully and unconditionally guaranteed, on a joint and several basis, the obligation to pay principal and interest with respect to the notes. Substantially all of the Issuer's operating income and cashflow is generated by its subsidiaries. As a result, funds necessary to meet the Issuer's debt service obligations are provided in part by distributions or advances from its subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of the Issuer's subsidiaries, could limit the Issuer's ability to obtain cash from its subsidiaries for the purpose of meeting its debt service obligations, including the payment of principal and interest on the notes. Although holders of the notes will be direct creditors of the Issuer's principal direct subsidiaries by virtue of the guarantees, the Issuer has subsidiaries ("Non-Guarantor Subsidiaries") that are not included among the Guarantor Subsidiaries, and such subsidiaries will not be obligated with respect to the notes. As a result, the claims of creditors of the Non-Guarantor Subsidiaries will effectively have priority with respect to the assets and earnings of such companies over the claims of creditors of the Issuer, including the holders of the notes.

   The following supplemental consolidating condensed financial statements present:

    1. Consolidating condensed balance sheets as of November 26, 2000 and November 28, 1999, consolidating condensed statements of operations and cash flows for each of the years in the three-year period ended November 26, 2000.

    2. Sealy Corporation (the "Parent" and a "Guarantor"), Sealy Mattress Company (the "Issuer"), combined Guarantor Subsidiaries and combined Non-Guarantor Subsidiaries with their investments in subsidiaries accounted for using the equity method.

    3. Elimination entries necessary to consolidate the Parent and all of its subsidiaries.

   Separate financial statements of each of the Guarantor Subsidiaries are not presented because Management believes that these financial statements would not be material to investors.

                               SEALY CORPORATION

              SUPPLEMENTAL CONSOLIDATING CONDENSED BALANCE SHEET

                               November 26, 2000
                                (in thousands)

                                                                              Consolidated
                                                        Sealy      Combined       Non-
                                              Sealy    Mattress   Guarantor    Guarantor
                                           Corporation Company   Subsidiaries Subsidiaries Eliminations Consolidated
                                           ----------- --------  ------------ ------------ ------------ ------------
ASSETS
Current assets:
Cash and cash equivalents.................  $     --   $    354   $   6,672     $ 11,088     $      --    $ 18,114
Accounts receivable--Non-Affiliates, net..        34      5,603      87,155       22,881            --     115,673
Accounts receivable--Affiliates, net......        --         --      29,816           --            --      29,816
Inventories...............................        --      1,744      42,643        7,485            --      51,872
Prepaid expenses and other assets.........     1,477        411      17,069        5,394            --      24,351
                                            --------   --------   ---------     --------    ----------    --------
                                               1,511      8,112     183,355       46,848            --     239,826
Property, plant and equipment, at cost....        --      9,547     198,203       19,770            --     227,520
Less accumulated depreciation.............        --      1,938      64,762        3,737            --      70,437
                                            --------   --------   ---------     --------    ----------    --------
                                                  --      7,609     133,441       16,033            --     157,083
Other assets:
Goodwill and other intangibles, net.......        --     13,256     333,167       28,815            --     375,238
Net investment in and advances to (from)
 subsidiaries and affiliates..............   (44,613)   529,908    (316,056)     (39,788)     (129,451)         --
Investment in affiliates..................        --         --          --       30,519            --      30,519
Debt issuance costs, net and other assets.       813     20,193       6,163          180            --      27,349
                                            --------   --------   ---------     --------    ----------    --------
                                             (43,800)   563,357      23,274       19,726      (129,451)    433,106
                                            --------   --------   ---------     --------    ----------    --------
Total assets..............................  $(42,289)  $579,078   $ 340,070     $ 82,607     $(129,451)   $830,015
                                            ========   ========   =========     ========    ==========    ========

LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
Current portion--long-term obligations....  $     --   $ 33,813   $     359     $    201     $      --    $ 34,373
Accounts payable..........................        --        634      45,567       11,486            --      57,687
Accrued incentives and advertising........        --      1,451      33,482        3,324            --      38,257
Accrued compensation......................        --        571      21,493        2,064            --      24,128
Accrued interest..........................        --        633      12,117          (86)           --      12,664
Stock based compensation..................    10,699         --          --           --            --      10,699
Other accrued expenses....................        82        915      25,028        4,188            --      30,213
                                            --------   --------   ---------     --------    ----------    --------
                                              10,781     38,017     138,046       21,177            --     208,021
Long-term obligations.....................    35,505    602,481      13,673          151            --     651,810
Other noncurrent liabilities..............     8,002         --      28,798        1,369            --      38,169
Deferred income taxes.....................    (3,287)       732      21,333        5,023            --      23,801
Minority interest.........................        --         --          --        1,504            --       1,504
Stockholders' equity......................   (93,290)   (62,152)    138,220       53,383      (129,451)    (93,290)
                                            --------   --------   ---------     --------    ----------    --------
Total liabilities and stockholders' equity  $(42,289)  $579,078   $ 340,070     $ 82,607     $(129,451)   $830,015
                                            ========   ========   =========     ========    ==========    ========

                               SEALY CORPORATION

              SUPPLEMENTAL CONSOLIDATING CONDENSED BALANCE SHEET

                               November 28, 1999
                                (in thousands)

                                                                                Combined
                                                        Sealy      Combined       Non-
                                              Sealy    Mattress   Guarantor    Guarantor
                                           Corporation Company   Subsidiaries Subsidiaries Eliminations Consolidated
                                           ----------- --------  ------------ ------------ ------------ ------------
                  ASSETS
Current assets:
Cash and cash equivalents.................  $      --  $     13   $   6,220     $  4,612     $     --    $  10,845
Accounts receivable--Non-Affiliates, net..         27     3,941      84,452       16,867           --      105,287
Accounts receivable--Affiliates, net......         --        --      14,188           --           --       14,188
Inventories...............................         --     1,297      38,673        4,711           --       44,681
Prepaid expenses and other assets.........      3,412       314      12,799        3,640           --       20,165
                                            ---------  --------   ---------     --------     --------    ---------
                                                3,439     5,565     156,332       29,830           --      195,166
Property, plant and equipment, at cost....         --     4,584     181,881       12,161           --      198,626
Less accumulated depreciation.............         --     1,571      55,709        3,245           --       60,525
                                            ---------  --------   ---------     --------     --------    ---------
                                                   --     3,013     126,172        8,916           --      138,101
Other assets:
Goodwill and other intangibles, net.......         --    13,653     338,711       26,088           --      378,452
Net investment in and advances to (from)
 subsidiaries and affiliates..............    (84,313)  507,742    (338,993)     (56,359)     (28,077)          --
Investment in affiliates..................         --        --          --       30,004           --       30,004
Debt issuance costs, net and other assets.        813    24,422       3,904           91           --       29,230
                                            ---------  --------   ---------     --------     --------    ---------
                                              (83,500)  545,817       3,622         (176)     (28,077)     437,686
                                            ---------  --------   ---------     --------     --------    ---------
Total assets..............................  $ (80,061) $554,395   $ 286,126     $ 38,570     $(28,077)   $ 770,953
                                            =========  ========   =========     ========     ========    =========
             LIABILITIES AND
           STOCKHOLDERS' EQUITY
Current liabilities:
Current portion--long-term obligations....  $      --  $ 13,854   $     291     $     --     $     --    $  14,145
Accounts payable..........................         --       318      36,493        6,342           --       43,153
Accrued incentives and advertising........         --     1,200      28,507        2,594           --       32,301
Accrued compensation......................         --       417      21,646        1,110           --       23,173
Accrued interest..........................         --       564      12,074           95           --       12,733
Other accrued expenses....................        534       420      24,235          911           --       26,100
                                            ---------  --------   ---------     --------     --------    ---------
                                                  534    16,773     123,246       11,052           --      151,605
Long-term obligations.....................     31,497   630,749      13,951           --           --      676,197
Other noncurrent liabilities..............     11,491        --      27,629        2,065           --       41,185
Deferred income taxes.....................     (2,194)      736      21,644        3,169           --       23,355
Stockholders' equity......................   (121,389)  (93,863)     99,656       22,284      (28,077)    (121,389)
                                            ---------  --------   ---------     --------     --------    ---------
Total liabilities and stockholders' equity  $ (80,061) $554,395   $ 286,126     $ 38,570     $(28,077)   $ 770,953
                                            =========  ========   =========     ========     ========    =========

                               SEALY CORPORATION

         SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENTS OF OPERATIONS

                         YEAR ENDED NOVEMBER 26, 2000
                                (in thousands)

                                                                                   Combined
                                                           Sealy      Combined       Non-
                                                 Sealy    Mattress   Guarantor    Guarantor
                                              Corporation Company   Subsidiaries Subsidiaries Eliminations Consolidated
                                              ----------- --------  ------------ ------------ ------------ ------------
Net sales--Non-Affiliates....................  $     --   $ 48,330    $816,037     $102,073     $(14,514)   $  951,926
Net sales--Affiliates........................        --         --     149,616           --           --       149,616
                                               --------   --------    --------     --------     --------    ----------
      Total net sales........................        --     48,330     965,653      102,073      (14,514)    1,101,542
Costs and expenses:
   Cost of goods sold--Non-Affiliates........        --     30,674     446,768       62,045      (14,514)      524,973
   Cost of goods sold--Affiliates............        --         --      78,881           --           --        78,881
                                               --------   --------    --------     --------     --------    ----------
      Total cost of goods sold...............        --     30,674     525,649       62,045      (14,514)      603,854
   Selling, general and administrative.......       180     14,570     311,617       28,225           --       354,592
   Stock based compensation..................     6,797         --          --           --           --         6,797
   Amortization of intangibles...............        --        397      11,624          844           --        12,865
   Interest expense, net.....................     3,841     62,897        (646)        (249)          --        65,843
   Minority interest.........................        --         --          --          219           --           219
   Loss (income) from equity investees.......   (33,751)   (34,641)         --           --       68,392            --
   Loss (income) from non-guarantor
    equity investees.........................        --        636      (6,761)          --        6,125            --
   Capital charge and intercompany interest
    allocation...............................    (3,939)   (59,727)     64,124         (458)          --            --
                                               --------   --------    --------     --------     --------    ----------
Income (loss) before income taxes............    26,872     33,524      60,046       11,447      (74,517)       57,372
Income taxes.................................    (3,268)      (227)     25,186        5,541           --        27,232
                                               --------   --------    --------     --------     --------    ----------
Net income (loss)............................  $ 30,140   $ 33,751    $ 34,860     $  5,906     $(74,517)   $   30,140
                                               ========   ========    ========     ========     ========    ==========

                               SEALY CORPORATION

         SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENTS OF OPERATIONS

                         YEAR ENDED NOVEMBER 28, 1999
                                (in thousands)

                                                                                   Combined
                                                           Sealy      Combined       Non-
                                                 Sealy    Mattress   Guarantor    Guarantor
                                              Corporation Company   Subsidiaries Subsidiaries Eliminations Consolidated
                                              ----------- --------  ------------ ------------ ------------ ------------
Net sales--Non-Affiliates....................  $     --   $ 39,454    $837,474     $78,387      $(14,649)    $940,666
Net sales--Affiliates........................        --         --      45,041          --            --       45,041
                                               --------   --------    --------     -------      --------     --------
      Total net sales........................        --     39,454     882,515      78,387       (14,649)     985,707
Costs and expenses:
   Cost of goods sold--Non-Affiliates........        --     24,400     461,694      49,323       (14,649)     520,768
   Cost of goods sold--Affiliates............        --         --      23,401          --            --       23,401
                                               --------   --------    --------     -------      --------     --------
      Total cost of goods sold...............        --     24,400     485,095      49,323       (14,649)     544,169
   Selling, general and administrative.......       184     11,000     294,728      18,700            --      324,612
   Stock based compensation..................     6,664         --          --          --            --        6,664
   Amortization of intangibles...............        --        398      11,578         905            --       12,881
   Interest expense, net.....................     3,648     60,730       1,166        (545)           --       64,999
   Loss (income) from equity investees.......   (13,551)   (12,721)         --          --        26,272           --
   Loss (income) from non-guarantor
    equity investees.........................        --     (1,592)     (2,735)         --         4,327           --
   Capital charge and intercompany interest
    allocation...............................   (13,169)   (56,332)     67,492       2,009            --           --
                                               --------   --------    --------     -------      --------     --------
Income (loss) before income taxes............    16,224     13,571      25,191       7,995       (30,599)      32,382
Income taxes.................................       403         20      12,470       3,668            --       16,561
                                               --------   --------    --------     -------      --------     --------
Net income (loss)............................  $ 15,821   $ 13,551    $ 12,721     $ 4,327      $(30,599)    $ 15,821
                                               ========   ========    ========     =======      ========     ========

                               SEALY CORPORATION

         SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENTS OF OPERATIONS

                         YEAR ENDED NOVEMBER 29, 1998
                                (in thousands)

                                                                                     Combined
                                                             Sealy      Combined       Non-
                                                   Sealy    Mattress   Guarantor    Guarantor
                                                Corporation Company   Subsidiaries Subsidiaries Eliminations Consolidated
                                                ----------- --------  ------------ ------------ ------------ ------------
Net sales......................................  $     --   $ 42,472    $792,878     $73,265      $(17,313)    $891,302
Costs and expenses:
   Cost of goods sold..........................        --     26,973     448,186      45,538       (17,197)     503,500
   Selling, general and administrative.........       717     13,434     265,859      20,346            --      300,356
   Loss on net assets held for sale and other
    write-downs................................        --        229      10,158         247            --       10,634
   Compensation associated with
    recapitalization...........................    17,114        332          --       1,440            --       18,886
   Amortization of intangibles.................        --        411      11,684         934            --       13,029
   Interest expense, net.......................     4,967     62,504         245        (265)           --       67,451
   Loss (income) from equity investees.........     3,136      1,894          --          --        (5,030)          --
   Loss (income) from non-guarantor
    equity investees...........................        --        (27)     (2,417)         --         2,444           --
   Capital charge and intercompany interest
    allocation.................................   (10,279)   (59,656)     69,935          --            --           --
                                                 --------   --------    --------     -------      --------     --------
Income (loss) before income taxes,
 extraordinary item and cumulative effect of
 a change in accounting principle..............   (15,655)    (3,622)    (10,772)      5,025         2,470      (22,554)
Income taxes...................................     3,581       (486)     (8,878)      2,581          (116)      (3,318)
                                                 --------   --------    --------     -------      --------     --------
Income (loss) before extraordinary item........   (19,236)    (3,136)     (1,894)      2,444         2,586      (19,236)
Extraordinary item.............................    14,537         --          --          --            --       14,537
                                                 --------   --------    --------     -------      --------     --------
Net income (loss)..............................  $(33,773)  $ (3,136)   $ (1,894)    $ 2,444      $  2,586     $(33,773)
                                                 ========   ========    ========     =======      ========     ========

                               SEALY CORPORATION

         SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOWS

                         YEAR ENDED NOVEMBER 26, 2000
                                (in thousands)

                                                                                    Combined
                                                            Sealy      Combined       Non-
                                                  Sealy    Mattress   Guarantor    Guarantor
                                               Corporation Company   Subsidiaries Subsidiaries Eliminations Consolidated
                                               ----------- --------  ------------ ------------ ------------ ------------
Net cash provided by operating activities.....    $ --     $    485    $ 59,223     $10,472        $ --       $ 70,180
                                                  ----     --------    --------     -------        ----       --------
Cash flows from investing activities:
   Purchase of property, plant and
    equipment.................................      --          (80)    (21,709)     (2,300)         --        (24,089)
   Proceeds from sale of property, plant and
    equipment.................................      --           --          95          --          --             95
   Acquisition of business, net of cash
    acquired..................................      --      (10,834)         --      (9,113)         --        (19,947)
   Net activity in investment in and
    advances to (from) subsidiaries and
    affiliates................................      --       29,424     (36,841)      7,417          --             --
                                                  ----     --------    --------     -------        ----       --------
   Net proceeds provided by (used in)
    investing activities......................      --       18,510     (58,455)     (3,996)         --        (43,941)
Cash flows from financing activities:
   Repayment of long-term
    obligations, net..........................      --      (18,654)       (316)         --          --        (18,970)
                                                  ----     --------    --------     -------        ----       --------
Net cash used in financing activities.........      --      (18,654)       (316)         --          --        (18,970)
                                                  ----     --------    --------     -------        ----       --------
Change in cash and cash equivalents...........      --          341         452       6,476          --          7,269
Cash and cash equivalents:
   Beginning of period........................      --           13       6,220       4,612          --         10,845
                                                  ----     --------    --------     -------        ----       --------
   End of period..............................    $ --     $    354    $  6,672     $11,088        $ --       $ 18,114
                                                  ====     ========    ========     =======        ====       ========

                               SEALY CORPORATION

         SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOWS

                         YEAR ENDED NOVEMBER 28, 1999
                                (in thousands)

                                                                               Combined
                                                       Sealy      Combined       Non-
                                             Sealy    Mattress   Guarantor    Guarantor
                                          Corporation Company   Subsidiaries Subsidiaries Eliminations Consolidated
                                          ----------- --------  ------------ ------------ ------------ ------------
Net cash provided by operating activities    $ --     $    543    $ 54,810     $    650       $--        $ 56,003
                                             ----     --------    --------     --------       ---        --------
Cash flows from investing activities:
   Purchase of property, plant and
    equipment............................      --         (250)    (15,795)         (39)       --         (16,084)
   Proceeds from sale of property,
    plant and equipment..................      --           --         840           --        --             840
   Investment in affiliates..............      --           --          --      (27,794)       --         (27,794)
   Net activity in investment in and
    advances to (from) subsidiaries
    and affiliates.......................      68       14,573     (44,386)      29,745        --              --
                                             ----     --------    --------     --------       ---        --------
   Net proceeds provided by (used in)
    investing activities.................      68       14,323     (59,341)       1,912        --         (43,038)
Cash flows from financing activities:
   Treasury stock repurchase.............     (85)          --          --           --        --             (85)
   Proceeds (repayment) of long-term
    obligations, net.....................      --      (14,875)      1,589           --        --         (13,286)
   Equity issuances......................      17           --          --           --        --              17
                                             ----     --------    --------     --------       ---        --------
Net cash provided by (used in) financing
 activities..............................     (68)     (14,875)      1,589           --        --         (13,354)
                                             ----     --------    --------     --------       ---        --------
Change in cash and cash equivalents......      --           (9)     (2,942)       2,562        --            (389)
Cash and cash equivalents:
   Beginning of period...................      --           22       9,162        2,050        --          11,234
                                             ----     --------    --------     --------       ---        --------
   End of period.........................    $ --     $     13    $  6,220     $  4,612        --        $ 10,845
                                             ====     ========    ========     ========       ===        ========

                               SEALY CORPORATION

         SUPPLEMENTAL CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOWS

                         YEAR ENDED NOVEMBER 29, 1998
                                (in thousands)

                                                                                    Combined
                                                           Sealy       Combined       Non-
                                                 Sealy    Mattress    Guarantor    Guarantor
                                              Corporation Company    Subsidiaries Subsidiaries Eliminations Consolidated
                                              ----------- ---------  ------------ ------------ ------------ ------------
Net cash provided by (used in) operating
 activities..................................  $    (478) $  (1,923)   $ 56,210     $  (176)      $(603)     $  53,030
                                               ---------  ---------    --------     -------       -----      ---------
   Cash flows from investing activities:
     Purchase of property, plant and
      equipment..............................         --       (203)    (32,909)         --          --        (33,112)
   Proceeds from sale of property,
    plant and equipment......................         --         --         216          --          --            216
   Net activity in investment in and
    advances to (from) subsidiaries
    and affiliates...........................    637,473   (607,445)    (28,882)     (1,749)        603             --
                                               ---------  ---------    --------     -------       -----      ---------
      Net proceeds provided by (used in)
       investing activities..................    637,473   (607,648)    (61,575)     (1,749)        603        (32,896)

Cash flows from financing activities:
   Treasury stock............................   (413,078)        --          --          --          --       (413,078)
   Repayment of long-term obligations,
    net......................................   (330,000)   642,122      12,653          --          --        324,775
   Equity issuances..........................    121,444         --          --          --          --        121,444
   Costs associated with tender offer of
    prior debt...............................    (15,361)        --          --          --          --        (15,361)
   Debt issuance costs.......................         --    (32,549)       (188)         --          --        (32,737)
                                               ---------  ---------    --------     -------       -----      ---------
Net cash provided by (used in) financing
 activities..................................   (636,995)   609,573      12,465          --          --        (14,957)
                                               ---------  ---------    --------     -------       -----      ---------
Change in cash and cash equivalents..........         --          2       7,100      (1,925)         --          5,177
Cash and cash equivalents:
   Beginning of period.......................         --         20       2,062       3,975          --          6,057
                                               ---------  ---------    --------     -------       -----      ---------
   End of period.............................  $      --  $      22    $  9,162     $ 2,050       $  --      $  11,234
                                               =========  =========    ========     =======       =====      =========

                               SEALY CORPORATION

             UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     (In thousands, except per share data)

                                                                                         Six Months Six Months
                                                                                           Ended      Ended
                                                                                          May 27,    May 28,
                                                                                            2001       2000
                                                                                         ---------- ----------
Net sales--Non-Affiliates...............................................................  $465,428   $451,721
Net sales--Affiliates...................................................................    73,381     68,973
                                                                                          --------   --------
       Total net sales..................................................................   538,809    520,694
Costs and expenses:
   Cost of goods sold--Non-Affiliates...................................................   264,337    250,245
   Cost of goods sold--Affiliates.......................................................    38,888     36,373
                                                                                          --------   --------
       Total cost of goods sold.........................................................   303,225    286,618
   Selling, general and administrative..................................................   181,887    169,653
   Stock based compensation.............................................................       500      1,980
   Restructuring charge.................................................................     1,183         --
   Amortization of intangibles..........................................................     7,023      6,356
                                                                                          --------   --------
Income from operations..................................................................    44,991     56,087
   Interest expense, net................................................................    35,090     32,372
   Other (income) expense, net (Note 5).................................................    (2,134)      (144)
                                                                                          --------   --------
Income before income tax expense, extraordinary item and cumulative effect of change
  in accounting principle...............................................................    12,035     23,859
Income tax expense......................................................................     5,857     10,734
                                                                                          --------   --------
Income before extraordinary item and cumulative effect of change in accounting principle     6,178     13,125
Extraordinary item--loss from early extinguishment of debt (net of income tax benefit of
  $452) (Note 4)........................................................................       679         --
Cumulative effect of change in accounting principle (net of income tax expense of $101).      (152)        --
                                                                                          --------   --------
Net income..............................................................................     5,651     13,125
Liquidation preference for common L&M shares............................................     8,144      7,404
                                                                                          --------   --------
Net income (loss) available to common shareholders......................................  $ (2,493)  $  5,721
                                                                                          ========   ========
Earnings per share--basic:
   Income before extraordinary item and cumulative effect of change in accounting
     principle..........................................................................  $   0.20   $   0.42
   Extraordinary item...................................................................     (0.02)        --
   Cumulative effect of change in accounting principle..................................        --         --
                                                                                          --------   --------
   Net income...........................................................................      0.18       0.42
   Liquidation preference for common L & M shares.......................................     (0.26)     (0.24)
                                                                                          --------   --------
   Net income (loss) available to common shareholders...................................  $  (0.08)  $   0.18
                                                                                          ========   ========
Earnings per share--diluted:
   Income before extraordinary item and cumulative effect of change in accounting
     principle..........................................................................  $   0.20   $   0.38
   Extraordinary item...................................................................     (0.02)        --
   Cumulative effect of change in accounting principle..................................        --         --
                                                                                          --------   --------
   Net income...........................................................................      0.18       0.38
   Liquidation preference for common L & M shares.......................................     (0.26)     (0.22)
                                                                                          --------   --------
   Net income (loss) available to common shareholders...................................  $  (0.08)  $   0.16
                                                                                          ========   ========
Weighted average number of common shares outstanding:
   Basic................................................................................    30,916     31,485
   Diluted..............................................................................    30,916     34,212

See accompanying notes to unaudited condensed consolidated financial statements.

                               SEALY CORPORATION

                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                (In thousands)

                                                May 27,   November 26,
                                                 2001        2000*
                                               ---------  ------------
                    ASSETS
Current assets:
   Cash and cash equivalents.................. $  16,565   $  18,114
   Accounts receivable--Non-Affiliates, net...   145,783     115,673
   Accounts receivable--Affiliates, net.......    31,108      29,816
   Inventories................................    63,298      51,872
   Prepaid expenses and deferred taxes........    33,845      24,351
                                               ---------   ---------
                                                 290,599     239,826
Property, plant and equipment, at cost........   262,190     227,520
Less: accumulated depreciation................   (78,338)    (70,437)
                                               ---------   ---------
                                                 183,852     157,083
Other assets:
   Goodwill and other intangibles, net........   383,455     375,238
   Investment in affiliates...................    28,112      30,519
   Debt issuance costs, net, and other assets.    36,273      27,349
                                               ---------   ---------
                                                 447,840     433,106
                                               ---------   ---------
                                               $ 922,291   $ 830,015
                                               =========   =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Current portion of long-term obligations... $   3,038   $  34,373
   Accounts payable...........................    79,732      57,687
   Accrued interest...........................    16,897      12,664
   Accrued incentives and advertising.........    40,412      38,257
   Accrued compensation.......................    15,543      24,128
   Stock based compensation...................        --      10,699
   Other accrued expenses.....................    32,063      30,213
                                               ---------   ---------
                                                 187,685     208,021
Long-term obligations.........................   763,712     651,810
Other noncurrent liabilities..................    44,668      38,169
Deferred income taxes.........................    21,864      23,801
Minority interest.............................     1,588       1,504

Stockholders' equity (deficit):
   Common stock...............................       317         315
   Additional paid-in capital.................   146,706     134,547
   Accumulated deficit........................  (210,221)   (215,872)
   Accumulated other comprehensive loss.......   (21,765)    (12,195)
   Common stock held in treasury, at cost.....   (12,263)        (85)
                                               ---------   ---------
                                                 (97,226)    (93,290)
                                               ---------   ---------
                                               $ 922,291   $ 830,015
                                               =========   =========

--------
* Condensed from audited financial statements.

See accompanying notes to unaudited condensed consolidated financial statements.

                               SEALY CORPORATION

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In thousands)

                                                                Six Months Six Months
                                                                  Ended      Ended
                                                                 May 27,    May 28,
                                                                   2001       2000
                                                                ---------- ----------
Net cash (used in) provided by operating activities............  $(18,393)  $42,166
Investing activities:
   Purchase of property and equipment, net.....................    (9,816)   (8,742)
   Acquisition of Sapsa Bedding S.A., net of cash acquired.....   (30,285)       --
                                                                 --------   -------
       Net cash used in investing activities...................   (40,101)   (8,742)
                                                                 --------   -------
Financing activities:
   Treasury stock repurchase...................................   (12,178)       --
   Proceeds from issuance of long-term notes...................   127,500        --
   Repayments of long-term obligations, net....................   (54,033)   (5,693)
   Equity issuance.............................................     1,462        --
   Debt issuance costs.........................................    (5,806)       --
                                                                 --------   -------
       Net cash provided by (used in) financing activities.....    56,945    (5,693)
                                                                 --------   -------
Change in cash and cash equivalents............................    (1,549)   27,731
Cash and cash equivalents:
   Beginning of period.........................................    18,114    10,845
                                                                 --------   -------
   End of period...............................................  $ 16,565   $38,576
                                                                 ========   =======
Selected noncash items:
   Non-cash compensation.......................................  $    500   $ 1,980
   Depreciation................................................     8,154     7,090
Non-cash interest expense associated with:
   Junior Subordinated Notes...................................     2,163     1,918
   Debt issuance costs.........................................     2,227     2,130
   Discount on Senior Subordinated Notes.......................     5,534     5,036

See accompanying notes to unaudited condensed consolidated financial statements.

                               SEALY CORPORATION

        NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                         Six months ended May 27, 2001

NOTE 1--BASIS OF PRESENTATION

   This report covers Sealy Corporation and its subsidiaries (collectively, "Sealy" or the "Company").

   The accompanying unaudited condensed consolidated financial statements should be read together with the Company's Annual Report on Form 10-K for the year ended November 26, 2000.

   The accompanying unaudited condensed consolidated financial statements contain all adjustments which, in the opinion of management, are necessary to present fairly the financial position of the Company at May 27, 2001, and its results of operations and cash flows for the periods presented herein. All adjustments in the periods presented herein are normal and recurring in nature.

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amount of assets and liabilities and disclosures on contingent assets and liabilities at the end of the quarter and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

   The Company regularly assesses all of its long-lived assets and investments for impairment when events or circumstances indicate their carrying value may not be recoverable. The Company believes no such impairment existed at May 27, 2001.

   Certain reclassifications of previously reported financial information were made to conform to the 2001 presentation.

NOTE 2--INVENTORIES

   The major components of inventories were as follows:

                                               May 27, November 26,
                                                2001       2000
                                               ------- ------------
                                                  (In thousands)
            Raw materials..................... $32,068   $29,360
            Work in process...................  20,866    15,665
            Finished goods....................  10,364     6,847
                                               -------   -------
                                               $63,298   $51,872
                                               =======   =======

NOTE 3--ACQUISITION OF SAPSA BEDDING S.A.

   On April 6, 2001, the Company acquired the outstanding capital stock of Sapsa Bedding, S.A., of Paris France for $31.3 million, including costs associated with the acquisition. Sapsa, with primary locations in Paris, France and Milan, Italy, manufactures and sells latex bedding and bedding products to retailers and wholesalers in Europe. Sapsa also sells latex mattress cores and pillows to other manufacturers which sell the finished products under their own trademark. As part of the purchase price, EUR 3.0 million (approximately $2.5 million) is being held in escrow pursuant to the Share Sale Agreement. The Company recorded the acquisition using the purchase method of accounting and, accordingly, the purchase price has been preliminarily allocated to the assets acquired and liabilities assumed based on the estimated fair market values. As a result of the preliminary purchase price allocation, the Company recorded $16.2 million in goodwill and other intangibles to be amortized primarily over a 20 year period.

                               SEALY CORPORATION

                         Six months ended May 27, 2001


                    Cash paid........................ $31.3
                    Fair value of liabilities assumed  40.8
                                                      -----
                    Purchase price...................  72.1
                    Fair value of assets acquired....  55.9
                                                      -----
                    Goodwill......................... $16.2
                                                      =====

   Due to the immateriality of the acquisition to the Company's balance sheet and statement of operations, no pro forma disclosures are considered necessary.

NOTE 4--LONG-TERM OBLIGATIONS

   On April 10, 2001, the Company completed a private placement of $125 million of 9.875% senior subordinated notes. These notes, which are due and payable on December 15, 2007 require semi-annual interest payments commencing June 15, 2001. The proceeds from the placement were used to repay existing bank debt. As a result, the Company recognized an extraordinary loss on the write-off of a portion of the previous debt issuance costs of $0.7 million (net of a $0.5 million tax benefit).

NOTE 5--OTHER (INCOME) EXPENSE, NET

   In May 2001, the Company and one of its licensees terminated its existing contract that allowed the licensee to manufacture and sell certain products under the Sealy brand name and entered into a new agreement for the sale of certain other Sealy branded products. In conjunction with the termination of the license agreement, Sealy will receive a $4.6 million termination fee which is recorded as other income.

   Other (income) expense, net also includes the equity in the (earnings) loss of equity investees and minority interest.

NOTE 6--RESTRUCTURING CHARGE

   During the first quarter of 2001, the Company commenced a plan to shutdown its Memphis facility and recorded a $0.5 million charge primarily for severance. The Company ceased operations in the second quarter of 2001 and is actively pursuing the sale of the facility. During the first quarter of 2001, the Company also recorded a $0.7 million charge for severance related to a management reorganization. All payments related to these charges are expected to be made by the end of fiscal 2001.

NOTE 7--RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

   FAS 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, requires that all derivatives be recorded on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives are either offset against the change in the fair value of assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value is immediately recognized in earnings. The Company adopted FAS 133 on November 27, 2000 and recorded a $0.2 million gain net of income tax expense which is recorded in the condensed consolidated unaudited statements of income as a cumulative effect of change in accounting principle.

   The Securities and Exchange Commission staff issued Staff Accounting Bulletin No. 101 (SAB 101), "Revenue Recognition in Financial Statements", which, among other guidance, clarifies certain conditions to be met in order to recognize revenue. The Company adopted SAB 101 effective November 27, 2000. The adoption did not have any effect on the Company's revenue recognition policy.

                               SEALY CORPORATION

                         Six months ended May 27, 2001


   On June 29, 2001, the Financial Accounting Standards Board approved the issuance of FAS 141, "Business Combinations," and FAS 142, "Goodwill and Other Intangible Assets." FAS 141 eliminates the pooling-of-interests method of accounting for business combinations except for qualifying business combinations that were initiated prior to July 1, 2001. FAS 141 also changes the criteria to recognize intangible assets apart from goodwill. The requirements of FAS 141 are effective for any business combination accounted for by the purchase method that is completed after June 30, 2001.

   FAS 142 supersedes APB Opinion 17, "Intangible Assets," which required that goodwill and intangible assets be amortized over a life not to exceed 40 years. It also carries forward APB 17's provisions related to internally developed intangible assets without the FASB's reconsideration. Under FAS 142, goodwill and indefinite lived intangible assets are no longer amortized but are reviewed annually, or more frequently if impairment indicators arise, for impairment. Companies are required to adopt FAS 142 in their fiscal year beginning after December 15, 2001 (the Company's fiscal 2003). Early adoption is permitted for companies with fiscal years beginning after March 15, 2001, provided that their first quarter financial statements have not been issued. In all cases, FAS 142 must be adopted as of the beginning of a fiscal year. We are currently evaluating FAS 142 and have not yet determined what the effect of the adoption will have on our earnings or the financial position.

   At the April 18-19, 2001 EITF meeting, the EITF reached a consensus that creates a presumption that all consideration paid by a vendor to a reseller should be classified as reduction of revenue in the vendor's income statement (instead of expense) unless certain criteria are met. This consensus generally would continue the accounting for cooperative advertising as a selling expense. The consensus only addresses the vendor's income statement classification of consideration paid to retailers and does not address when recognition should occur. This consensus is effective for fiscal quarters beginning after December 15, 2001 (the Company's second quarter of fiscal 2002). Although we do not believe the effects will be significant, we are currently evaluating the consensus and have not yet determined what the effect of the adoption will have on our financial statements.

NOTE 8--HEDGING STRATEGY

   The Company has entered into interest rate swap agreements that effectively convert a portion of its floating-rate debt to a fixed-rate basis through December 2006, thereby hedging against the impact of interest rate changes on future interest expense (forecasted cash flows). Use of hedging contracts allows the Company to reduce its overall exposure to interest rate changes, since gains and losses on these contracts will offset losses and gains on the transactions being hedged. The Company formally documents all hedged transactions and hedging instruments, and assesses, both at inception of the contract and on an ongoing basis, whether the hedging instruments are effective in offsetting changes in cash flows of the hedged transaction. At May 27, 2001, $350.9 million of the Company's outstanding long-term debt was designated as the hedged items to the interest rate swap agreements. The fair values of the interest rate agreements are estimated by obtaining quotes from brokers and are the estimated amounts that the Company would receive or pay to terminate the agreements at the reporting date, taking into consideration current interest rates and the current creditworthiness of the counterparties. At May 27, 2001, the fair value carrying amounts of these instruments was a liability of $7.5 million that was recorded as a loss in accumulated other comprehensive loss.

   To protect against the reduction in value of forecasted foreign currency cash flows resulting from purchases in a foreign currency, the Company has instituted a forecasted cash flow hedging program. The Company hedges portions of its purchases denominated in foreign currencies with forward contracts and currency options and collars. At May 27, 2001, the Company had a currency collar on 20.0 million Canadian dollars and options to sell 35.0 million Mexican pesos. The value of those positions was not material.

                               SEALY CORPORATION

                         Six months ended May 27, 2001



NOTE 9--NET INCOME PER COMMON SHARE

   The following table sets forth the computation of basic and diluted earnings per share (in thousands):

                                                                 Three months      Six months
                                                                    ended            ended
                                                               ---------------- ----------------
                                                               May 27,  May 28, May 27,  May 28,
                                                                2001     2000    2001     2000
                                                               -------  ------- -------  -------
Numerator:
   Income before extraordinary item and cumulative effect of
     change in accounting principle........................... $ 1,395  $ 7,568 $ 6,178  $13,125
   Extraordinary item.........................................     679       --     679       --
   Cumulative effect of change in accounting principle........      --       --    (152)      --
                                                               -------  ------- -------  -------
   Net income.................................................     716    7,568   5,651   13,125
Liquidation preference for common L&M shares..................   4,072    3,702   8,144    7,404
                                                               -------  ------- -------  -------
Net income (loss) available to common shareholders............ $(3,356) $ 3,866 $(2,493) $ 5,721
                                                               =======  ======= =======  =======
Denominator:
   Denominator for basic earnings per share--weighted average
     shares...................................................  30,733   31,485  30,916   31,485
Effect of dilutive securities:
   Stock options..............................................       *    2,785       *    2,727
                                                               -------  ------- -------  -------
Denominator for diluted earnings per share--adjusted weighted-
  average shares and assumed conversions......................  30,733   34,270  30,916   34,212
                                                               =======  ======= =======  =======

--------
* The dilutive securities are antidilutive for the three and six months ended May 27, 2001.

NOTE 10--COMPREHENSIVE INCOME

   Total comprehensive income (loss) for the three and six months ended May 27, 2001 was ($4.1) million and ($3.9) million and for the three and six months ended May 28, 2000 was $6.1 million and $12.2 million, respectively.

   Activity in Stockholders' Equity is as follows (dollar amounts in thousands):

                                                                                              Accumulated
                                       Current Year         Additional                           Other
                                       Comprehensive Common  Paid-in   Accumulated Treasury  Comprehensive
                                       Income(Loss)  Stock   Capital     Deficit    Stock        Loss       Total
                                       ------------- ------ ---------- ----------- --------  ------------- --------
Balance at November 26, 2000..........                $315   $134,547   $(215,872) $    (85)   $(12,195)   $(93,290)
   Net income for the six months
    ended May 27, 2001................    $ 5,651                           5,651                             5,651
   Purchase of stock held by
    executive subject to mandatory
    repurchase provisions ............                         10,699               (10,699)
   Exercise of stock options..........                   2      1,460                                         1,462
   Purchase of treasury stock.........                                               (1,479)                 (1,479)
   Change in fair value of cash flow
    hedges............................     (7,532)                                               (7,532)     (7,532)
   Foreign currency translation
    adjustment........................     (2,038)                                               (2,038)     (2,038)
                                          -------     ----   --------   ---------  --------    --------    --------
Balance at May 27, 2001...............    $(3,919)    $317   $146,706   $(210,221) $(12,263)   $(21,765)   $(97,226)
                                          =======     ====   ========   =========  ========    ========    ========

                               SEALY CORPORATION

                         Six months ended May 27, 2001

NOTE 11--CONTINGENCIES

   The Company is currently conducting an environmental cleanup at a formerly owned facility in South Brunswick, New Jersey pursuant to the New Jersey Industrial Site Recovery Act. The Company and one of its subsidiaries are parties to an Administrative Consent Order issued by the New Jersey Department of Environmental Protection. Pursuant to that order, the Company and its subsidiary agreed to conduct soil and groundwater remediation at the property. The Company does not believe that its manufacturing processes were the source of contamination. The Company sold the property in 1997. The Company and its subsidiary retained primary responsibility for the required remediation. The Company has completed essentially all soil remediation with the New Jersey Department of Environmental Protection approval, and have concluded a pilot test of groundwater remediation system.

   The Company is also remediating soil and groundwater contamination at an inactive facility located in Oakville, Connecticut. Although the Company is conducting the remediation voluntarily, it obtained Connecticut Department of Environmental Protection approval of the remediation plan. The Company has completed essentially all soil remediation under the remediation plan and is currently monitoring groundwater at the site. The Company believes the contamination is attributable to the manufacturing operations of previous unaffiliated occupants of the facility.

   While the Company cannot predict the ultimate timing or costs of the South Brunswick and Oakville remediation, based on facts currently known, the Company believes that the accruals recorded are adequate and does not believe the resolution of these matters will have a material adverse effect on the financial position or future operations of the Company; however, in the event of an adverse decision, these matters could have a material adverse effect.

   The Company has been identified as a potential responsible party pursuant to the Comprehensive Environmental Response Compensation and Liability Act with regard to two waste disposal sites and under analogous state legislation with regard to a third. Although liability under these statutes is generally joint and several, as a practical matter, liability is usually allocated among all financially responsible parties. Based on the nature and quantity of the Company's wastes, the Company believes that liability at each of these sites in unlikely to be material.

NOTE 12--RELATED PARTY TRANSACTIONS

   As of May 27, 2001 and May 28, 2000, respectively, the Company has made year-to-date sales of $68.6 million and $64.1 million of finished mattress products pursuant to multi-year supply contracts to affiliated and related parties of Bain Capital, Inc., the Company's largest stockholder. The Company believes that the terms on which mattresses are supplied to related parties are not materially less favorable than those that might reasonably be obtained in a comparable transaction on an arm's-length basis from a person that is not an affiliate or related party. Certain of the Company's affiliates subject to multi-year supply agreements are currently renegotiating their credit agreements due to recent operating performance. One of the affiliates and the Company have negotiated to allow the affiliate to defer payment of a portion of trade receivables owed to the Company (approximately $10 million) while renegotiating the credit agreement. While there can be no assurance, the Company believes the affiliate will be successful in renegotiating its credit agreement. Additionally, as part of these renegotiations, the Company is considering alternatives that modify sales terms and conditions and existing trade indebtedness with the affiliate as well as possible further cash investment into such affiliate. Further discussions are currently ongoing with the Company's affiliates. The Company is unable to predict with certainty

                               SEALY CORPORATION

                         Six months ended May 27, 2001

when or if negotiations will be completed. The Company believes that adequate allowances have been established for any potential losses on those trade receivables in the event the affiliates are unsuccessful in renegotiating the current credit agreements or obtaining alternate financing.

   In January 2001, pursuant to an employment agreement, an executive of the Company transferred 891,630 shares of the Company's Class A common stock for $10.7 million to the Company. Separately and in connection with the management reoganization discussed in Note 6, the Company acquired 118,072 shares of Class A common stock for $1.5 million from two executives of the Company upon separation from the Company.

NOTE 13--SEGMENT INFORMATION

   The Company operates predominately in one industry segment, that being the manufacture and marketing of conventional bedding.

NOTE 14--GUARANTOR/NON-GUARANTOR FINANCIAL INFORMATION

   The Parent and each of the Guarantor Subsidiaries has fully and unconditionally guaranteed, on a joint and several basis, the obligation to pay principal and interest with respect to the Senior Subordinated and Senior Subordinated Discount Notes (collectively, the ''Notes'') of Sealy Mattress Company (the ''Issuer''). Substantially all of the Issuer's operating income and cash flow is generated by its subsidiaries. As a result, funds necessary to meet the Issuer's debt service obligations are provided in part by distributions or advances from its subsidiaries. Under certain circumstances, contractual and legal restrictions, as well as the financial condition and operating requirements of the Issuer's subsidiaries, could limit the Issuer's ability to obtain cash from its subsidiaries for the purpose of meeting its debt service obligations, including the payment of principal and interest on the Notes. Although holders of the Notes will be direct creditors of the Issuer's principal direct subsidiaries by virtue of the guarantees, the Issuer has subsidiaries (''Non-Guarantor Subsidiaries'') that are not included among the Guarantor Subsidiaries, and such subsidiaries will not be obligated with respect to the Notes. As a result, the claims of creditors of the Non-Guarantor Subsidiaries will effectively have priority with respect to the assets and earnings of such companies over the claims of creditors of the Issuer, including the holders of the Notes.

   The following supplemental consolidating condensed financial statements present:

    1. Consolidating condensed balance sheets as of May 27, 2001 and November 26, 2000 and consolidating condensed statements of operations and cash flows for the six months ended May 27, 2001 and May 28, 2000 and the consolidated condensed statements of operations for the three months ended May 27, 2001 and May 28, 2000.

    2. Sealy Corporation (the ''Parent'' and a ''guarantor''), Sealy Mattress Company (the ''Issuer''), combined Guarantor Subsidiaries and combined Non-Guarantor Subsidiaries with their investments in subsidiaries accounted for using the equity method.

    3. Elimination entries necessary to consolidate the Parent and all of its subsidiaries.

   Separate financial statements of each of the Guarantor Subsidiaries are not presented because Management believes that these financial statements would not be material to investors.

                               SEALY CORPORATION

    SUPPLEMENTAL UNAUDITED CONSOLIDATING CONDENSED STATEMENTS OF OPERATIONS

                         Six Months Ended May 27, 2001
                                (in thousands)

                                                       Sealy      Combined     Combined
                                             Sealy    Mattress   Guarantor   Non-Guarantor
                                          Corporation Company   Subsidiaries Subsidiaries  Eliminations Consolidated
                                          ----------- --------  ------------ ------------- ------------ ------------
Net sales--Non-Affiliates................   $    --   $ 24,826    $375,888      $71,774      $ (7,060)    $465,428
Net sales--Affiliates....................        --         --      73,381           --            --       73,381
                                            -------   --------    --------      -------      --------     --------
      Total net sales....................        --     24,826     449,269       71,774        (7,060)     538,809
Costs and expenses:
   Cost of goods sold--Non-Affiliates....        --     16,609     210,093       44,695        (7,060)     264,337
   Cost of goods sold-- Affiliates.......        --         --      38,888           --            --       38,888
                                            -------   --------    --------      -------      --------     --------
      Total cost of goods sold...........        --     16,609     248,981       44,695        (7,060)     303,225
   Selling, general and administrative...        90      7,668     153,329       20,800            --      181,887
   Stock based compensation..............       500         --          --           --            --          500
   Restructuring Charges.................        --         --       1,183           --            --        1,183
   Amortization of intangibles...........        --        181       6,074          768            --        7,023
                                            -------   --------    --------      -------      --------     --------
Income from operations...................      (590)       368      39,702        5,511            --       44,991
   Interest expense, net.................     2,280     32,594          29          187            --       35,090
   Other (income) expense, net...........        --         --      (4,625)       2,491            --       (2,134)
   Loss (income) from equity investees...    (5,908)    (5,989)         --           --        11,897           --
   Loss (income) from nonguarantor
    equity investees.....................        --     (1,245)       (446)          --         1,691           --
   Capital charge and intercompany
    interest allocation..................    (2,370)   (30,964)     33,568         (234)           --           --
                                            -------   --------    --------      -------      --------     --------
Income (loss) before income taxes and
 extraordinary item and cumulative
 effect of change in accounting
 principle...............................     5,408      5,972      11,176        3,067       (13,588)      12,035
Income tax expense (benefit).............      (243)      (392)      5,116        1,376            --        5,857
                                            -------   --------    --------      -------      --------     --------
Income (loss) before extraordinary item
 and cumulative effect of change in
 accounting principle....................     5,651      6,364       6,060        1,691       (13,588)       6,178
Extraordinary item--loss from early
 extinguishment of debt..................        --        608          71           --            --          679
Cumulative effect of change in accounting
 principle...............................        --       (152)         --           --            --         (152)
                                            -------   --------    --------      -------      --------     --------
Net income (loss)........................   $ 5,651   $  5,908    $  5,989      $ 1,691      $(13,588)    $  5,651
                                            =======   ========    ========      =======      ========     ========

                               SEALY CORPORATION

    SUPPLEMENTAL UNAUDITED CONSOLIDATING CONDENSED STATEMENTS OF OPERATIONS

                         Six Months Ended May 28, 2000
                                (in thousands)

                                                                                   Combined
                                                           Sealy      Combined       Non-
                                                 Sealy    Mattress   Guarantor    Guarantor
                                              Corporation Company   Subsidiaries Subsidiaries Eliminations Consolidated
                                              ----------- --------  ------------ ------------ ------------ ------------
Net sales--Non-Affiliates....................  $     --   $ 21,365    $394,056     $43,444      $ (7,144)    $451,721
Net sales--Affiliates........................        --         --      68,973          --            --       68,973
                                               --------   --------    --------     -------      --------     --------
      Total net sales........................        --     21,365     463,029      43,444        (7,144)     520,694
Costs and expenses:
   Cost of goods sold--Non-Affiliates........        --     13,507     217,286      26,596        (7,144)     250,245
   Cost of goods sold--Affiliates............        --         --      36,373          --            --       36,373
                                               --------   --------    --------     -------      --------     --------
      Total cost of goods sold...............        --     13,507     253,659      26,596        (7,144)     286,618
   Selling, general and administrative.......        76      6,391     151,025      12,161                    169,653
   Stock based compensation..................     1,980         --          --          --            --        1,980
   Amortization of intangibles...............        --        199       5,771         386            --        6,356
                                               --------   --------    --------     -------      --------     --------
Income from operations.......................    (2,056)     1,268      52,574       4,301            --       56,087
   Interest expense, net.....................     1,895     31,365        (705)       (183)           --       32,372
   Other (income) expense, net...............        --         --        (144)         --            --         (144)
   Loss (income) from equity investees.......   (14,214)   (16,877)         --          --        31,091           --
   Loss (income) from nonguarantor equity
    investees................................        --      2,445      (4,651)         --         2,206           --
   Capital charge and intercompany interest
    allocation...............................    (1,971)   (29,702)     31,200         473            --           --
                                               --------   --------    --------     -------      --------     --------
Income (loss) before income taxes............    12,234     14,037      26,874       4,011       (33,297)      23,859
Income tax expense (benefit).................      (891)      (177)      9,997       1,805            --       10,734
                                               --------   --------    --------     -------      --------     --------
Net income (loss)............................  $ 13,125   $ 14,214    $ 16,877     $ 2,206      $(33,297)    $ 13,125
                                               ========   ========    ========     =======      ========     ========

                               SEALY CORPORATION

         SUPPLEMENTAL UNAUDITED CONSOLIDATING CONDENSED BALANCE SHEET

                                 May 27, 2001
                                (in thousands)

                                                                                    Combined
                                                            Sealy      Combined       Non-
                                                  Sealy    Mattress   Guarantor    Guarantor
                                               Corporation Company   Subsidiaries Subsidiaries Eliminations Consolidated
                                               ----------- --------  ------------ ------------ ------------ ------------
                   ASSETS
Current assets:
   Cash and cash equivalents..................  $     --   $    424   $  11,236     $  4,905    $      --     $ 16,565
   Accounts receivable--Non-Affiliates,
    net.......................................         4      5,712      98,959       41,108           --      145,783
   Accounts receivable--Affiliates, net.......        --         --      31,108           --           --       31,108
   Inventories................................        --      3,104      42,101       18,093           --       63,298
   Prepaids and deferred taxes................     2,093        436      21,343        9,973           --       33,845
                                                --------   --------   ---------     --------    ---------     --------
                                                   2,097      9,676     204,747       74,079           --      290,599
Property, plant and equipment, at cost........        --      9,770     205,859       46,561           --      262,190
Less: accumulated depreciation................        --     (2,230)    (71,438)      (4,670)          --      (78,338)
                                                --------   --------   ---------     --------    ---------     --------
                                                      --      7,540     134,421       41,891           --      183,852

Other assets:
   Goodwill and other intangibles, net........        --     12,395     327,817       43,243           --      383,455
   Net investment in and advances to
    (from) subsidiaries and affiliates........   (56,631)   609,070    (394,418)     (48,190)    (109,831)          --
   Investment in affiliates...................        --         --          --       28,112           --       28,112
   Debt issuance costs, net and other assets..       154     22,634      12,724          761           --       36,273
                                                --------   --------   ---------     --------    ---------     --------
                                                 (56,477)   644,099     (53,877)      23,926     (109,831)     447,840
                                                --------   --------   ---------     --------    ---------     --------
      Total assets............................  $(54,380)  $661,315   $ 285,291     $139,896    $(109,831)    $922,291
                                                ========   ========   =========     ========    =========     ========

       LIABILITIES AND STOCKHOLDERS'
              EQUITY (DEFICIT)
Current liabilities:
   Current portion--long-term obligation......  $     --   $  1,500   $      --     $  1,538    $      --     $  3,038
   Accounts payable...........................        --        448      44,443       34,841           --       79,732
   Accrued interest...........................        --        833      15,933          131           --       16,897
   Accrued incentives and advertising.........        --      1,189      35,669        3,554           --       40,412
   Accrued compensation.......................        --        546      10,570        4,427           --       15,543
   Other accrued expenses.....................       112      1,766      23,610        6,575           --       32,063
                                                --------   --------   ---------     --------    ---------     --------
                                                     112      6,282     130,225       51,066           --      187,685

Long-term debt................................    37,668    710,545         112       15,387           --      763,712
Other noncurrent liabilities..................     8,354      7,532      24,321        4,461           --       44,668
Deferred income taxes.........................    (3,288)       732      19,620        4,800           --       21,864
Minority interest.............................        --         --          --        1,588           --        1,588
Stockholders' equity (deficit)................   (97,226)   (63,776)    111,013       62,594     (109,831)     (97,226)
                                                --------   --------   ---------     --------    ---------     --------
      Total liabilities and stockholders'
       equity (deficit).......................  $(54,380)  $661,315   $ 285,291     $139,896    $(109,831)    $922,291
                                                ========   ========   =========     ========    =========     ========

                               SEALY CORPORATION

         SUPPLEMENTAL UNAUDITED CONSOLIDATING CONDENSED BALANCE SHEET

                               November 26, 2000
                                (in thousands)

                                                                                  Consolidated
                                                            Sealy      Combined       Non-
                                                  Sealy    Mattress   Guarantor    Guarantor
                                               Corporation Company   Subsidiaries Subsidiaries Eliminations Consolidated
                                               ----------- --------  ------------ ------------ ------------ ------------
                 ASSETS
Current assets:
   Cash and cash equivalents..................  $     --   $    354   $   6,672     $ 11,088    $      --     $ 18,114
   Accounts receivable--Non-Affiliates,
    net.......................................        34      5,603      87,155       22,881           --      115,673
   Accounts receivable--Affiliates, net.......        --         --      29,816           --           --       29,816
   Inventories................................        --      1,744      42,643        7,485           --       51,872
   Prepaid expenses and other assets..........     1,477        411      17,069        5,394           --       24,351
                                                --------   --------   ---------     --------    ---------     --------
                                                   1,511      8,112     183,355       46,848           --      239,826
Property, plant and equipment, at cost........        --      9,547     198,203       19,770           --      227,520
Less accumulated depreciation.................        --      1,938      64,762        3,737           --       70,437
                                                --------   --------   ---------     --------    ---------     --------
                                                      --      7,609     133,441       16,033           --      157,083

Other assets:
   Goodwill and other intangibles, net........        --     13,256     333,167       28,815           --      375,238
   Net investment in and advances to
    (from) subsidiaries and affiliates........   (44,613)   529,908    (316,056)     (39,788)    (129,451)          --
   Investment in affiliates...................        --         --          --       30,519           --       30,519
   Debt issuance costs, net and
    other assets..............................       813     20,193       6,163          180           --       27,349
                                                --------   --------   ---------     --------    ---------     --------
                                                 (43,800)   563,357      23,274       19,726     (129,451)     433,106
                                                --------   --------   ---------     --------    ---------     --------
      Total assets............................  $(42,289)  $579,078   $ 340,070     $ 82,607    $(129,451)    $830,015
                                                ========   ========   =========     ========    =========     ========

             LIABILITIES AND
          STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion--long-term
    obligations                                 $     --   $ 33,813   $     359     $    201    $      --     $ 34,373
   Accounts payable...........................        --        634      45,567       11,486           --       57,687
   Accrued incentives and advertising.........        --      1,451      33,482        3,324           --       38,257
   Accrued compensation.......................        --        571      21,493        2,064           --       24,128
   Accrued interest...........................        --        633      12,117          (86)          --       12,664
   Stock based compensation...................    10,699         --          --           --           --       10,699
   Other accrued expenses.....................        82        915      25,028        4,188           --       30,213
                                                --------   --------   ---------     --------    ---------     --------
                                                  10,781     38,017     138,046       21,177           --      208,021
Long-term obligations.........................    35,505    602,481      13,673          151           --      651,810
Other noncurrent liabilities..................     8,002         --      28,798        1,369           --       38,169
Deferred income taxes.........................    (3,287)       732      21,333        5,023           --       23,801
Minority interest.............................        --         --          --        1,504           --        1,504
Stockholders' equity..........................   (93,290)   (62,152)    138,220       53,383     (129,451)     (93,290)
                                                --------   --------   ---------     --------    ---------     --------
      Total liabilities and stockholders'
       equity.................................  $(42,289)  $579,078   $ 340,070     $ 82,607    $(129,451)    $830,015
                                                ========   ========   =========     ========    =========     ========

                               SEALY CORPORATION

    SUPPLEMENTAL UNAUDITED CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOWS

                         Six Months Ended May 27, 2001
                                (in thousands)

                                                                                  Combined
                                                          Sealy      Combined       Non-
                                                Sealy    Mattress   Guarantor    Guarantor
                                             Corporation Company   Subsidiaries Subsidiaries Eliminations Consolidated
                                             ----------- --------  ------------ ------------ ------------ ------------
Net cash used in operating activities.......  $     --   $   (139)   $ (6,200)    $(12,054)       $--       $(18,393)
                                              --------   --------    --------     --------       ----       --------
Cash flows from investing activities:.......
   Purchase of property and equipment, net..        --       (224)     (8,178)      (1,414)        --         (9,816)
   Acquisition of business, net of cash
    acquired................................        --         --          --      (30,285)        --        (30,285)
   Net activity in investment in and
    advances to (from) subsidiaries and
    affiliates..............................    10,716    (67,338)     32,974       23,648         --             --
                                              --------   --------    --------     --------       ----       --------
Net proceeds provided by (used in) investing
 activities.................................    10,716    (67,562)     24,796       (8,051)        --        (40,101)
Cash flows from financing activities:.......
   Treasury stock repurchase................   (12,178)        --          --           --         --        (12,178)
   Proceeds from repayment of long-term
    obligations, net........................        --    127,500          --           --         --        127,500
   Repayment of long-term obligations, net..        --    (54,150)    (14,032)      14,149         --        (54,033)
   Equity issuances.........................     1,462         --          --           --         --          1,462
   Debt issuance costs......................        --     (5,579)         --         (227)        --         (5,806)
                                              --------   --------    --------     --------       ----       --------
      Net cash provided by (used in)
       financing activities.................   (10,716)    67,771     (14,032)      13,922         --         56,945
                                              --------   --------    --------     --------       ----       --------
Change in cash and cash equivalents.........        --         70       4,564       (6,183)        --         (1,549)
Cash and cash equivalents:..................
   Beginning of period......................        --        354       6,672       11,088         --         18,114
                                              --------   --------    --------     --------       ----       --------
   End of period............................  $     --   $    424    $ 11,236     $  4,905        $--       $ 16,565
                                              --------   --------    --------     --------       ----       --------

                               SEALY CORPORATION

    SUPPLEMENTAL UNAUDITED CONSOLIDATING CONDENSED STATEMENTS OF CASH FLOWS

                         Six Months Ended May 28, 2000
                                (in thousands)

                                                                                 Combined
                                                          Sealy     Combined       Non-
                                                Sealy    Mattress  Guarantor    Guarantor
                                             Corporation Company  Subsidiaries Subsidiaries Eliminations Consolidated
                                             ----------- -------- ------------ ------------ ------------ ------------
Net cash provided by (used in) operating
 activities.................................    $ --     $   962    $ 44,113     $(2,909)       $ --       $42,166
                                                ----     -------    --------     -------        ----       -------
Cash flows from investing activities:
   Purchase of property and equipment, net..      --         (27)     (7,465)     (1,250)         --        (8,742)
   Net activity in investment in and
    advances to (from) subsidiaries and
    affiliates..............................      --       4,610      (8,691)      4,081          --            --
                                                ----     -------    --------     -------        ----       -------
Net proceeds provided by (used in) investing
 activities.................................      --       4,583     (16,156)      2,831          --        (8,742)
Cash flows from financing activities:
   Proceeds from repayment of long-term
    obligations, net........................      --      (5,550)       (143)         --          --        (5,693)
   Net equity activity with Parent..........      --          --          --          --          --            --
                                                ----     -------    --------     -------        ----       -------
      Net cash provided by (used in)
       financing activities.................      --      (5,550)       (143)         --          --        (5,693)
                                                ----     -------    --------     -------        ----       -------
Change in cash and cash equivalents.........      --          (5)     27,814         (78)         --        27,731
Cash and cash equivalents:
   Beginning of period......................      --          13       6,220       4,612          --        10,845
                                                ----     -------    --------     -------        ----       -------
   End of period............................    $ --     $     8    $ 34,034     $ 4,534        $ --       $38,576
                                                ====     =======    ========     =======        ====       =======

                    --------------------------------------
                    --------------------------------------

   We have not authorized any dealer, salesperson or other person to give any information or to represent anything to you other an the information contained in this prospectus. You must not rely on any unauthorized information or representations.

   This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who can not legally be offered the securities.

   The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our affairs are the same as described or that the information in this prospectus is correct, nor do we imply those things by delivering this prospectus or selling securities to you.

   Until      , 2001, all dealers that buy, sell or trade the exchange notes may be required to deliver a prospectus, regardless of whether they are participating in the offering. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                    --------------------------------------
                    --------------------------------------
                    --------------------------------------
                    --------------------------------------

                                 $125,000,000

                            Sealy Mattress Company

                                9.875% Series C
                           Senior Subordinated Notes
                             due December 15, 2007

                               -----------------

                                  PROSPECTUS

                               -----------------


                    --------------------------------------
                    --------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Sealy Mattress Company is a corporation organized under the laws of the State of Ohio.

   The Company's Certificate of Incorporation provides for the indemnification of directors and officers of the Company to the fullest extent permitted by the General Corporation Law of the State of Ohio, as it currently exists or may hereafter be amended.

   The Company is incorporated under the laws of the State of Ohio. Section 1701.13 of the General Corporation Law of the State of Ohio, inter alia, ("Section 1701.13") provides that an Ohio corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise. The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. An Ohio corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise. The indemnity may include expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification is permitted (i) without judicial approval if the person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation or (ii) with respect to any action or suit in which the only liability asserted against a director is pursuant to unlawful loans, dividends, or distribution of assets (Section 1701.95). Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses, including attorney's fees, which such officer or director has actually and reasonably incurred.

   Section 1701.13 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would have the power to indemnify him under
Section 1701.13.

   The Company maintains and has in effect insurance policies covering all of the Company's directors and officers against some liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

Item 21. Exhibits and Financial Statements Schedules.

  (a)  Exhibits.

      See Exhibit Index.

  (b)  Financial Statement Schedules.

   All schedules have been omitted because they are not applicable or because the required information is shown in the financial statements or notes thereto.

Item 22. Undertakings.

   The undersigned registrant hereby undertakes:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

      (d) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of the chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

      (e) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

      (f) (i) that is filed pursuant to paragraph (e) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes that:

      (a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Sealy Mattress Company has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, North Carolina on August 13, 2001.

                                                     SEALY MATTRESS COMPANY

                                                     By:   /s/ RONALD L. JONES
                                                         -----------------------
                                                             Ronald L. Jones
                                                         Chief Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Kenneth L. Walker and Richard D. Moss and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on August 13, 2001.

                Signatures                     Capacity
                ----------                     --------

            /S/ RONALD L. JONES  Chief Executive Officer and Director
           ---------------------
             (Ronald L. Jones)

             /S/ E. LEE WYATT    Chief Financial Officer
           ---------------------
              (E. Lee Wyatt)

           /S/ KENNETH L. WALKER Secretary
           ---------------------
            (Kenneth L. Walker)

            /S/ JOSH BEKENSTEIN  Director
           ---------------------
             (Josh Bekenstein)

                                  SIGNATURES


                           /S/ PAUL EDGERLEY   Director
                         ---------------------
                            (Paul Edgerley)

                         /S/ ANDREW S. JANOWER Director
                         ---------------------
                          (Andrew S. Janower)

                          /S/ JOE L. GONZALEZ  Director
                         ---------------------
                           (Joe L. Gonzalez)

                         /S/ JAMES W. JOHNSTON Director
                         ---------------------
                          (James W. Johnston)

                           /s/ STEVEN BARNES   Director
                         ---------------------
                            (Steven Barnes)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Sealy Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, North Carolina on August 13, 2001.

                                   SEALY CORPORATION

                                   By:           /S/ KENNETH L. WALKER
                                       -----------------------------------------
                                                   Kenneth L. Walker
                                       Corporate Vice President, General Counsel
                                                     and Secretary

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Kenneth L. Walker and Richard D. Moss and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on August 13, 2001.

                 Signatures                   Capacity
                 ----------                   --------

            /S/ KENNETH L. WALKER Corporate Vice President, General --------------------- Counsel and Secretary
             (Kenneth L. Walker)

             /S/ RICHARD D. MOSS  Vice President and Treasurer
            ---------------------
              (Richard D. Moss)

             /S/ RONALD L. JONES  Director
            ---------------------
              (Ronald L. Jones)

             /S/ JOSH BEKENSTEIN  Director
            ---------------------
              (Josh Bekenstein)

                                  SIGNATURES


                           /S/ PAUL EDGERLEY   Director
                         ---------------------
                            (Paul Edgerley)

                         /S/ ANDREW S. JANOWER Director
                         ---------------------
                          (Andrew S. Janower)

                          /S/ JOE L. GONZALEZ  Director
                         ---------------------
                           (Joe L. Gonzalez)

                         /S/ JAMES W. JOHNSTON Director
                         ---------------------
                          (James W. Johnston)

                           /S/ STEVEN BARNES   Director
                         ---------------------
                            (Steven Barnes)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Ohio-Sealy Mattress Manufacturing Company, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, North Carolina on August 13, 2001.

                      OHIO-SEALY MATTRESS
                      MANUFACTURING COMPANY, INC.

                      By:      /S/ KENNETH L. WALKER
                          --------------------------------
                                 Kenneth L. Walker
                          Vice President, General Counsel,
                               Secretary and Director

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Kenneth L. Walker and Richard D. Moss and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on August 13, 2001.

                  Signatures                   Capacity
                  ----------                   --------

             /S/ KENNETH L. WALKER Vice President, General Counsel,
             ---------------------   Secretary and Director
              (Kenneth L. Walker)

              /S/ RICHARD D. MOSS  Vice President, Treasurer
             ---------------------
               (Richard D. Moss)

              /S/ RONALD L. JONES  Director
             ---------------------
               (Ronald L. Jones)

               /S/ E. LEE WYATT    Director
             ---------------------
                (E. Lee Wyatt)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Ohio-Sealy Mattress Manufacturing Co. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, North Carolina on August 13, 2001.

                      OHIO-SEALY MATTRESS
                      MANUFACTURING CO.

                      By:      /S/ KENNETH L. WALKER
                          --------------------------------
                                 Kenneth L. Walker
                          Vice President, General Counsel,
                               Secretary and Director

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Kenneth L. Walker and Richard D. Moss and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on August 13, 2001.

                  Signatures                   Capacity
                  ----------                   --------

             /S/ KENNETH L. WALKER Vice President, General Counsel,
             ---------------------   Secretary and Director
              (Kenneth L. Walker)

              /S/ RICHARD D. MOSS  Vice President, Treasurer
             ---------------------
               (Richard D. Moss)

              /S/ RONALD L. JONES  Director
             ---------------------
               (Ronald L. Jones)

               /S/ E. LEE WYATT    Director
             ---------------------
                (E. Lee Wyatt)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Sealy Mattress Company of Puerto Rico has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, North Carolina on August 13, 2001.

                                            SEALY MATTRESS COMPANY OF
                                            PUERTO RICO

                                            By:      /S/ KENNETH L. WALKER
                                                --------------------------------
                                                       Kenneth L. Walker
                                                Vice President, General Counsel,
                                                     Secretary and Director

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Kenneth L. Walker and Richard D. Moss and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on August 13, 2001.

                  Signatures                   Capacity
                  ----------                   --------

             /S/ KENNETH L. WALKER Vice President, General Counsel,
             ---------------------   Secretary and Director
              (Kenneth L. Walker)

              /S/ RICHARD D. MOSS  Vice President, Treasurer
             ---------------------
               (Richard D. Moss)

              /S/ RONALD L. JONES  Director
             ---------------------
               (Ronald L. Jones)

               /S/ E. LEE WYATT    Director
             ---------------------
                (E. Lee Wyatt)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Sealy Mattress Company of Michigan, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, North Carolina on August 13, 2001.

                                            SEALY MATTRESS COMPANY OF
                                            MICHIGAN, INC.

                                            By:      /S/ KENNETH L. WALKER
                                                --------------------------------
                                                       Kenneth L. Walker
                                                Vice President, General Counsel,
                                                     Secretary and Director

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Kenneth L. Walker and Richard D. Moss and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on August 13, 2001.

                  Signatures                   Capacity
                  ----------                   --------

             /S/ KENNETH L. WALKER Vice President, General Counsel,
             ---------------------   Secretary and Director
              (Kenneth L. Walker)

              /S/ RICHARD D. MOSS  Vice President, Treasurer
             ---------------------
               (Richard D. Moss)

              /S/ RONALD L. JONES  Director
             ---------------------
               (Ronald L. Jones)

               /S/ E. LEE WYATT    Director
             ---------------------
                (E. Lee Wyatt)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Sealy Mattress Company of Kansas City, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, North Carolina on August 13, 2001.

                      SEALY MATTRESS COMPANY OF
                      KANSAS CITY, INC.

                      By:      /S/ KENNETH L. WALKER
                          --------------------------------
                                 Kenneth L. Walker
                          Vice President, General Counsel,
                               Secretary and Director

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Kenneth L. Walker and Richard D. Moss and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on August 13, 2001.

                  Signatures                   Capacity
                  ----------                   --------

             /S/ KENNETH L. WALKER Vice President, General Counsel,
             ---------------------   Secretary and Director
              (Kenneth L. Walker)

              /S/ RICHARD D. MOSS  Vice President, Treasurer
             ---------------------
               (Richard D. Moss)

              /S/ RONALD L. JONES  Director
             ---------------------
               (Ronald L. Jones)

               /S/ E. LEE WYATT    Director
             ---------------------
                (E. Lee Wyatt)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Sealy of Maryland and Virginia has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, North Carolina on August 13, 2001.

                                            SEALY OF MARYLAND AND VIRGINIA, INC.

                                            By:      /S/ KENNETH L. WALKER
                                                --------------------------------
                                                       Kenneth L. Walker
                                                Vice President, General Counsel,
                                                     Secretary and Director

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Kenneth L. Walker and Richard D. Moss and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on August 13, 2001.

                  Signatures                   Capacity
                  ----------                   --------

             /S/ KENNETH L. WALKER Vice President, General Counsel,
             ---------------------   Secretary and Director
              (Kenneth L. Walker)

              /S/ RICHARD D. MOSS  Vice President, Treasurer
             ---------------------
               (Richard D. Moss)

              /S/ RONALD L. JONES  Director
             ---------------------
               (Ronald L. Jones)

               /S/ E. LEE WYATT    Director
             ---------------------
                (E. Lee Wyatt)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Sealy Mattress Company of Illinois has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, North Carolina on August 13, 2001.

                      SEALY MATTRESS COMPANY OF ILLINOIS

                      By:  /S/ KENNETH L. WALKER
                          --------------------------------
                          Kenneth L. Walker
                          Vice President, General Counsel,
                          Secretary and Director

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Kenneth L. Walker and Richard D. Moss and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on August 13, 2001.

                 Signatures                   Capacity
                 ----------                   --------

            /S/ KENNETH L. WALKER  Vice President, General Counsel,
            ---------------------    Secretary and Director
             (Kenneth L. Walker)

             /S/ RICHARD D. MOSS   Vice President, Treasurer
            ---------------------
              (Richard D. Moss)

             /S/ RONALD L. JONES   Director
            ---------------------
              (Ronald L. Jones)

              /S/ E. LEE WYATT     Director
            ---------------------
               (E. Lee Wyatt)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, A. Brandwein & Company has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, North Carolina on August 13, 2001.

                                          A. BRANDWEIN & COMPANY

                                             /S/ KENNETH L. WALKER
                                          By: _________________________________
                                             Kenneth L. Walker
                                             Vice President, General Counsel,
                                             Secretary and Director

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Kenneth L. Walker and Richard D. Moss and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on August 13, 2001.

                 Signatures                   Capacity
                 ----------                   --------

            /S/ KENNETH L. WALKER  Vice President, General Counsel,
            ---------------------    Secretary and Director
             (Kenneth L. Walker)

             /S/ RICHARD D. MOSS   Vice President, Treasurer
            ---------------------
              (Richard D. Moss)

             /S/ RONALD L. JONES   Director
            ---------------------
              (Ronald L. Jones)

              /S/ E. LEE WYATT     Director
            ---------------------
               (E. Lee Wyatt)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Sealy Mattress Company of Albany, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, North Carolina on August 13, 2001.

                                          SEALY MATTRESS COMPANY OF ALBANY,
                                            INC.

                                             /S/ KENNETH L. WALKER
                                          By: _________________________________
                                             Kenneth L. Walker
                                             Vice President, General Counsel,
                                             Secretary and Director

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Kenneth L. Walker and Richard D. Moss and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on August 13, 2001.

                 Signatures                   Capacity
                 ----------                   --------

            /S/ KENNETH L. WALKER  Vice President, General Counsel,
            ---------------------    Secretary and Director
             (Kenneth L. Walker)

             /S/ RICHARD D. MOSS   Vice President, Treasurer
            ---------------------
              (Richard D. Moss)

             /S/ RONALD L. JONES   Director
            ---------------------
              (Ronald L. Jones)

              /S/ E. LEE WYATT     Director
            ---------------------
               (E. Lee Wyatt)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Sealy of Minnesota, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, North Carolina on August 13, 2001.

                                          SEALY OF MINNESOTA, INC.

                                          /S/ KENNETH L. WALKER
                                          By: _________________________________
                                          Kenneth L. Walker
                                          Vice President, General Counsel,
                                          Secretary and Director

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Kenneth L. Walker and Richard D. Moss and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on August 13, 2001.

                 Signatures                   Capacity
                 ----------                   --------

            /S/ KENNETH L. WALKER  Vice President, General Counsel,
            ---------------------    Secretary and Director
             (Kenneth L. Walker)

             /S/ RICHARD D. MOSS   Vice President, Treasurer
            ---------------------
              (Richard D. Moss)

             /S/ RONALD L. JONES   Director
            ---------------------
              (Ronald L. Jones)

              /S/ E. LEE WYATT     Director
            ---------------------
               (E. Lee Wyatt)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Sealy Mattress Company of Memphis has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, North Carolina on August 13, 2001.

                                          SEALY MATTRESS COMPANY OF MEMPHIS

                                          /S/ KENNETH L. WALKER
                                          By: _________________________________
                                          Kenneth L. Walker
                                          Vice President, General Counsel,
                                          Secretary and Director

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Kenneth L. Walker and Richard D. Moss and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on August 13, 2001.

                 Signatures                   Capacity
                 ----------                   --------

            /S/ KENNETH L. WALKER  Vice President, General Counsel,
            ---------------------    Secretary and Director
             (Kenneth L. Walker)

             /S/ RICHARD D. MOSS   Vice President, Treasurer
            ---------------------
              (Richard D. Moss)

             /S/ RONALD L. JONES   Director
            ---------------------
              (Ronald L. Jones)

              /S/ E. LEE WYATT     Director
            ---------------------
               (E. Lee Wyatt)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, The Stearns & Foster Upholstery Furniture Company has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, North Carolina on August 13, 2001.

                      NORTH AMERICAN BEDDING COMPANY

                      By:      /S/ KENNETH L. WALKER
                          --------------------------------
                                 Kenneth L. Walker
                          Vice President, General Counsel,
                               Secretary and Director

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Kenneth L. Walker and Richard D. Moss and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on August 13, 2001.

                  Signatures                   Capacity
                  ----------                   --------

             /S/ KENNETH L. WALKER Vice President, General Counsel,
             ---------------------   Secretary and Director
              (Kenneth L. Walker)

              /S/ RICHARD D. MOSS  Vice President, Treasurer
             ---------------------
               (Richard D. Moss)

              /S/ RONALD L. JONES  Director
             ---------------------
               (Ronald L. Jones)

               /S/ E. LEE WYATT    Director
             ---------------------
                (E. Lee Wyatt)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Sealy, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, North Carolina on August 13, 2001.

                      SEALY, INC.

                      By:      /S/ KENNETH L. WALKER
                          --------------------------------
                                 Kenneth L. Walker
                          Vice President, General Counsel,
                               Secretary and Director

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Kenneth L. Walker and Richard D. Moss and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on August 13, 2001.

                  Signatures                   Capacity
                  ----------                   --------

             /S/ KENNETH L. WALKER Vice President, General Counsel,
             ---------------------   Secretary and Director
              (Kenneth L. Walker)

              /S/ RICHARD D. MOSS  Vice President, Treasurer
             ---------------------
               (Richard D. Moss)

              /S/ RONALD L. JONES  Director
             ---------------------
               (Ronald L. Jones)

               /S/ E. LEE WYATT    Director
             ---------------------
                (E. Lee Wyatt)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, The Ohio Mattress Company Licensing and Components Group has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, North Carolina on August 13, 2001.

                      THE OHIO MATTRESS COMPANY LICENSING
                      AND COMPONENTS GROUP

                      By:      /S/ KENNETH L. WALKER
                          --------------------------------
                                 Kenneth L. Walker
                          Vice President, General Counsel,
                               Secretary and Director

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Kenneth L. Walker and Richard D. Moss and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on August 13, 2001.

                  Signatures                   Capacity
                  ----------                   --------

             /S/ KENNETH L. WALKER Vice President, General Counsel,
             ---------------------   Secretary and Director
              (Kenneth L. Walker)

              /S/ RICHARD D. MOSS  Vice President, Treasurer
             ---------------------
               (Richard D. Moss)

              /S/ RONALD L. JONES  Director
             ---------------------
               (Ronald L. Jones)

               /S/ E. LEE WYATT    Director
             ---------------------
                (E. Lee Wyatt)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Sealy Mattress Manufacturing Company, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, North Carolina on August 13, 2001.

                      SEALY MATTRESS MANUFACTURING
                      COMPANY, INC.

                      By:      /S/ KENNETH L. WALKER
                          --------------------------------
                                 Kenneth L. Walker
                          Vice President, General Counsel,
                               Secretary and Director

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Kenneth L. Walker and Richard D. Moss and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on August 13, 2001.

                  Signatures                   Capacity
                  ----------                   --------

             /S/ KENNETH L. WALKER Vice President, General Counsel,
             ---------------------   Secretary and Director
              (Kenneth L. Walker)

              /S/ RICHARD D. MOSS  Vice President, Treasurer
             ---------------------
               (Richard D. Moss)

              /S/ RONALD L. JONES  Director
             ---------------------
               (Ronald L. Jones)

               /S/ E. LEE WYATT    Director
             ---------------------
                (E. Lee Wyatt)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Sealy Korea, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, North Carolina on August 13, 2001.

                      SEALY KOREA, INC.

                      By:      /S/ KENNETH L. WALKER
                          --------------------------------
                                 Kenneth L. Walker
                          Vice President, General Counsel,
                               Secretary and Director

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Kenneth L. Walker and Richard D. Moss and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on August 13, 2001.

                  Signatures                   Capacity
                  ----------                   --------

            /S/ KENNETH L. WALKER  Vice President, General Counsel,
            ----------------------   Secretary and Director
             (Kenneth L. Walker)

             /S/ RICHARD D. MOSS   Vice President, Treasurer
            ----------------------
              (Richard D. Moss)

             /S/ RONALD L. JONES   Director
            ----------------------
              (Ronald L. Jones)

            /S/ LAWRENCE J. ROGERS Director
            ----------------------
             (Lawrence J. Rogers)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Sealy Technology LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, North Carolina on August 13, 2001.

                  SEALY TECHNOLOGY LLC

                  By:  The Ohio Mattress Company Licensing and
                       Components Group
                  Its: Sole Member

                  By:           /S/ KENNETH L. WALKER
                       ---------------------------------------
                                  Kenneth L. Walker
                         Vice President, General Counsel and
                                      Secretary

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Kenneth L. Walker his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on August 13, 2001.


                Signatures                    Capacity
                ----------                    --------

           /S/ KENNETH L. WALKER Vice President, General Counsel and
           ---------------------   Secretary
            (Kenneth L. Walker)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Sealy Real Estate, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, North Carolina on August 13, 2001.

                      SEALY REAL ESTATE, INC.

                      By:      /S/ KENNETH L. WALKER
                          --------------------------------
                                 Kenneth L. Walker
                          Vice President, General Counsel,
                               Secretary and Director

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Kenneth L. Walker and Richard D. Moss and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on August 13, 2001.

                  Signatures                   Capacity
                  ----------                   --------

             /S/ KENNETH L. WALKER Vice President, General Counsel,
             ---------------------   Secretary and Director
              (Kenneth L. Walker)

              /S/ RICHARD D. MOSS  Vice President, Treasurer
             ---------------------
               (Richard D. Moss)

              /S/ RONALD L. JONES  Director
             ---------------------
               (Ronald L. Jones)

               /S/ E. LEE WYATT    Director
             ---------------------
                (E. Lee Wyatt)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Sealy Texas Management, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, North Carolina on August 13, 2001.

                      SEALY TEXAS MANAGEMENT, INC.

                      By:      /S/ KENNETH L. WALKER
                          --------------------------------
                                 Kenneth L. Walker
                          Vice President, General Counsel,
                               Secretary and Director

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Kenneth L. Walker and Richard D. Moss and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on August 13, 2001.

                  Signatures                   Capacity
                  ----------                   --------

             /S/ KENNETH L. WALKER Vice President, General Counsel,
             ---------------------   Secretary and Director
              (Kenneth L. Walker)

              /S/ RICHARD D. MOSS  Vice President, Treasurer
             ---------------------
               (Richard D. Moss)

              /S/ RONALD L. JONES  Director
             ---------------------
               (Ronald L. Jones)

               /S/ E. LEE WYATT    Director
             ---------------------
                (E. Lee Wyatt)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Sealy Texas Holdings LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, North Carolina on August 13, 2001.


                    SEALY TEXAS HOLDINGS LLC

                    By:  Sealy Texas Management, Inc.
                    Its: Sole Member

                    By:         /S/ KENNETH L. WALKER
                         -----------------------------------
                                  Kenneth L. Walker
                         Vice President, General Counsel and
                                      Secretary

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Kenneth L. Walker his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on August 13, 2001.


                Signatures                    Capacity
                ----------                    --------

           /S/ KENNETH L. WALKER Vice President, General Counsel and
           ---------------------   Secretary
            (Kenneth L. Walker)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Sealy Texas L.P. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, North Carolina on August 13, 2001.


                    SEALY TEXAS L.P.

                    By:  Sealy Texas Management, Inc.
                    Its: General Partner

                    By:         /S/ KENNETH L. WALKER
                         -----------------------------------
                                  Kenneth L. Walker
                         Vice President, General Counsel and
                                      Secretary

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Kenneth L. Walker his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on August 13, 2001.


                Signatures                    Capacity
                ----------                    --------

           /S/ KENNETH L. WALKER Vice President, General Counsel and
           ---------------------   Secretary
            (Kenneth L. Walker)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, Western Mattress Company has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trinity, North Carolina on August 13, 2001.

                      WESTERN MATTRESS COMPANY

                      By:      /S/ KENNETH L. WALKER
                          --------------------------------
                                 Kenneth L. Walker
                          Vice President, General Counsel,
                               Secretary and Director

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and Kenneth L. Walker his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the offering which this Registration Statement relates), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 and Power of Attorney have been signed by the following persons in the capacities and on August 13, 2001.

               Signatures                      Capacity
               ----------                      --------

          /S/ KENNETH L. WALKER Vice President, General Counsel,
          ---------------------   Secretary and Director
           (Kenneth L. Walker)

           /S/ RICHARD D. MOSS  Vice President, Treasurer and Director
          ---------------------
            (Richard D. Moss)

            /S/ MARK WOZNIAK    Director
          ---------------------
             (Mark Wozniak)

                                 EXHIBIT INDEX

Exhibit
Number                                         Exhibit Description
------                                         -------------------
  2.1   Agreement and Plan of Merger, dated as of October 30, 1997, by and among the Registrant,
        Sandman Merger Corporation and Zell/Chilmark Fund, L.P. (Incorporated herein by reference,
        Exhibit 2.1, to the Form 8-K filed December 30, 1997 (File No. 1-8738)).

  2.2   First Amendment to the Agreement and Plan of Merger, dated as of December 18, 1997, by and among the Registrant, Sandman Merger Corporation and Zell/Chilmark Fund, L.P. (Incorporated
        herein by reference to, Exhibit 2.2, to the Form 8-K filed December 30, 1997 (File No. 1-8738)).

  3.1   Amended and Restated Certificate of Incorporation of Sealy Mattress Company dated as of June 3,
        1998. (Incorporated herein by reference to, Exhibit 3.1, to Sealy Mattress Company's S-4 (File
        No. 333-48187)).

  3.2   By-Laws of Sealy Mattress Company. (Incorporated herein by reference to, Exhibit 3.2 to Sealy
        Mattress Company's S-4 (File No. 333-48187)).

  3.3   Certificate of Ownership and Merger merging Sealy Holdings, Inc. with and into Sealy Corporation dated as of November 5, 1991. (Incorporated herein by reference to, Exhibit 28.1, to Sealy
        Corporation's Annual Report on Form 10-K for the fiscal year ended November 30, 1991 (File
        No. 1-8738)).

  4.1   Supplemental Indenture by and among Sealy Mattress Company, the Guarantors named therein,
        Goldman, Sachs & Co., Chase Securities Inc., First Union Securities, Inc. and Deutsche Banc Alex.
        Brown Inc.

  4.2   Indenture, dated as of December 18, 1997, by and among Sealy Mattress Company, the Guarantors named therein and The Bank of New York, as trustee, with respect to the Series A and Series B
        9.875% Senior Subordinated Notes due 2007. (Incorporated herein by reference, Exhibit 4.1, to the
        Form 8-K Filed December 30, 1997 (File No. 1-8738)).

  4.3   Indenture, dated as of December 18, 1997, by and among Sealy Mattress Company, the Guarantors named therein and The Bank of New York, as trustee, with respect to the Series A and Series B
        10.875% Senior Subordinated Discount Notes due 2007. (Incorporated herein by reference,
        Exhibit 4.2, to the Form 8-K filed December 30, 1997 (File No. 1-8738)).

  4.4   Second Supplemental Indenture, dated as of December 5, 1997, by and between the Registrant and
        The Bank of New York, as trustee. (Incorporated herein by reference, Exhibit 4.3, to the Form 8-K filed December 30, 1997 (File No. 1-8738)).

  5.1   Opinion of Kirkland & Ellis.

  8.1   Opinion of Kirkland & Ellis as to federal income tax consequences.

 10.1   Purchase Agreement by and among Sealy Mattress Company, Goldman, Sachs & Co., Chase
        Securities Inc., First Union Securities, Inc. Deutsche Banc Alex. Brown Inc. and the Guarantors
        named therein dated April 9, 2001.

 10.2   Registration Rights Agreement by and among Sealy Mattress Company, the Gurantors named therein, Goldman, Sachs & Co., Chase Securities Inc., First Union Securities, Inc. and Deutsche
        Banc Alex. Brown Inc.

 10.3   Sealy Profit Sharing Plan, Amended and Restated Date: December 1, 1989. (Incorporated herein by reference to, Exhibit 10.1, to the Form 10-K for the fiscal year ended November 30, 1995 (File
        No. 1-8738)).

 10.4   Sealy Corporation Bonus Program. (Incorporated herein by reference to, Exhibit 10.5, to the
        Form 10-K for the fiscal year ended November 30, 1995 (File No. 1-8738)).

 10.5   Amendment No. 1 to Sealy Bonus Plan. (Incorporated herein by reference to, Exhibit 10.17 to Sealy
        Corporation's Annual Report on Form 10-K for the fiscal year ended December 1, 1996 (File
        No. 1-8738)).


Exhibit
Number                                          Exhibit Description
------                                          -------------------
 10.6   Amendment No. 1 to Sealy Profit Sharing Plan. (Incorporated herein by reference to, Exhibit 10.21, to Sealy Corporation's Annual Report on Form 10-K for the fiscal year ended December 1, 1996
        (File No. 1-8738)).

 10.7   Amendment No. 2 to Sealy Profit Sharing Plan. (Incorporated herein by reference to, Exhibit 10.22, to Sealy Corporation's Annual Report on Form 10-K for the fiscal year ended December 1, 1996
        (File No. 1-8738)).

 10.8   Stock Option Agreement dated March 4, 1996 by and between Sealy Corporation and Ronald L.
        Jones. (Incorporated herein by reference to, Exhibit 10.23, to Sealy Corporation's Annual Report on
        Form 10-K for the fiscal year ended December 1, 1996 (File No. 1-8738)).

 10.9   Stockholder Agreement dated March 4, 1996 by and among Sealy Corporation and Ronald L. Jones
        (Incorporated herein by reference to, Exhibit 10.26, to Sealy Corporation's Annual Report on
        Form 10-K for the fiscal year ended December 1, 1996 (File No. 1-8738)).

 10.10. Restricted Stock Agreement dated March 4, 1996 by and between Sealy Corporation and Ronald L.
        Jones. (Incorporated herein by reference to, Exhibit 10.27, to Sealy Corporation's Annual Report on
        Form 10-K for the fiscal year ended December 1, 1996 (File No. 1-8738)).

 10.11. Purchase Agreement, dated as of December 11, 1997, by and among Sealy Mattress Company, the
        Guarantors named therein, Goldman, Sachs & Co. (Incorporated herein by reference, Exhibit 10.2, to the Form 8-K filed December 30, 1997 (File No. 1-8738)).

 10.12. Credit Agreement, dated as of December 18, 1997, among Sealy Mattress Company, the Guarantors named therein, Goldman Sachs Credit Partners L.P., as arranger and syndication agent, Morgan
        Guaranty Trust Company of New York, as administrative agent, Bankers Trust Company, as
        Documentation agent, and the other institutions named therein. (Incorporated herein by reference,
        Exhibit 10.4, to the Form 8-K filed December 30, 1997 (File No. 1-8738)).

 10.13. AXEL Credit Agreement, dated as of December 18, 1997, among Sealy Mattress Company, the
        Guarantors named therein, Goldman Sachs Credit Partners L.P., as arranger and syndication agent,
        Morgan Guaranty Trust Company of New York, as administrative agent, Bankers Trust Company, as documentation agent and the other institutions named therein. (Incorporated herein by reference,
        Exhibit 10.5, to the Form 8-K filed December 30, 1997 (File No. 1-8738)).

 10.14. Amended and Restated Employment Agreement, dated as of August 1, 1997, by and between Sealy
        Corporation and Ronald L. Jones. (Incorporated herein by reference, Exhibit 10.6, to the Form 8-K filed December 30, 1997 (File No. 1-8738)).

 10.15. Employment Agreement, dated as of August 25, 1997, by and between Sealy Corporation and Bruce
        G. Barman. (Incorporated herein by reference, Exhibit 10.7, to the Form 8-K filed December 30,
        1997 (File No. 1-8738)).

 10.16. Employment Agreement, dated as of August 25, 1997, by and between Sealy Corporation and
        Jeffrey C. Claypool. (Incorporated herein by reference, Exhibit 10.8, to the Form 8-K filed
        December 30, 1997 (File No. 1-8738)).

 10.17. Employment Agreement, dated as of August 25, 1997, by and between Sealy Corporation and
        Gary T. Fazio. (Incorporated herein by reference, Exhibit 10.9, to the Form 8-K filed December 30,
        1997 (File No. 1-8738)).

 10.18. Employment Agreement, dated as of August 25, 1997, by and between Sealy Corporation and
        Douglas E. Fellmy. (Incorporated herein by reference, Exhibit 10.10, to the Form 8-K filed
        December 30, 1997 (File No. 1-8738)).

 10.19. Employment Agreement dated as of August 25, 1997, by and between Sealy Corporation and
        David J. McIlquham. (Incorporated herein by reference, Exhibit 10.11, to the Form 8-K filed
        December 30, 1997 (File No. 1-8738)).


Exhibit
Number                                          Exhibit Description
------                                          -------------------
 10.20. Employment Agreement, dated as of August 25, 1997, by and between Sealy Corporation and
        Lawrence J. Rogers. (Incorporated herein by reference, Exhibit 10.12, to the Form 8-K filed
        December 30, 1997 (File No. 1-8738)).

 10.21. Amendment to Amended and Restated Employment Agreement and Termination of Stockholders
        Agreement dated as of December 17, 1997, between Ronald L. Jones and the Registrant.
        (Incorporated herein by reference, Exhibit 10.18, to the Form 8-K filed December 30, 1997 (File
        No. 1-8738)).

 10.22. Amendment to Employment Agreements, dated as of December 17, 1997, between the employees named therein and the Registrant. (Incorporated herein by reference, Exhibit 10.19, to the Form 8-K filed December 30, 1997 (File No. 1-8738)).

 10.23. Change in Registrants Certified Accountant, dated March 23, 1998 (File No. 1-8738).

 10.24. Stockholders Agreement dated as of December 18, 1997 by and among Sealy Corporation and the
        Stockholders named therein. (Incorporated herein by reference to Exhibit 10.27 to Sealy Mattress
        Company's Form S-4 Registration Statement filed May 5, 1998 (File No. 1-8738)).

 10.25. Registration Rights Agreement dated as of December 18, 1997 by and among Sealy Corporation and the Stockholders named therein. (Incorporated herein by reference to Exhibit 10. To Sealy Mattress
        Company's Form S-4 Registration Statement filed May 5, 1998 (File No. 1-8738)).

 10.26. Management Services Agreement dated as of December 18, 1997 by and between Sealy Corporation,
        Sealy Mattress and Bain Capital, Inc. (Incorporated herein by reference to Exhibit 10.50 to Sealy
        Mattress Company's Form S-4 Registration Statement filed May 5, 1998 (File No. 1-8738)).

 10.27. First Amendment to Credit Agreement (Incorporated herein by reference, Exhibit 10.1, to the
        Form 8-K filed October 14, 1998 (File No. 1-8738)).

 10.28. Employment Agreement, dated as of October 15, 1998 by and between Sealy Corporation and E. Lee
        Wyatt. (Incorporated herein by reference to, Exhibit 10.53, to Sealy Corporation's Annual Report on
        Form 10-K for the fiscal year ended November 29, 1998 (File No. 1-8738)).

 10.29. Employment Agreement, dated as of October 15, 1998 by and between Sealy Corporation and James
        Goughenour. (Incorporated herein by reference to, Exhibit 10.54, to Sealy Corporation's Annual
        Report on Form 10-K for the fiscal year ended November 29, 1998 (File No. 1-8738)).

 10.30. Employment Agreement, dated as of October 15, 1998 by and between Sealy Corporation and
        Richard Sowerby. (Incorporated herein by reference to, Exhibit 10.55, to Sealy Corporation's Annual
        Report on Form 10-K for the fiscal year ended November 29, 1998 (File No. 1-8738)).

 10.31. Employment Agreement, dated as of December 18, 1998 by and between Sealy Corporation and
        Kenneth L. Walker. (Incorporated herein by reference to, Exhibit 10.56, to Sealy Corporation's
        Annual Report on Form 10-K for the fiscal year ended November 29, 1998 (File No. 1-8738)).

 10.32. Sealy Corporation 1998 Stock Option Plan. (Incorporated herein by reference to Exhibit 10.48, to the
        Form 10-Q Quarterly Report of Sealy Corporation dated April 15, 1998 (File No. 1-8738).

 10.33. Amendment to Employment Agreement dated January 20, 2000 by and between Sealy Corporation and Lawrence J. Rogers.

 10.34. Limited Liability Company Agreement dated June 30, 1999 by and between Sealy, Inc. and Bain
        Capital, Inc., forming Mattress Holdings International, LLC.

 10.35. Amendment No. 2 to Amended and Restated Employment Agreement, dated as of January 30, 2001 by and between Sealy Corporation and Ronald L. Jones.

 10.36. Form of Second Amendment to Credit Agreement.

 10.37. Form of Third Amendment to Credit Agreement.


Exhibit
Number                                         Exhibit Description
------                                         -------------------
 10.38. Form of Fourth Amendment to the Credit Agreement and Third Amendment to the AXEL Credit
        Agreement

 10.39. Sealy Corporation Executive Severance Benefit Plan dated January 25, 1993. (Incorporated herein by reference to, Exhibit 28.6, to Sealy Corporation's Annual Report on Form 10-K for the fiscal year ended November 30, 1992 (File No. 1-8738)).

 11.1   Statement of Computation Ratios.

 21.1   List of Subsidiaries of Sealy Mattress Company.

 23.1   Consent of PricewaterhouseCoopers LLP.

 23.2   Consent of Kirkland & Ellis (included in Exhibit 5.1).

 24.1   Powers of Attorney (included on signature page hereto).

 25.1   Statement of Eligibility of Trustee on Form T-1.

 99.1   Form of Letter of Transmittal.

 99.2   Form of Notice of Guaranteed Delivery.

 99.3   Form of Tender Instructions.


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